As filed with the Securities and Exchange Commission on April 4, 2014	Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

RESEARCH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	11-3797644 (I.R.S. Employer Identification No.)

5435 Balboa Boulevard, Suite 202
Encino, CA 91316
(310) 477-0354

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Urban

Chief Financial Officer

Research Solutions, Inc.

5435 Balboa Boulevard, Suite 202
Encino, CA 91316
(310) 477-0354

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis Wharton, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 (818) 444-4500	Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value per share(2)	$17,250,000.00	$2,221.80
Representative’s Warrant(3)	-	-
Common Stock Underlying Representative’s Warrant(4)	$937,500.00	$120.75
Total	18,187,500.00	$2,342.55

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of common stock that shall be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act.

(4)	The warrants are exercisable at a per share exercise price equal to 125% of the public offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED [●], 2014

[•] Shares

Common Stock

Research Solutions, Inc. is offering [•] shares of its common stock, par value $0.001 per share, in a firm commitment underwritten offering. We expect the public offering price to be $[•] per share.

Our common stock is currently quoted on the OTCQB tier of the OTC Markets Group Inc., under the symbol “RSSS.” On March 31, 2014, the last reported sale price of our common stock on the OTCQB was $1.98. We have applied for listing of our common stock on the NASDAQ Capital Market under the symbol “RSSS,” which listing we expect to occur upon consummation of this offering. In connection with such application, our board of directors has approved an amendment to our Articles of Incorporation, as amended, that would permit a reverse split of our issued and outstanding common stock. If the amendment is approved by our stockholders at a special meeting of our stockholders to be held on April 2, 2014, our board of directors will have the authority to effect a reverse split of our issued and outstanding common stock at a ratio in the range of no less than 1-for-2 and no greater than 1-for-8. No assurance can be given that our application will be approved.

The underwriters have the option to purchase, within 45 days of the date of this prospectus, up to [•] additional shares from us at the public offering price less the underwriting discounts and commissions to cover over-allotments of the shares of our common stock, if any.

Investing in our common stock involves risks. See “Risk Factors” beginning on page [•] to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to Research Solutions, Inc.	$		$

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page [●] of this prospectus for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to [●] additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock against payment therefor on or about [●], 2014.

Aegis Capital Corp.

The date of this prospectus is [●], 2014

You should rely only on the information contained in this prospectus and in any free writing prospectus that we may specifically authorize to be delivered or made available to you. Neither we nor the underwriters have authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States are required to inform themselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Unless otherwise indicated, (i) the terms “Research Solutions,” “we,” “us” and “our” refer to Research Solutions, Inc., a Nevada corporation, and our three wholly-owned subsidiaries Reprints Desk, Inc., a Delaware corporation (“Reprints Desk”), Reprints Desk Latin America S. de R.L. de C.V, an entity organized under the laws of Mexico (“Reprints Desk Latin America”), and Techniques Appliquées aux Arts Graphiques, S.p.A., an entity organized under the laws of France (“TAAG”), and (ii) the term “common stock” refers to the common stock, par value $0.001 per share, of Research Solutions, Inc., a Nevada corporation. The financial information included herein is presented in United States dollars (“US Dollars”), the functional currency of our company. Although the majority of our revenue and costs are in US Dollars, the revenues and costs of TAAG are in Euros, and the costs of Reprints Desk Latin America are in Mexican pesos.

Business Overview

We provide research solutions that facilitate the flow of information from the publishers of scientific, technical, and medical (“STM”) content to enterprise customers in life science and other research intensive organizations around the world. We provide customers with access to hundreds of thousands of newly published articles each year in addition to the tens of millions of existing articles that have been published in the past, helping them to identify the most useful and relevant content for their activities. In addition to serving end users of content, we also serve STM publishers by facilitating compliance with applicable copyright laws. We have developed proprietary software and Internet-based interfaces that allow customers to find, electronically receive and legally use the content that is critical to their research.

We have two reportable diverse geographical concentrations: North American Operations, which consists of Reprints Desk and Reprints Desk Latin America, and France, which consists of TAAG.

We provide three types of services to our customers: Article Galaxy, Reprints and ePrints and Printing and Logistics.

Article Galaxy

Researchers and regulatory personnel in life science and other research intensive organizations generally require single copies of published STM journal articles for use in their research activities. They place orders with us for the articles they need and we source and electronically deliver the requested content to them generally in under an hour. This service is known in the industry as single article delivery or document delivery. We also obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. We have arrangements with numerous content publishers that allow us to distribute their content. The majority of these publishers provide us with electronic access to their content, which allows us to electronically deliver single articles to our customers often in a matter of minutes. Even though single article delivery services are charged on a transactional basis, customer order volume tends to be consistent from month to month in part due to consistent orders of larger customers that require the implementation of our services into their work flow, subject to fluctuations due to the addition or loss of customers.

We deliver the aforementioned services through our Article Galaxy journal article platform (“Article Galaxy”), which consists of proprietary software and Internet-based interfaces that allow customers to initiate orders, manage transactions, obtain reporting, automate authentication, improve seamless connectivity to corporate intranets, and enhance the information resources they already own, or have access to via subscriptions or internal libraries, as well as organize workgroups to collaborate around scientific information.

As a cloud-based software-as-a-service (SaaS) solution, Article Galaxy is deployed as a single system across our entire customer base. Customers access Article Galaxy securely through online web interfaces and via web service APIs, which enable customers to leverage Article Galaxy features and functionality from within proprietary and other 3rd party software systems. Article Galaxy can also be configured to satisfy a customer’s individual preferences in areas such as user experience, business processes, and spend management. As a SaaS solution, Article Galaxy benefits from efficiencies in scalability, stability and development costs, resulting in significant advantages versus multiple instance or installed desktop software alternatives. We leverage these technical efficiencies to fuel rapid innovation and competitive advantage.

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Reprints and ePrints

Marketing departments in life science and other research intensive organizations generally require large quantities of printed copies of published STM journal articles called “Reprints.” They generally supply Reprints to doctors who may prescribe their products and at conferences. We obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. The majority of content publishers print their content in-house and prohibit others from printing their content, however, when not prohibited by the content publisher, we use a third party to print Reprint orders delivered to North American customers, and TAAG to print Reprint orders delivered to mostly European customers. Electronic copies, called “ePrints,” are also used for distribution through the Internet and other electronic mechanisms. We have developed proprietary ePrint software that increase the efficiency of our customers’ content purchases by transitioning from paper reprints to electronic ePrints, and by improving compliance with applicable copyright laws and promotional regulations within the life science industry. Reprints and ePrints are charged on a transactional basis and order volume typically fluctuates from month to month based on customer marketing budgets and the existence of STM journal articles that fit customer requirements.

Printing and Logistics

Our printing and logistics services, performed by TAAG, include a variety of hard copy, professionally printed materials that are used for retail and marketing purposes, including Reprints, as well as regulatory sensitive marketing materials and clinical trial kits. The majority of TAAG’s customers are in France. Only a small percentage of the printing work performed by TAAG is for Reprint orders for our North American operations delivered to mostly European customers. TAAG possesses sufficient operational capacity to handle additional orders from customers.

Competitive Strengths

Services and Technology

We have developed proprietary software and Internet-based interfaces that allow customers to initiate orders, manage transactions, obtain reporting, automate authentication, improve seamless connectivity to corporate intranets, and maximize the information resources they already own, or have access to via subscriptions or internal libraries, as well as organize workgroups to collaborate around scientific information. Our systems integrate into our customers’ corporate intranets and workflows through the Internet, web services and other integration mechanisms. Our services alleviate the need for our customers to develop internal systems or contact multiple content publishers in order to obtain the content that is critical to their research.

Our services are configured to our customers’ needs and provide a personalized yet turnkey solution that covers the full spectrum of customer requirements; from identifying and locating articles, to facilitating copyright compliance, maximization of information resources already owned, electronic storage and monitoring, tracking usage, and automating end-user authentication. We continue to seek ways to enhance the performance of our existing proprietary software and systems and to develop and implement new technologies that expand the available methods of seeking and obtaining content.

Experienced Management Team

Our management team has extensive experience in satisfying customers across the information services and STM publishing industries. Further, our CEO has been an innovator in the space for over 20 years.

Customer Loyalty

The majority of our revenue comes from repeat customers, indicative of our focus on customer satisfaction and quality. A recent study performed by Outsell, an industry research and advisory firm, ranked Reprints Desk first in customer satisfaction (depth and breadth of coverage, fair pricing, and ease of doing business) and loyalty (intention to renew or continue service, and willingness to recommend the service to others).

Industry Presence and Established Relationships

We have a well-established presence and a network of contacts with our customers, STM publishing partners, and others in the information services space. We have existing arrangements with numerous content publishers that allow us to distribute their content.

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Promotion

We employ a segment-focused marketing approach to challenge existing competition. In pursuit of growth, we invest in vertical integration and channel relationships to increase the value we provide to customers, extend our promotional reach, and decrease customer acquisition costs. We anticipate growth coming from cross-selling into our existing customer base, penetrating new market verticals and generating market demand and preference from both existing and new customers. While we place emphasis on the life science market, with a focus on pharmaceutical, biotechnology and medical device customers, we are also penetrating the following new markets: legal, academic, chemicals and food and agriculture.

Growth Strategy

Organic Growth

We seek to grow our customer base through targeted selling and marketing campaigns consisting of sales calls on potential customers. This strategy is supported by innovative technological systems, aggressive pricing and high quality service. We also submit proposals to potential customers in response to requests for proposals, or RFPs. We have invested heavily in our operations to ensure that they are capable of supporting future growth.

Acquisitions and Combinations

From time to time, and as opportunities arise, we may explore strategic acquisitions and combinations, including the acquisition of customer lists, that bring revenue, profitability, growth potential and additional technology, products, services, operations and/or geographic capabilities to our company.

International Expansion

We have expanded internationally through increased sales to companies located abroad, particularly in Europe and Japan, and through the acquisition of TAAG. From time to time, and as opportunities arise, we may further expand internationally through partnerships or acquisitions.

Publisher Agreements

We have arrangements with numerous STM content publishers that allow us to distribute their content. In addition, we regularly contact publishers in an attempt to negotiate additional publisher agreements. A typical publisher agreement would allow us to distribute the publisher’s content according to a negotiated price list, thereby eliminating the need to contact the publisher and obtain the rights for each individual order. Many of these publishers provide us with electronic access to their content, which allows us to further expedite the delivery of single articles to our customers. In addition, we rely on a small number of content publishers for the majority of our content costs.

Organization

Research Solutions, Inc. was incorporated in the State of Nevada on November 2, 2006.  On March 4, 2013, we consummated a merger with DYSC Subsidiary Corporation, our wholly-owned subsidiary, pursuant to which we, in connection with such merger, amended our Articles of Incorporation to change our name to Research Solutions, Inc. (formerly Derycz Scientific, Inc.). Our principal executive offices are located at 5435 Balboa Boulevard, Suite 202, Encino, CA 91316. Our telephone number is (310) 477-0354. We maintain a website at www.researchsolutions.com. The information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Risks Related to Our Business

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors” immediately following this prospectus summary. Some of these risks include:

•	we have a history of operating losses and we may not be able to maintain profitability;

•	we believe that our current cash resources and cash flow from TAAG may not be sufficient to sustain TAAG operations, the liquidation of which would significantly reduce our revenues;

•	the loss of our largest customers and/or suppliers would significantly reduce our revenues and adversely affect or results of operations;

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•	our exposure to credit risk on our accounts receivable and prepayments to suppliers is heightened during periods when economic conditions worsen;

•	negative perceptions or publicity about our key services could have a material adverse effect on our business and financial results;

•	the failure of our technology infrastructure could materially harm our business;

•	we may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies;

•	our industry is subject to intense competition and rapid technological change, which may result in products or new solutions that are superior to our product under development or other future products we may bring to market from time to time and if we are unable to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our products may become less useful or obsolete and our operating results will suffer;

•	free or relatively inexpensive information sources may reduce demand for our products and services;

•	we may not be able to operate and grow our business effectively if we lose the services of any of our key personnel or are unable to attract qualified personnel in the future;

•	a disruption, failure or security compromise of the proprietary software systems, websites and online networks on which we rely would disrupt our business, damage our reputation and adversely affect our revenues and profitability;

•	our failure to comply with the covenants in our loan agreement could result in an event of default that could adversely affect our financial condition and ability to operate our business as planned;

•	if large repeat customers choose to manage their research and marketing services internally or with another provider and if we are unable to develop new customer relationships, our operating results and ability to execute our growth strategy may be adversely affected;

•	government regulations related to the Internet could increase our costs of doing business, affect our ability to grow or otherwise negatively affect our business;

•	our growth strategy may require significant additional resources, which may not be available to us on acceptable terms;

•	acquisitions, joint ventures and similar strategic relationships may disrupt or otherwise have a material adverse effect on our business;

•	we are subject to risks related to our foreign operations which could adversely affect our financial performance; and

•	unfavorable general economic conditions in the United States, Europe or in other major markets could negatively impact our financial performance.

For further discussion of these and other risks you should consider before making an investment in our common stock, see the section titled “Risk Factors” immediately following this prospectus summary.

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THE OFFERING

Common stock offered by us	Up to [•] shares of common stock.

Common stock to be outstanding after this offering	[•] shares, if the underwriters exercise their over-allotment option in full.

Over-allotment option to purchase additional shares from us	We have granted a 45-day option to the representative of the underwriters to purchase up to [•] additional shares of common stock solely to cover over-allotments, if any.

Use of Proceeds	We intend to use the net proceeds received from this offering primarily for general corporate purposes, including working capital, product development, general and administrative matters and capital expenditures. See Use of Proceeds on page [•].

Risk Factors	See “Risk Factors” beginning on page [•] and other information included in this prospectus for a discussion of some of the factors you should consider before deciding to purchase shares of our common stock.

OTCQB Marketplace Symbol	RSSS

Proposed NASDAQ Capital Market Symbol	We have applied to list our common stock on the NASDAQ Capital Market under the symbol “RSSS.”

The number of shares of our common stock to be outstanding after this offering is based on 17,564,164 shares of our common stock outstanding as of March 31, 2014, and excludes:

•	1,885,437 shares of our common stock issuable upon exercise of outstanding options with a weighted-average exercise price of $1.30 per share;

•	904,998 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $1.73 per share;

•	823,339 shares of our common stock reserved for future grants pursuant to our 2007 Equity Compensation Plan, as amended;

•	[•] shares of our common stock issuable upon exercise of the underwriter’s over-allotment option; and

•	[•] shares of our common stock issuable upon exercise of the warrants to be issued to the underwriters in connection with this offering.

Except as otherwise indicated, all information in this prospectus assumes:

•	the effectiveness of an amendment to our Articles of Incorporation, as amended, to effect a reverse split of our issued and outstanding common stock at a ratio of 1-for-[•], within the range to be determined by our board of directors of no less than 1-for-2 and no greater than 1-for-8;

•	no exercise of outstanding options subsequent to March 31, 2014;

•	no exercise of the warrants to be issued to the underwriters in connection with this offering; and

•	no exercise of the underwriters’ over-allotment option.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data. You should read this summary consolidated financial data together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes that are included elsewhere in this prospectus.

The consolidated statement of operations data for the years ended June 30, 2013 and 2012 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The consolidated statement of operations data for the six months ended December 31, 2013 and 2012, and the consolidated balance sheet data as of December 31, 2013, are derived from our unaudited condensed consolidated financial statements that are included elsewhere in this prospectus. The unaudited condensed consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim results are not necessarily indicative of the results to be expected for the full year or any other period.

			Six Months Ended December 31,
	Years Ended June 30,		(unaudited)
	2013	2012	2013	2012
Consolidated Statement of Operations Data:
Revenue	$45,498,526	$42,818,541	$18,200,100	$23,524,097
Cost of revenue	35,948,380	34,778,307	13,974,818	18,608,552
Gross profit	9,550,146	8,040,234	4,225,282	4,915,545
Operating expenses	9,186,461	14,692,927	4,770,590	4,720,104
Income (loss) from operations	363,685	(6,652,693)	(545,308)	195,441
Net income (loss)	$191,922	$(6,532,289)	$(589,503)	$124,286
Net income (loss) per share:
Basic	$0.01	$(0.38)	$(0.03)	$0.01
Diluted	$0.01	$(0.38)	$(0.03)	$0.01
Weighted average shares outstanding:
Basic	17,123,460	17,045,824	17,071,049	17,145,856
Diluted	17,262,652	17,045,824	17,071,049	17,175,663

	December 31, 2013
	Actual (unaudited)	As Adjusted (1) (unaudited)
Consolidated Balance Sheet Data:
Current assets	$9,090,346
Total assets	10,359,509
Total liabilities	9,670,287
Total stockholders’ equity	689,222

(1)	The as adjusted column gives effect to the sale by us of [●] shares of common stock offered by this prospectus at an assumed public offering price of $[●] per share, the closing price of the common stock on [●], 2014, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before investing in our common stock. The following summarizes material risks that investors should carefully consider before deciding to buy or maintain an investment in our common stock. Any of the following risks, if they actually occur, would likely harm our business, financial condition and results of operations. As a result, the trading price of our common stock could decline, and investors could lose the money they paid to buy our common stock.

Risks Related to Our Business and Our Industry

We have incurred significant losses, and may be unable to maintain profitability. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully operating and expanding our business.

Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. For our fiscal years ended June 30, 2013 and 2012, and for the six months ended December 31, 2013, we earned net income of $191,922, and incurred net loss of $6,532,289 and $589,503, respectively. As of December 31, 2013, we had an accumulated deficit of $14,581,741. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to sustain or increase our profitability on a quarterly or annual basis.

The liquidation of one of our wholly owned subsidiaries would significantly reduce our revenues.

Approximately $10,300,599, or 22.6%, of our revenue for the year ended June 30, 2013 and approximately and $4,199,552, or 23.1%, of our revenue for the six months ended December 31, 2013 was derived from TAAG. TAAG’s operating results are subject to significant fluctuations, and our line of credit with Silicon Valley Bank limits the amount of funding of TAAG to a maximum of $279,333 through June 30, 2014, and $50,000 per year thereafter. In addition, the lesser of $750,000 or 5% of the funds raised in a registered public offering can be used to fund TAAG through March 31, 2015. In the event that TAAG is not able to secure additional financing, or we are not willing to continue to fund TAAG, TAAG may be forced to liquidate. In the event that TAAG liquidates we would lose a significant percentage of revenue, or all revenue, which is currently attributable to TAAG.

The loss of our largest customers would significantly reduce our revenues and adversely affect our results of operations.

Approximately 25% of our revenues for the year ended June 30, 2013 was derived from our two largest customers. Approximately 16% of our revenues for the six months ended December 31, 2013 was derived from our single largest customer. Loss of either or both of these customers would significantly reduce our revenues, which would have a material adverse effect on our results of operations. We can provide no assurance that these customers will continue to place orders in the future.

The loss of our largest suppliers of content would significantly reduce our revenues and adversely affect our results of operations.

Approximately 49% and 44% of our content costs for the year ended June 30, 2013 and the six months ended December 31, 2013, respectively, was derived from our three largest suppliers of content. Loss of any or all of these suppliers of content would significantly reduce the attractiveness of our services and our revenues, which would have a material adverse effect on our results of operations. We can provide no assurance that these suppliers of content will continue to supply us with content in the future. Moreover, our arrangements with content providers are non-exclusive. As a result, our content providers can provide the same content to our competitors.

The Company is exposed to credit risk on its accounts receivable and prepayments to suppliers of content. This risk is heightened during periods when economic conditions worsen.

Approximately 23% and 11% of our accounts receivable as of December 31, 2013 and June 30, 2013, respectively, was receivable from our largest customer. In addition, we have made prepayments to suppliers of content. While we have procedures to monitor and limit exposure to credit risk on our trade receivables as well as long-term prepayments, there can be no assurance such procedures will effectively limit its credit risk and avoid losses, which could have a material adverse effect on our results of operations.

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Our services, technology and industry relationships are key assets and competitive advantages of our Company and our business may be affected by how we are perceived in the marketplace.

Our services, technology and industry relationships are key assets that enable us to effectively compete in our industry. Our ability to attract and retain customers is highly dependent upon external perceptions of the quality, efficacy, responsiveness and ease-of-use of our services and business practices, and overall financial condition. Negative perceptions or publicity regarding these matters could damage our reputation with customers and the public, which could make it difficult for us to attract and maintain customers. Adverse developments with respect to our industry may also, by association, negatively impact our reputation. Negative perceptions or publicity could have a material adverse effect on our business and financial results.

Our business performance is dependent upon the effectiveness of our technology investments, the failure of which could materially impact our business and financial results.

We have and will continue to undertake significant investments in our technology infrastructure to continually strengthen our position in research and marketing solutions and improve our existing technology platform. We may fail to effectively invest such amounts, or we may invest significant amounts in technologies that do not ultimately assist us in achieving our strategic goals. We may also fail to maintain our technology infrastructure in a manner that allows us to readily meet our customers’ needs. If we experience any of these or similar failures related to our technology investments, we will not achieve our expected revenue growth, or desired cost savings, and we could experience a significant competitive disadvantage in the marketplace, which could have a material adverse effect on our business and financial results.

In addition, the failure to continue to invest in our business could result in a material adverse effect on our future financial results. Such investments may include: executing on, and mitigating risks associated with, new product offerings and entrance into new geographic markets; and ensuring continued compatibility of our new platforms and technologies with our customers’ networks and systems.

We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Third parties, including our content providers, may assert claims of infringement of intellectual property rights against us or our customers for which we may be liable or have an indemnification obligation. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business. Although third parties may offer a license to their content, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In addition, our licenses are generally non-exclusive, and therefore our competitors may have access to the same content licensed to us. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from providing certain content or that requires us to pay substantial damages, including treble damages if we are found to have willfully infringed the claimant’s copyrights, royalties or other fees. Any of these events could seriously harm our business, operating results and financial condition.

Our industry is subject to intense competition and rapid technological change, which may result in products or new solutions that are superior to our products or solutions under development. If we are unable to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our products or solutions may become less useful or obsolete and our operating results will suffer.

The industry in which we operate in general is subject to intense and increasing competition and rapidly evolving technologies. Because our products are expected to have long development cycles, we must anticipate changes in the marketplace and the direction of technological innovation and customer demands. To compete successfully, we will need to demonstrate the advantages of our products and solutions.

Our future success will depend in large part on our ability to establish and maintain a competitive position in current and future technologies. Rapid technological development may render our products under development, or any future solutions we may have, and related technologies obsolete. Many of our competitors have or may have greater corporate, financial, operational, sales and marketing resources, and more experience in research and development than we have. We cannot assure you that our competitors will not succeed in developing or marketing technologies or products that are more effective or commercially attractive than our products or that would render our solutions and related technologies obsolete. We may not have or be able to raise or develop the financial resources, technical expertise, or support capabilities to compete successfully in the future. Our success will depend in large part on our ability to maintain a competitive position with our products and solutions.

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Increased accessibility of free or relatively inexpensive information sources may reduce demand for our products and services.

In recent years, more public sources of free or relatively inexpensive information have become available, particularly through the Internet, and this trend is expected to continue. For example, some governmental and regulatory agencies have increased the amount of information they make publicly available at no cost. Public sources of free or relatively inexpensive information may reduce demand for our products and services. Our financial results may be adversely affected if our customers choose to use these public sources as a substitute for our products or services.

We depend on the services of Peter Victor Derycz and other key personnel, and may not be able to operate and grow our business effectively if we lose their services or are unable to attract qualified personnel in the future.

Our success depends in part upon the continued service of Peter Victor Derycz, who is our President, Chief Executive Officer, and Chairman of the Board of Directors. Mr. Derycz is critical to the overall management of our company as well as to the development of our technologies, our culture and our strategic direction and is instrumental in developing and maintaining close ties with our customer base. We also rely heavily on our senior management team because they have substantial experience with our diverse service offerings and business strategies. In addition, we rely on our senior management team to identify internal expansion and external growth opportunities. Our ability to retain senior management and other key personnel is therefore very important to our future success. We have employment agreements with our senior management, but these employment agreements do not ensure that they will not voluntarily terminate their employment with us. In addition, our key personnel are subject to non-solicitation and confidential information restrictions. We do not have key man insurance for any of our current management or other key personnel. The loss of any key personnel would require the remaining key personnel to divert immediate attention to seeking a replacement. Competition for senior management personnel is intense, and fit is important to us. An inability to find a suitable replacement for any departing executive officer or key employee on a timely basis could adversely affect our ability to operate and grow our business.

We rely on our proprietary software systems, and our web sites and online networks, and a disruption, failure or security compromise of these systems would disrupt our business, damage our reputation and adversely affect our revenues and profitability.

Our proprietary software systems are critical to our business because they enable the efficient and timely service of a large number of customer orders. Similarly, we rely on our web sites, online networks, and email systems to obtain content and deliver customer orders, and provide timely, relevant and dependable business information to our customers. Therefore, network or system shutdowns caused by events such as computer hacking, sabotage, dissemination of computer viruses, worms and other destructive or disruptive software, denial of service attacks and other malicious activity, as well as loss of service from third parties, power outages, natural disasters and similar events, could affect our ability to store, handle and deliver data and services to our customers. Any such interruption of our operations could negatively impact customer satisfaction and revenues.

Breaches of our data security systems or unintended disclosure of our customer data could result in large expenditures to repair or replace such systems, to remedy any security breaches and protect us from similar events in the future.

In addition to shutdowns, our systems are subject to risks caused by misappropriation, misuse, leakage, falsification and accidental release or loss of information, including sensitive data maintained in our proprietary software systems and credit card information of our customers. As a result of the increasing awareness concerning the importance of safeguarding information, ongoing attempts to hack and misuse companies’ information, and legislation that continues to be adopted regarding the protection and security of information, information-related costs and risks are increasing.

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Disruptions or security compromises of our systems could result in large expenditures to repair or replace such systems, to remedy any security breaches and protect us from similar events in the future. We also could be exposed to negligence claims or other legal proceedings brought by our customers or their clients, and we could incur significant legal expenses and our management’s attention may be diverted from our operations in defending ourselves against and resolving lawsuits or claims. In addition, if we were to suffer damage to our reputation as a result of any system failure or security compromise, our revenues and profitability could be adversely affected.

Our failure to comply with the covenants contained in our loan agreement could result in an event of default that could adversely affect our financial condition and ability to operate our business as planned.

We currently have a line of credit with Silicon Valley Bank, maturing on October 31, 2015, under which there were no outstanding borrowings as of December 31, 2013. Our loan agreement contains, and any agreements to refinance our debt likely will contain, financial and restrictive covenants. While we were in compliance with these covenants as of December 31, 2013, we failed to comply with the tangible net worth covenant in December 2011 and July 2013. On both occasions the parties agreed to amend and reset the minimum tangible net worth required under the covenant. Our failure to comply with these covenants in the future may result in an event of default, which if not cured or waived, could result in the bank preventing us from accessing availability under our line of credit and requiring us to repay any outstanding borrowings. There can be no assurance that we will be able to obtain waivers of future covenant violations or that such waivers will be available on commercially acceptable terms.

In addition, the indebtedness under our loan agreement is secured by a security interest in substantially all of our tangible and intangible assets, and therefore, if we are unable to repay such indebtedness the bank could foreclose on these assets and sell the pledged equity interests, which would adversely affect our ability to operate our business. If any of these were to occur, we may not be able to continue operations as planned, implement our planned growth strategy or react to opportunities for or downturns in our business.

Government regulations related to the Internet could increase our cost of doing business, affect our ability to grow or may otherwise negatively affect our business.

Governmental agencies and federal and state legislatures have adopted, and may continue to adopt, new laws and regulatory practices in response to the increasing use of the Internet and other online services. These new laws may be related to issues such as online privacy, copyrights, trademarks and service mark, sales taxes, fair business practices, domain name ownership and the requirement that our operating units register to do business as foreign entities or otherwise be licensed to do business in jurisdictions where they have no physical location or other presence. In addition, these new laws, regulations or interpretations relating to doing business through the Internet could increase our costs materially and adversely affect the revenues and results of operations.

We may be adversely affected by changes in legislation and regulation.

Laws relating to communications, data protection, e-commerce, direct marketing and digital advertising and the use of public records have become more prevalent in recent years. Existing and proposed legislation and regulations, including changes in the manner in which such legislation and regulations are interpreted by courts in the United States, Europe and other jurisdictions, may impose limits on our collection and use of certain kinds of information and our ability to communicate such information effectively to our customers. It is difficult to predict in what form laws and regulation swill be adopted or how they will be construed by the relevant courts, or the extent to which nay changes might adversely affect us.

Our growth strategy may require significant additional resources, and such additional resources might not be available on terms acceptable to us, if at all, which may in turn hamper our growth and adversely affect our business.

Our growth strategy will require us to significantly expand the capabilities of our administrative and operational resources. We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to undertake equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business may be adversely affected. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

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Acquisitions, joint ventures or similar strategic relationships may disrupt or otherwise have a material adverse effect on our business and financial results.

As part of our strategy, we may explore strategic acquisitions and combinations, including the acquisition of customer lists, or enter into joint ventures or similar strategic relationships. These transactions are subject to the following risks:

•	Acquisitions, joint ventures or similar relationships may cause a disruption in our ongoing business, distract our management and make it difficult to maintain our standards, controls and procedures;

•	We may not be able to integrate successfully the services, content, products and personnel of any such transaction into our operations;

•	We may not derive the revenue improvements, cost savings and other intended benefits of any such transaction; and

•	There may be risks, exposures and liabilities of acquired entities or other third parties with whom we undertake a transaction, that may arise from such third parties’ activities prior to undertaking a transaction with us.

Our prior acquisitions have resulted in significant impairment charges and have operated at losses. Our acquisition of Pools Press resulted in an impairment loss of $233,385 during the year ended June 30, 2012 and operations were discontinued in June 2013. Our acquisition of TAAG resulted in an impairment loss of $1,602,638 during the year ended June 30, 2012 and TAAG, while still in operation, has incurred significant net losses since the acquisition. We can provide no assurance that future acquisitions, joint ventures or strategic relationships will be accretive to our business overall or will result in profitable operations.

We are subject to risks related to our foreign operations which could adversely affect our operations and financial performance.

We have a printing facility in France, an operational and administrative support organization in Mexico, and sell our services worldwide. Foreign operations are subject to various risks which could have a material adverse effect on those operations or our business as a whole, including: exposure to local economic conditions; exposure to local political conditions; currency exchange rate fluctuations; reliance of local management; and additional potential costs of complying with rules and regulations of foreign jurisdictions. Any adverse consequence resulting from the materialization of the foregoing risks would adversely affect our financial performance and results of operations.

Fluctuations in currency exchange rates as a result of our international operations may negatively affect our operating results.

Revenue, cost of revenue and operating expenses for TAAG, our French operating subsidiary, are denominated in Euro. Therefore, fluctuations in currency exchanges rates, most notably the weakening of the US Dollar against the Euro, could significantly reduce our revenues, which would have a material adverse effect on our results of operations. Revenue for North American operations are substantially US Dollar denominated even when sold to customers that are located outside the United States. Therefore, as a substantial portion of our sales are from countries outside the United States, fluctuations in currency exchanges rates, most notably the strengthening of the US Dollar against other foreign currencies, contribute to variations in sales in impacted jurisdictions and could adversely impact demand and revenue growth. We currently do not engage in any currency hedging activities.

Unfavorable general economic conditions in the United States, Europe, or in other major markets could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States, Europe, or in one or more of our other major markets, could negatively affect demand for our services and our results of operations. Under difficult economic conditions, businesses may seek to reduce spending on our services, or shift away from our services to in-house alternatives.

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Risks Relating to this Offering and Ownership of Our Common Stock

There can be no assurances that our shares will be listed on the NASDAQ Capital Market and, if they are, our shares will be subject to potential delisting if we do not meet or continue to maintain the listing requirements of the NASDAQ Capital Market.

We have applied to list the shares of our common stock on the NASDAQ Capital Market. An approval of our listing application by NASDAQ will be subject to, among other things, our fulfilling all of the listing requirements of the NASDAQ Capital Market. In addition, the NASDAQ Capital Market has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from the NASDADQ Capital Market, would make it more difficult for stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained. If a public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common stock.

The quotation of our common stock on the NASDAQ Capital Market does not assure that a meaningful , consistent and liquid trading market will develop, and, in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller public companies like ours. We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a public trading market for our common stock will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our common stock.

Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful profits to date and uncertainty of future profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on your investment may be limited to increases in the market price of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. In addition, our Loan and Security Agreement with Silicon Valley Bank prohibits us from paying cash dividends. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment might only occur if the market price of our common stock price appreciates.

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Voting power of a significant percentage of our common stock is held by our president, chief executive officer and chairman, and his brother-in-law, who together are able to control or exercise significant influence over the outcome of matters to be voted on by our stockholders.

As of March 31, 2014, Peter Victor Derycz, our President, Chief Executive Officer, and Chairman of the Board of Directors, has voting power equal to approximately 23% of all votes eligible to be cast at a meeting of our stockholders. Paul Kessler, the brother-in-law of Mr. Derycz, exercises investment and voting control over the shares held by Bristol Investment Fund, Ltd., and has voting power equal to approximately 27% of all votes eligible to be cast at a meeting of our stockholders. As a result of their significant ownership interests, Mr. Derycz and Mr. Kessler together currently control, and following this offering will be able to exercise significant influence with respect to, the election of directors, and other matters submitted to a vote of all of our stockholders. They may also have interests that differ from yours and may vote in a manner that is adverse to your interests. This concentration of ownership may have the effect of deterring, delaying or preventing a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

The exercise of outstanding options and warrants to purchase our common stock could substantially dilute your investment.

Under the terms of our outstanding options and warrants to purchase our common stock issued to employees and others, the holders are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of the options and/or warrants, could result in dilution in the interests of our other stockholders.

The market price of our common stock and the value of your investment could substantially decline if our warrants or options are exercised and our common stock is issued and resold into the market, or if a perception exists that a substantial number of shares will be issued upon exercise of our warrants and option and then resold into the market.

If the exercise prices of our warrants or options are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon exercise of our warrants and options, or even the perception that such sales could occur, could adversely affect the market price of our common stock. You could, therefore, experience a substantial decline in the value of your investment as a result of both the actual and potential exercise of our warrants or options.

Sales of substantial amounts of our common stock in the public markets, including when the “lock-up” period ends, or the perception that sales might occur, could reduce the price of our common stock and may dilute your voting power and your ownership interest in us.

Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. Based on the total number of outstanding shares of our common stock as of [●], 2014, upon completion of this offering, we will have [●] shares of common stock outstanding. All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended, or the Securities Act, except for any shares held by our “affiliates” as defined in Rule 144 under the Securities Act.

Subject to certain exceptions described under the caption “Underwriting,” we and all of our directors and officers and substantially all of our stockholders have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of common stock without the permission of the representatives of the underwriters for a period of 90 days from the date of this prospectus. When the lockup period expires, we and our locked-up security holders will be able to sell shares in the public market. In addition, the underwriters may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements prior to the expiration of the lock-up period. Sales of a substantial number of such shares upon expiration, or the perception that such sales may occur, or early release of the lock-up, could cause our share price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

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We may issue our shares of common stock or securities convertible into our common stock from time to time in connection with a financing, acquisition, investments or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our common stock may be reduced.

While we have applied for listing of our common stock on the NASDAQ Capital Market, which listing we expect to occur upon consummation of this offering, our common stock is currently quoted on the OTCQB tier of the OTC Markets Group Inc., under the symbol “RSSS.” On March 31, 2014, the last reported sale price of our common stock on the OTCQB was $1.98. As a result, our common stock constitutes a “Penny Stock.” Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the Securities and Exchange Commission, or SEC. Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges). The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer’s account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares. No assurance can be given that our application for listing of our common stock on the NASDAQ Capital Market will be approved.

Because our common stock is not currently listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

Our common stock is quoted on the OTCQB under the symbol “RSSS.” Because our stock is quoted on the OTCQB rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could result in a restatement of our financial statements, cause investors to lose confidence in our financial statements and our company and have a material adverse effect on our business and stock price.

We produce our financial statements in accordance with accounting principles generally accepted in the United States, or GAAP. Effective internal controls are necessary for us to provide reliable financial reports to help mitigate the risk of fraud and to operate successfully as a publicly traded company. As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404. Further, Section 404 requires annual management assessments of the effectiveness of our internal controls over financial reporting.

Testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information and our company, which could result in a decline in the market price of our common stock, and cause us to fail to meet our reporting obligations in the future, which in turn could impact our ability to raise additional financing if needed in the future.

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Our board of directors has broad discretion to issue additional securities.

We are entitled under our certificate of incorporation to issue up to 100,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock, although these amounts may change in the future subject to stockholder approval. Shares of our blank check preferred stock provide our board of directors broad authority to determine voting, dividend, conversion, and other rights. As of March 31, 2014 we had issued and outstanding 17,564,164 shares of common stock and we had 3,613,774 shares of common stock reserved for future grants under our equity compensation plans and for issuances upon the exercise or conversion of currently outstanding options, warrants and convertible securities. As of March 31, 2014, we had no shares of preferred stock issued and outstanding. Accordingly, as of March 31, 2014, we could issue up to 78,822,062 additional shares of common stock and 20,000,000 additional shares of “blank check” preferred stock. Any additional stock issuances could be made at a price that reflects a discount or premium to the then-current market price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. Our board may generally issue those common and preferred shares, or convertible securities to purchase those shares, without further approval by our stockholders. Any preferred shares we may issue could have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. We may also issue additional securities to our directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock incentive plans. The issuance of additional securities may cause substantial dilution to our stockholders.

Our articles of incorporation, bylaws and Nevada law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our articles of incorporation, bylaws and Nevada law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are currently authorized to issue up to 20,000,000 shares of “blank check” preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No shares of our preferred stock are currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by current management.

Provisions of our articles of incorporation, bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation, our bylaws and Nevada law, as applicable, among other things, provide our board of directors with the ability to alter our bylaws without stockholder approval, and provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

We may become subject to Nevada’s control share acquisition laws (Nevada Revised Statutes 78.378 -78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. We are also subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) which prohibits an interested stockholder from entering into a “combination” with the corporation, unless certain conditions are met. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

We have broad discretion in the use of net proceeds that we receive in this offering, and if we do not use those proceeds effectively, your investment could be harmed.

The principal purposes of this offering are to raise additional capital and to facilitate our future access to the public equity markets. We have not yet determined the specific allocation of the net proceeds that we receive in this offering. We intend to use the net proceeds that we receive in this offering for working capital and general corporate purposes, including further development and expansion of our product offerings or possible acquisitions of, or investments in, businesses, technologies or other assets. Accordingly, our management will have broad discretion over the specific use of the net proceeds that we receive in this offering and might not be able to obtain a significant return, if any, on investment of these net proceeds. See “Use of Proceeds.”

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Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, results of operations and financial condition could be harmed.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future as we do further financings and transactions.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to [•] shares of common stock and warrants to purchase up to an aggregate of [•] shares of common stock offered in this offering at a public offering price of $[•] per share, and after deducting the underwriter’s discount and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $[•] per share. In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these options or warrants are ultimately exercised, you will sustain further future dilution.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “ongoing,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our future financial and operating results;

•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•	our ability to attract and retain customers;

•	our dependence on growth in our customers’ businesses;

•	the effects of changing customer needs in our market;

•	the effects of market conditions on our stock price and operating results;

•	our ability to maintain our competitive advantages against competitors in our industry;

•	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

•	our ability to introduce new offerings and bring them to market in a timely manner;

•	our ability to maintain, protect and enhance our intellectual property;

•	the effects of increased competition in our market and our ability to compete effectively;

•	our plans to use the proceeds from this offering;

•	our expectations concerning relationships with customers and other third parties;

•	the attraction and retention of qualified employees and key personnel;

•	future acquisitions of or investments in complementary companies or technologies; and

•	our ability to comply with evolving legal standards and regulations.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of [•] shares of common stock in this offering at an assumed public offering price of $[•] per share, will be approximately $[•] million, or $[•] million if the representative exercises its over-allotment option in full, based on an assumed initial offering price of $[•] per share, the closing price of our common stock on [•], 2014, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds received from this offering primarily for general corporate purposes, including working capital, product development, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments to complete any such transactions at this time. We will have broad discretion over the uses of the net proceeds of this offering. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. In addition, our Loan and Security Agreement with Silicon Valley Bank prohibits us from paying cash dividends. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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MARKET PRICE INFORMATION

Our common stock is quoted on the OTCQB under the symbol “RSSS.” The following table sets forth, for the periods indicated, the reported high and low bid quotations for our common stock as reported on the OTCQB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

	High Bid	Low Bid
Year Ended June 30, 2012
First Quarter	$3.10	$1.25
Second Quarter	$1.35	$0.60
Third Quarter	$1.35	$0.60
Fourth Quarter	$1.35	$1.05
Year Ended June 30, 2013
First Quarter	$1.30	$0.87
Second Quarter	$1.07	$0.66
Third Quarter	$1.25	$0.66
Fourth Quarter	$1.83	$1.05
Year Ended June 30, 2014
First Quarter	$1.90	$1.45
Second Quarter	$2.06	$1.40
Third Quarter	$2.35	$1.51

As of March 31, 2014, we had a total of 17,564,164 shares of our common stock outstanding and the closing sales price was $1.98 per share on the OTCQB. We had 37 record holders of our common stock as of March 31, 2014. Because brokers and other institutions hold shares on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma as adjusted net tangible book value per share of common stock immediately after the completion of this offering.

As of December 31, 2013, our historical net tangible book value was approximately $599,812, or $0.035 per share of common stock. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding as of December 31, 2013.

After giving effect to our sale in this offering of [•] shares of our common stock, at an assumed public offering price of $[•] per share, the closing price of our common stock on [•], after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2013 would have been approximately $[•] million, or $[•] per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $[•] per share to our existing stockholders and an immediate dilution of $[•] per share to investors purchasing shares in this offering.

The following table illustrates this dilution:

Assumed public offering price per share			$	[•]
Historical net tangible book value per share as of December 31, 2013		$0.035
Increase in net tangible book value per share attributable to this offering	$	[•]
As adjusted net tangible book value per share, after giving effect to this offering			$
Dilution in net tangible book value per share to new investors in this offering			$

If the representative exercises its over-allotment option in full, the as adjusted net tangible book value per share of our common stock would be $[•] per share, which amount represents an immediate increase in net tangible book value of $[•] per share to existing stockholders and an immediate dilution in net tangible book value of $[•] per share to new investors purchasing shares in this offering.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2013, on:

•	an actual basis; and

•	as adjusted basis to reflect our sale of [•] shares of common stock in this offering at an assumed public offering price of $[•] per share, the closing price of our common stock on [•], 2014, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table does not give effect to a reverse split that we intend to effectuate with or prior to the consummation of this offering.

You should read the information in this table together with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of December 31, 2013
	Actual (unaudited)	As Adjusted (unaudited)
Cash and cash equivalents	$2,074,600

Debt obligations, current and non-current	$817,872
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,554,729 shares issued and outstanding, actual; [●] shares authorized, [●] shares issued and outstanding, as adjusted	17,555
Additional paid-in-capital	15,234,926
Accumulated deficit	(14,581,741)
Accumulated other comprehensive income	18,482
Total stockholders’ equity	689,222
Total capitalization	$1,507,094

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and related notes appearing elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Research Solutions, Inc. was incorporated in the State of Nevada on November 2, 2006, and in November 2006 entered into a Share Exchange Agreement with Reprints Desk, Inc., a Delaware corporation (“Reprints Desk”). At the closing of the transaction contemplated by the Share Exchange Agreement, Research Solutions, Inc. acquired all of the outstanding shares of Reprints Desk from its stockholders and issued 8,000,003 shares of common stock to the former stockholders of Reprints Desk. Following completion of the exchange transaction, Reprints Desk became a wholly-owned subsidiary of Research Solutions, Inc. Reprints Desk provides Article Galaxy and Reprint and ePrint services.

On July 24, 2012, we formed Reprints Desk Latin America S. de R.L. de C.V, an entity organized under the laws of Mexico (“Reprints Desk Latin America”), to provide operational and administrative support services to Reprints Desk.

On March 4, 2013, we consummated a merger with DYSC Subsidiary Corporation, our wholly-owned subsidiary, pursuant to which we, in connection with such merger, amended our Articles of Incorporation to change our name to Research Solutions, Inc. (formerly Derycz Scientific, Inc.).

On February 28, 2007, we entered into an agreement with Pools Press, Inc., an Illinois corporation (“Pools”), pursuant to which we acquired 75% of the issued and outstanding common stock of Pools for consideration of $616,080. We purchased the remaining interest in Pools that we did not already own on August 31, 2010.  The results of Pools’ operations have been included in our consolidated financial statements since March 1, 2007. On January 1, 2012, Pools merged with and into Reprints Desk. Pools provided printing services, specializing in reprints, until operations were discontinued in June 2013.

On March 31, 2011, we entered into an agreement with Fimmotaag, S.p.A. (“Fimmotaag”), a privately held company domiciled in France, pursuant to which we acquired 100% of the issued and outstanding common stock of Techniques Appliquées aux Arts Graphiques, S.p.A. (“TAAG”) in exchange for 336,921 shares of our common stock in addition to future payments payable at the option of Fimmotaag in cash or our common stock under the terms of the purchase agreement. On March 28, 2013, we entered into a Settlement Agreement with Fimmotaag and its two principal owners (the “Settlement Agreement”), pursuant to which Fimmotaag agreed to return 336,921 shares of our common stock to us and to forego future payments payable to Fimmotaag by us pursuant to the terms of the agreement under which we acquired TAAG from Fimmotaag. TAAG provides printing and logistics services and is located outside of Paris, France.

We provide research solutions that facilitate the flow of information from the publishers of scientific, technical, and medical (“STM”) content to enterprise customers in life science and other research intensive organizations around the world. We provide customers with access to hundreds of thousands of newly published articles each year in addition to the tens of millions of existing articles that have been published in the past, helping them to identify the most useful and relevant content for their activities. In addition to serving end users of content, we also serve STM publishers by facilitating compliance with applicable copyright laws. We have developed proprietary software and Internet-based interfaces that allow customers to find, electronically receive and legally use the content that is critical to their research.

We have two reportable diverse geographical concentrations:  North American Operations, which consists of Reprints Desk and Reprints Desk Latin America, and France, which consists of TAAG.

We provide three types of services to our customers: Article Galaxy, Reprints and ePrints and Printing and Logistics.

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Article Galaxy

Researchers and regulatory personnel in life science and other research intensive organizations generally require single copies of published STM journal articles for use in their research activities. They place orders with us for the articles they need and we source and electronically deliver the requested content to them generally in under an hour. This service is known in the industry as single article delivery or document delivery. We also obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. We have arrangements with numerous content publishers that allow us to distribute their content. The majority of these publishers provide us with electronic access to their content, which allows us to electronically deliver single articles to our customers often in a matter of minutes. Even though single article delivery services are charged on a transactional basis, customer order volume tends to be consistent from month to month in part due to consistent orders of larger customers that require the implementation of our services into their work flow, subject to fluctuations due to the addition or loss of customers.

We deliver research solutions through our Article Galaxy journal article platform (“Article Galaxy”). We have developed proprietary software and Internet-based interfaces that allow customers to initiate orders, manage transactions, obtain reporting, automate authentication, improve seamless connectivity to corporate intranets, and enhance the information resources they already own, or have access to via subscriptions or internal libraries, as well as organize workgroups to collaborate around scientific information.

As a cloud-based software-as-a-service (SaaS) solution, Article Galaxy is deployed as a single system across our entire customer base. Customers access Article Galaxy securely through online web interfaces and via web service APIs, which enable customers to leverage Article Galaxy features and functionality from within proprietary and other 3rd party software systems. Article Galaxy can also be configured to satisfy a customer’s individual preferences in areas such as user experience, business processes, and spend management. As a SaaS solution, Article Galaxy benefits from efficiencies in scalability, stability and development costs, resulting in significant advantages versus multiple instance or installed desktop software alternatives. We leverage these technical efficiencies to fuel rapid innovation and competitive advantage.

Reprints and ePrints

Marketing departments in life science and other research intensive organizations generally require large quantities of printed copies of published STM journal articles called “Reprints.” They generally supply Reprints to doctors who may prescribe their products and at conferences. We obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. The majority of content publishers print their content in-house and prohibit others from printing their content, however, when not prohibited by the content publisher, we use a third party to print Reprint orders delivered to North American customers, and TAAG to print Reprint orders delivered to mostly European customers. Electronic copies, called “ePrints,” are also used for distribution through the Internet and other electronic mechanisms. We have developed proprietary ePrint software that increase the efficiency of our customers’ content purchases by transitioning from paper reprints to electronic ePrints, and by improving compliance with applicable copyright laws and promotional regulations within the life science industry. Reprints and ePrints are charged on a transactional basis and order volume typically fluctuates from month to month based on customer marketing budgets and the existence of STM journal articles that fit customer requirements.

Printing and Logistics

Our printing and logistics services, performed by TAAG, include a variety of hard copy, professionally printed materials that are used for retail and marketing purposes, including Reprints, as well as regulatory sensitive marketing materials and clinical trial kits. The majority of TAAG’s customers are in France. Only a small percentage of the printing work performed by TAAG is for Reprint orders for our North American operations delivered to mostly European customers. TAAG possesses sufficient operational capacity to handle additional orders from customers.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States, or GAAP, requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions.

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The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Revenue Recognition

Our policy is to recognize revenue when services have been performed, risk of loss and title to the product transfers to the customer, the selling price is fixed or determinable, and collectability is reasonably assured. We generate revenue by providing three types of services to our customers: Article Galaxy, Reprints and ePrints, and Printing and Logistics.

Article Galaxy

We charge a transactional service fee for the electronic delivery of single articles, and a corresponding copyright fee for the permitted use of the content. This service, known in the industry as single article delivery or document delivery, generates nearly all of the revenue attributable to the Article Galaxy journal article platform. We recognize revenue from single article delivery services upon delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Reprints and ePrints

We charge a transactional fee for each Reprint or ePrint order and are responsible for printing and delivery of Reprint orders, and the electronic delivery and, in some cases, the electronic delivery mechanism of ePrint orders. The majority of content publishers print their content in-house and prohibit others from printing their content, however, when not prohibited by the content publisher, we use a third party to print Reprint orders delivered to North American customers, and TAAG to print Reprint orders delivered to mostly European customers. We recognize revenue from reprints and ePrints services upon shipment or electronic delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Printing and Logistics

We charge a transactional fee for each order of hard copy printed material. We are responsible for printing and delivering the order. Printing and Logistics services are exclusively performed by TAAG, our French operating subsidiary. The majority of TAAG’s customers are in France. Only a small percentage of the printing work performed by TAAG is for Reprint orders for our North American operations delivered to mostly European customers. We recognize revenue from printing services when the printed materials have been shipped to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in capital raising transactions, for services and for financing costs. We account for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the Financial Accounting Standards Board (the "FASB") Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options based on estimated fair values. We estimate the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in our Statements of Operations.  We account for stock option and warrant grants issued and vesting to non-employees in accordance with Topic 505 of the FASB Accounting Standards Codification, whereby the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete.  Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

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Allowance for doubtful accounts

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.  The Company established an allowance for doubtful accounts of $224,091 and $211,743 as of December 31, 2013, and June 30, 2013, respectively.

Foreign Currency Translation

The accompanying condensed consolidated financial statements are presented in United States dollars, the functional currency of the Company. Capital accounts of foreign subsidiaries are translated into US dollars from foreign currency at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rate as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. Although the majority of our revenue and costs are in US dollars, the revenues and costs of TAAG are in Euros, and the costs of Reprints Desk Latin America are in Mexican Pesos. As a result, currency exchange fluctuations may impact our revenue and the costs of our operations. We currently do not engage in any currency hedging activities.

The following table summarizes the exchange rates used:

	Six Months Ended December 31,		Year Ended June 30,
	2013	2012	2013	2012
Period end Euro : US Dollar exchange rate	1.38	1.32	1.30	1.26
Average period Euro : US Dollar exchange rate	1.34	1.27	1.29	1.34

Period end Mexican Peso : US Dollar exchange rate	0.08	0.08	0.08	0.08
Average period Mexican Peso : US Dollar exchange rate	0.08	0.08	0.08	0.08

Goodwill and Intangible Assets

As required by the FASB, management performs impairment tests of goodwill and indefinite-lived intangible assets at least annually, or whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred.

In accordance with guidance of the FASB, management tests goodwill for impairment at the reporting unit level. We have two reportable diverse geographical concentrations. At the time of goodwill impairment testing, management determines fair value through the use of a discounted cash flow valuation model incorporating discount rates commensurate with the risks involved with its reporting unit. If the calculated fair value is less than the current carrying value, impairment of our assets may exist. The use of a discounted cash flow valuation model to determine estimated fair value is common practice in impairment testing in the absence of available domestic and international transactional market evidence to determine the fair value. The key assumptions used in the discounted cash flow valuation model for impairment testing include discount rates, growth rates, cash flow projections and terminal value rates.

In accordance with guidance of the FASB, we review intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. If the carrying value of an asset exceeds its undiscounted cash flows, we write down the carrying value of the intangible asset to its fair value in the period identified. If the carrying value of assets is determined not to be recoverable, we record an impairment loss equal to the excess of the carrying value over the fair value of the assets. Our estimate of fair value is based on the best information available, in the absence of quoted market prices. We generally calculate fair value as the present value of estimated future cash flows that we expect to generate from the asset using a discounted cash flow income approach as described above. If the estimate of an intangible asset’s remaining useful life is changed, we amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

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During the year ended June 30, 2012, we determined that the recorded values of goodwill of $1,344,219 and intangible assets with a remaining net book value of $617,757 that arose upon the acquisition of TAAG were impaired.  Accordingly, during the year ended June 30, 2012, we recorded an impairment loss of $1,602,638 that represents the impairment of the goodwill and the unamortized value of intangible assets, offset by the elimination of the earnout liability of $359,338 which we estimated would no longer be payable.  In addition, we also recorded an income tax benefit of $350,000 to reduce the deferred tax liability created upon the acquisition of TAAG that management determined was no longer necessary.

During the year ended June 30, 2012, we determined that the recorded value of goodwill of $233,385 that arose upon the acquisition of Pools Press was impaired.  Accordingly, during the year ended June 30, 2012, we recorded an impairment loss of $233,385 that represents the impairment of the goodwill.

In addition, during the year ended June 30, 2012, we determined that the recorded value of intangible assets related to intellectual property licenses were impaired. Accordingly, during the year ended June 30, 2012, we recorded an impairment loss of $688,138 that represented the unamortized value of intangible assets related to intellectual property licenses.

Results of Operations

Comparison of the Six Months Ended December 31, 2013 and 2012

	Six Months Ended
	December 31,
	2013	2012

Revenue	$18,200,100	$23,524,097
Cost of revenue	13,974,818	18,608,552
Gross profit	4,225,282	4,915,545

Operating expenses:
Selling, general and administrative	4,348,208	4,295,005
Stock-based compensation expense	184,067	110,406
Depreciation and amortization	238,315	321,572
Gain on sale of fixed assets	-	(6,879)
Total operating expenses	4,770,590	4,720,104
Income (loss) from operations	(545,308)	195,441

Other income (expenses)
Interest expense	(27,925)	(59,560)
Other income (expense)	(6,389)	(9,914)
Total other expense	(34,314)	(69,474)
Income (loss) before provision for income taxes	(579,622)	125,967
Provision for income taxes	(9,881)	(1,681)

Net income (loss)	$(589,503)	$124,286

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Revenue

	Six Months Ended December 31,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Revenue:
North American operations:
Article Galaxy	$8,723,307	$7,818,559	$904,748	11.6%
Reprints and ePrints	5,277,271	10,828,664	(5,551,393)	(51.3)%
Total North American operations	14,000,578	18,647,223	(4,646,645)	(24.9)%

France (TAAG):
Printing and Logistics	4,199,522	4,876,874	(677,352)	(13.9)%
Total revenue	$18,200,100	$23,524,097	$(5,323,997)	(22.6)%

Article Galaxy revenue increased $904,748, or 11.6%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012. The increase was primarily due to increased orders resulting from the acquisition of new customers. Single article delivery services generate nearly all of the revenue attributable to the Article Galaxy journal article platform. Even though single article delivery services are charged on a transactional basis, customer order volume tends to be consistent from month to month in part due to consistent orders of larger customers that require the implementation of our services into their work flow, subject to fluctuations due to the addition or loss of customers.

Revenue from Reprints and ePrints decreased $5,551,393, or 51.3%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012. The decrease was primarily due to unusually large one-time orders from our largest current customers during the three months ended December 31, 2012, and the termination of a historically nonperforming publisher Reprint distribution agreement in December 2012. Reprints and ePrints are charged on a transactional basis and order volume typically fluctuates from month to month based on customer marketing budgets and the existence of STM journal articles that fit customer requirements.

Total revenue from North American operations decreased $4,646,645, or 24.9%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012, for the reasons described above.

Revenue from TAAG decreased 677,352, or 13.9%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012. The decrease was primarily due to disappointing sales efforts.  In the event that TAAG liquidates we would lose a significant percentage of revenue, or all revenue, from TAAG.

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Cost of Revenue

	Six Months Ended December 31,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Cost of Revenue:
North American operations:
Article Galaxy	$6,754,782	$6,060,377	$694,405	11.5%
Reprints and ePrints	4,732,643	9,624,967	(4,892,324)	(50.8)%
Total North American operations	11,487,425	15,685,344	(4,197,919)	(26.8)%

France (TAAG):
Printing and Logistics	2,487,393	2,923,208	(435,815)	(14.9)%
Total cost of revenue	$13,974,818	$18,608,552	$(4,633,734)	(24.9)%

	Six Months Ended December 31,
	2013	2012	2013-2012 Change *
As a percentage of revenue:
North American operations:
Article Galaxy	77.4%	77.5%	(0.1)%
Reprints and ePrints	89.7%	88.9%	0.8%
Total North American operations	82.0%	84.1%	(2.1)%

France (TAAG):
Printing and Logistics	59.2%	59.9%	(0.7)%
Total	76.8%	79.1%	(2.3)%

* The difference between current and prior period cost of revenue as a percentage of revenue

Cost of revenue as a percentage of revenue from Article Galaxy decreased to 77.4%, for the six months ended December 31, 2013 compared to 77.5%, for the six months ended December 31, 2012, primarily due to slightly reduced production expenses and decreased payments to publishers. Cost of revenue as a percentage of revenue from Reprints and ePrints increased to 89.7%, for the six months ended December 31, 2013 compared to 88.9%, for the six months ended December 31, 2012, primarily due to increased payments to publishers. Total cost of revenue as a percentage of revenue from North American operations decreased to 82%, for the six months ended December 31, 2013 compared to 84.1%, for the six months ended December 31, 2012.

Cost of revenue as a percentage of revenue from TAAG decreased to 59.2%, for the six months ended December 31, 2013 compared to 59.9%, for the six months ended December 31, 2012, primarily due to reductions in production expenses.

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Gross Profit

	Six Months Ended December 31,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Gross Profit:
North American operations:
Article Galaxy	$1,968,525	$1,758,182	$210,343	12.0%
Reprints	544,628	1,203,697	(659,069)	(54.8)%
Total North American operations	2,513,153	2,961,879	(448,726)	(15.2)%

France (TAAG):
Printing and Logistics	1,712,129	1,953,666	(241,537)	(12.4)%
Total gross profit	$4,225,282	$4,915,545	$(690,263)	(14.0)%

	Six Months Ended December 31,
	2013	2012	2013-2012 Change *
As a percentage of revenue:
North American operations:
Article Galaxy	22.6%	22.5%	0.1%
Reprints and ePrints	10.3%	11.1%	(0.8)%
Total North American operations	18.0%	15.9%	2.1%

France (TAAG):
Printing and Logistics	40.8%	40.1%	0.7%
Total	23.2%	20.9%	2.3%

* The difference between current and prior period gross profit as a percentage of revenue

Operating Expenses

	Six Months Ended December 31,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Operating Expenses:
North American Operations:
Selling, general and administrative	$2,773,805	$2,255,191	$518,614	23.0%
Depreciation and amortization	98,321	137,467	(39,146)	(28.5)%
Stock-based compensation expense	184,067	110,406	73,661	66.7%
(Gain) loss on sale of fixed assets	-	(8,500)	8,500	(100.0)%
Total North American operations	3,056,193	2,494,564	561,629	22.5%

France (TAAG):
Selling, general and administrative	1,574,403	2,039,814	(465,411)	(22.8)%
Depreciation and amortization	139,994	184,105	(44,111)	(24.0)%
(Gain) loss on sale of fixed assets	-	1,621	(1,621)	(100.0)%
Total France (TAAG)	1,714,397	2,225,540	(511,143)	(23.0)%
Total operating expenses	$4,770,590	$4,720,104	$50,486	1.1%

29

Selling, General and Administrative

Selling, general and administrative expenses from North American operations increased $518,614 or 23%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012. The increase was primarily due to an increase in professional service fees.

Selling, general and administrative expenses from TAAG decreased $465,411 or 22.8%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012. The decrease was primarily due to reductions in compensation, professional service fees, and rent.

Depreciation and Amortization

Depreciation and amortization for the six months ended December 31, 2013 amounted to $238,315.

The amounts recorded for North American operations were split between depreciation of property equipment and amortization of customer lists. We expect depreciation and amortization expense for North American operations to remain at current levels during the 2014 fiscal year.

The amounts recorded for TAAG consisted mostly of depreciation on printing equipment. We expect depreciation expense for TAAG to remain at current levels during the 2014 fiscal year.

Interest Expense

For the six months ended December 31, 2013, interest expense was $27,925, compared to $59,560 for the six months ended December 31, 2012, a decrease of $31,635. The decrease was primarily due to reduced interest expense from capital leases of printing equipment at TAAG. We expect interest expense to remain at current levels during the 2014 fiscal year.

Net Income (Loss)

	Six Months Ended December 31,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Net Income (Loss):
North American Operations	$(564,654)	$439,852	$(1,004,506)	(228.4)%
France (TAAG)	(24,849)	(315,566)	290,717	92.1%
Total net income (loss)	$(589,503)	$124,286	$(713,789)	(574.3)%

Net income from North American operations decreased $1,004,506 or 228.4%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012. The decrease was primarily due to decreased gross profit and increased operating expenses as described above.

Net income from TAAG increased $290,717 or 92.1%, for the six months ended December 31, 2013 compared to the six months ended December 31, 2012. The increase was primarily due to decreased operating expenses as described above, and partially offset by decreased gross profit as described above.

30

Comparison of the Years Ended June 30, 2013 and 2012

	Years ended
	June 30,
	2013	2012

Revenue	$45,498,526	$42,818,541
Cost of revenue	35,948,380	34,778,307
Gross profit	9,550,146	8,040,234

Operating expenses:
Selling, general and administrative	8,452,865	10,518,781
Stock-based compensation expense	386,563	203,540
Depreciation and amortization	590,922	1,456,130
Impairment loss related to the acquisition of TAAG	-	1,602,638
Impairment loss on intangible assets related to intellectual property licenses	-	688,138
Impairment loss related to the acquisition of Pools Press	-	223,385
Loss on facility sublease	233,015	-
(Gain) loss on sale of fixed assets	(476,904)	315
Total operating expenses	9,186,461	14,692,927
Income (loss) from operations	363,685	(6,652,693)

Other income (expenses):
Interest expense	(89,411)	(220,665)
Other income (expense)	(84,023)	18,963
Total other income (expense)	(173,434)	(201,702)
Income (loss) before income tax benefit	190,251	(6,854,395)
Income tax benefit	1,671	322,106

Net income (loss)	191,922	(6,532,289)

Revenue

	Years Ended June 30,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Revenue:
North American operations	$35,197,927	$31,073,984	$4,123,943	13.3%
France (TAAG)	10,300,599	11,744,557	(1,443,958)	(12.3)%
Total revenue	$45,498,526	$42,818,541	$2,676,985	6.3%

Revenue from North American operations increased $4.1 million, or 13.3%, for the year ended June 30, 2013 compared to the prior year, primarily due to increased orders from current customers and the acquisition of new customers.

Revenue from TAAG decreased $1.4 million, or 12%, for the year ended June 30, 2013 compared to the prior year, primarily due to disappointing sales efforts and general financial uncertainty in Europe.  Revenue from TAAG appears to have stabilized, however, there is no assurance that revenue will continue to be stable.

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Cost of Revenue

	Years Ended June 30,
	2013	2012	2013-2012 $ Change	2013-2012 % Change *
Cost of Revenue:
North American operations	$29,808,254	$27,677,462	$2,130,792	7.7%
France (TAAG)	6,140,126	7,100,845	(960,719)	(13.5)%
Total cost of revenue	$35,948,380	$34,778,307	$1,170,073	3.4%

As a percentage of revenue:
North American operations	84.7%	89.1%	(4.4)%
France (TAAG)	59.6%	60.5%	(0.9)%
Total	79.0%	81.2%	(2.2)%

* The difference between current and prior period cost of revenue as a percentage of revenue

Cost of revenue as a percentage of revenue from North American operations decreased 4.4%, for the year ended June 30, 2013 compared to the prior year, primarily due to reductions in production expenses and decreased payments to publishers.

Cost of revenue as a percentage of revenue from TAAG decreased 0.9%, for the year ended June 30, 2013 compared to the prior year, primarily due to reductions in production expenses.

Gross Profit

	Years Ended June 30,
	2013	2012	2013-2012 $ Change	2013-2012 % Change *
Gross Profit:
North American operations	$5,389,673	$3,396,522	$1,993,151	58.7%
France (TAAG)	4,160,473	4,643,712	(483,239)	(10.4)%
Total gross profit	$9,550,146	$8,040,234	$1,509,912	18.8%

As a percentage of revenue:
North American operations	15.3%	10.9%	4.4%
France (TAAG)	40.4%	39.5%	0.9%
Total	21.0%	18.8%	2.2%

* The difference between current and prior period gross profit as a percentage of revenue

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Operating Expenses

	Years Ended June 30,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Operating Expenses:
North American Operations:
Selling, general and administrative	$4,526,802	$5,519,289	$(992,487)	(18.0)%
Depreciation and amortization	235,860	364,547	(128,687)	(35.3)%
Stock-based compensation expense	386,563	203,540	183,023	89.9%
Impairment loss on intangible assets related to intellectual property licenses	-	688,138	(688,138)	(100.0)%
Impairment loss related to the acquisition of Pools Press	-	223,385	(223,385)	(100.0)%
Loss on facility sublease	233,015	-	233,015	-%
(Gain) loss on sale of fixed assets	(20,980)	315	(21,295)	(6,760)%
Total North American operations	5,361,260	6,999,214	(1,637,954)	(23.4)%

France (TAAG):
Selling, general and administrative	3,926,063	4,999,492	(1,073,429)	(21.5)%
Depreciation and amortization	355,062	1,091,583	(736,521)	(67.5)%
Impairment loss related to the acquisition of TAAG	-	1,602,638	(1,602,638)	(100.0)%
(Gain) loss on sale of fixed assets	(455,924)	-	(455,924)	-%
Total France (TAAG) operations	3,825,201	7,693,713	(3,868,512)	(50.3)%
Total operating expenses	$9,186,461	$14,692,927	$(5,506,466)	(37.5)%

Selling, General and Administrative

Selling, general and administrative expenses from North American operations decreased $992,487 or 18%, for the year ended June 30, 2013 compared to the prior year, primarily due to reductions in compensation and professional service fees.

During the year ended June 30, 2012, we determined that the value of intangible assets related to intellectual property licenses and intangible assets related to the acquisition of TAAG were impaired. Accordingly, we recorded an impairment loss of $688,138 that represents the unamortized value of intangible assets related to intellectual property licenses as of March 31, 2012.

During the year ended June 30, 2012, we determined that the recorded value of goodwill of $233,385 that arose upon the acquisition of Pools Press was impaired.  Accordingly, during the year ended June 30, 2012, we recorded an impairment loss of $233,385 that represents the impairment of the goodwill.

Selling, general and administrative expenses from TAAG decreased $1,073,429 or 21.5%, for the year ended June 30, 2013 compared to the prior year, primarily due to reductions in compensation, professional service fees, and rent.

During the year ended June 30, 2012, we determined that the value of goodwill and intangible assets related to the acquisition of TAAG were impaired. Accordingly, we recorded an impairment loss of $1,602,638 that represents goodwill and the unamortized value of intangible assets, offset by the earnout related to the acquisition of TAAG as of March 31, 2012.

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Depreciation and Amortization

Depreciation and amortization for the year ended June 30, 2013, amounted to $617,898, with $26,976 recorded under cost of revenue.

The amounts recorded for North American operations are split between depreciation and amortization of customer lists. We expect depreciation and amortization expense for North American operations to remain at current levels during the 2014 fiscal year.

The amounts recorded for TAAG consist mostly of depreciation on printing equipment. We expect depreciation expense for TAAG to remain at current levels during the 2014 fiscal year.

(Gain) Loss on Sale of Fixed Assets

During the year ended June 30, 2013, the gain on sale of fixed assets consisted primarily of TAAG’s sale of printing equipment with a net book value of $37,322 for a gain of $457,544.

Interest Expense

Interest expense was $89,411 for the year ended June 30, 2013, compared to $220,665 for the prior year, a decrease of $131,254. Approximately $70,000 of the decrease was due to decreased borrowing on the credit line for North American operations with Silicon Valley Bank which provides a $4 million revolving line of credit secured by all of our assets, excluding TAAG’s assets. The remaining balance of approximately $60,000 was due to reduced interest expense from capital leases of printing equipment at TAAG. We expect interest expense to decrease slightly during the 2014 fiscal year.

Income Tax Benefit

During the year ended June 30, 2013, we recorded an income tax benefit of $1,671 as a result of refunds of prior years’ state income tax payments.

During the year ended June 30, 2012, we recorded an income tax benefit of $350,000 to reduce the deferred tax liability recorded upon the acquisition of TAAG that was related to the intangible assets of TAAG written off in 2012.

Net Income (Loss)

	Years Ended June 30,
	2013	2012	2013-2012 $ Change	2013-2012 % Change
Net Income (Loss):
North American Operations	$(70,240)	$(3,543,159)	$3,472,919	(98.0)%
France (TAAG)	262,162	(2,989,130)	3,251,292	(108.8)%
Total net income (loss)	$191,922	$(6,532,289)	$6,724,211	(102.9)%

Net income from North American operations increased $3.5 million or 98%, for the year ended June 30, 2013 compared to the prior year, primarily due to increased gross profit and decreased operating expenses as described above.

Net income from TAAG increased $3.3 million or 109%, for the year ended June 30, 2013 compared to the prior year, primarily due to decreased operating expenses as described above, and a gain on sale of equipment of approximately $450,000.

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Liquidity and Capital Resources

	Six Months Ended December 31,
Consolidated Statements of Cash Flow Data:	2013	2012
Net cash provided by (used in) operating activities	$(123,941)	$1,101,401
Net cash used in investing activities	$(35,997)	$(45,453)
Net cash provided by (used in) financing activities	$628,793	$(1,199,968)

Since our inception, we have funded our operations primarily through private sales of equity securities and the exercise of warrants, which have provided aggregate net cash proceeds to date of approximately $11,188,000.

As of December 31, 2013, we had cash and cash equivalents of $2,074,600, compared to $1,699,969 as of June 30, 2013, an increase of $374,631. This increase is primarily attributable to an increase of accounts payable of $893,042 and issuance of shares upon exercise of warrants for cash of $838,000, partially offset by an increase in accounts receivable of $642,506 and an increase in prepaid royalties of $548,408.

North American Operations (Reprints Desk and Reprints Desk Latin America)

We believe that our current cash resources and expected cash flow from our North American operations will be sufficient to sustain current North American operations for the next twelve months. We expect that our cash flow from North American operating activities will continue to be positive; however, there are no assurances that such results will be achieved.

France (TAAG)

We believe that the current cash resources and expected cash flow from TAAG may not be sufficient to sustain TAAG operations for the next twelve months. During the six months ended December 31, 2013, TAAG incurred a net loss from operations of $2,268, and at December 31, 2013, had a working capital deficiency of approximately $1,630,000. In addition, significant net losses in prior years have been incurred. As of March 31, 2014 approximately $775,000 of payroll and VAT taxes were delinquent. In January 2014, the French tax authorities agreed to a repayment plan for the entire balance of delinquent payroll and VAT taxes consisting of 24 monthly payments of approximately $35,000 beginning in February 2014. Effective June 30, 2013, we forgave a loan receivable from TAAG totaling $1,009,115 to improve TAAG’s liquidity. Our line of credit with Silicon Valley Bank limits the amount of funding of TAAG to a maximum of $279,333 through June 30, 2014, and $50,000 per year thereafter. In addition, the lesser of $750,000 or 5% of the funds raised in a registered public offering can be used to fund TAAG through March 31, 2015. No additional financing for TAAG is in place. In the event that TAAG liquidates our exposure to creditors in France is limited to the assets of TAAG, with the exception of a $50,000 guarantee by us in favor of the landlord on the facility lease. In the event that TAAG liquidates we would lose a significant percentage of revenue, or all revenue, from TAAG.

Operating Activities

Our net cash used in operating activities was $123,941 for the six months ended December 31, 2013 and resulted primarily from an increase in accounts receivable of $642,506 and an increase in prepaid royalties of $548,408, partially offset by an increase of accounts payable of $893,042.

Our net cash provided by operating activities was $1,101,401 for the six months ended December 31, 2012 and resulted primarily from an increase in accounts payable of $3,677,225 and non-cash depreciation and amortization of $343,815, partially offset by an increase in accounts receivable of $2,773,262 and an increase in prepaid expenses of $590,644.

Investing Activities

Our net cash used in investing activities was $35,997 for the six months ended December 31, 2013 and resulted primarily from the purchase of intangible assets and property and equipment.

Our net cash used in investing activities was $45,453 for the six months ended December 31, 2012 and resulted primarily from the purchase of property and equipment.

35

Financing Activities

Our net cash provided by financing activities was $628,793 for the six months ended December 31, 2013 and resulted from the issuance of shares upon the exercise of warrants for cash of $838,000, partially offset by payment of capital lease obligations of $114,857.

Our net cash used in financing activities was $1,199,968 for the six months ended December 31, 2012 and resulted primarily from repayments under our credit line of $900,000 and payments of capital lease obligations of $262,845.

We entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) on July 23, 2010, which, as amended, provides for a revolving line of credit for the lesser of $4,000,000, or 80% of eligible accounts receivable. Our line of credit with SVB limits the amount of funding of TAAG to a maximum of $279,333 through June 30, 2014, and $50,000 per year thereafter. In addition, the lesser of $750,000 or 5% of the funds raised in a registered public offering can be used to fund TAAG through March 31, 2015. The line of credit matures on October 31, 2015, and is subject to certain financial and performance covenants with which we were in compliance as of December 31, 2013. Financial covenants are measured on North American operations only and include maintaining a ratio of quick assets to current liabilities of at least 0.8 to 1.0, and maintaining tangible net worth of $500,000, plus 50% of net income for the fiscal quarter ended from and after December 31, 2013, plus 50% of the dollar value of equity issuances after October 1, 2013 (reduced to 40% of the dollar value of equity issuances in connection with the exercise of warrants in November 2013) and the principal amount of subordinated debt. We failed to comply with the tangible net worth covenant in December 2011 and July 2013. On both occasions the parties agreed to amend and reset the minimum tangible net worth required under the covenant. The line of credit bears interest at the prime rate plus 2.5% for periods in which we maintain an account balance with SVB (less all indebtedness owed to SVB) of at least $800,000 at all times during the prior calendar month (the “Streamline Period”), and at the prime rate plus 5.25% when a Streamline Period is not in effect. The interest rate on the line of credit was 6.5% as of December 31, 2013. The line of credit is secured by all of our company’s and subsidiaries’ assets, excluding TAAG’s assets.

There were no outstanding borrowings under the line as of December 31, 2013 and June 30, 2013, respectively.  As of December 31, 2013 and June 30, 2013, approximately $2,300,000 and $2,000,000, respectively, of available credit was unused under the line of credit.

TAAG has factoring agreements with Credit Cooperatif and Natixis for working capital and credit administration purposes.  Under these agreements, the factors purchase trade accounts receivable assigned to them by TAAG.  The accounts are sold (with recourse) at the invoice amount subject to a factor commission and other miscellaneous fees.  Trade accounts receivable not sold remain in TAAG’s custody and control and TAAG maintains all credit risk on those accounts.

On September 10, 2013, TAAG terminated its factoring agreement with ABN Amro. As of December 31, 2013 and June 30, 2013, $0 and $165,971 was due from ABN Amro, respectively.

Under the factoring agreement with Credit Cooperatif, TAAG can borrow up to approximately $325,000 (Euro 250,000).  The factor fee is determined on a case by case basis and is not specified in the agreement.  The fee charged for the obligations outstanding as of December 31, 2013 was approximately 5%.  As of December 31, 2013 and June 30, 2013, $171,415 and $246,221 was due to Credit Cooperatif, respectively, that relate to funds paid to TAAG not yet returned to the factor.

On May 3, 2013, TAAG entered into a factoring agreement with Natixis. The maximum amount TAAG can borrow is not specified in the agreement.  The factor fee is determined based on TAAG’s revenue and the average amount of customer invoices.  The fee charged for the obligations outstanding as of December 31, 2013 was approximately 0.45%.  In addition, interest is charged on the amount financed at the three month Euribor interest rate plus 1.6%. The interest rate under the agreement was approximately 1.8% per annum at December 31, 2013.  As of December 31, 2013 and June 30, 2013, $12,434 and $0 was due from Natixis, respectively.

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Non-GAAP Measure – Adjusted EBITDA

In addition to our GAAP results, we present Adjusted EBITDA as a supplemental measure of our performance. However, Adjusted EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Adjusted EBITDA as net income (loss) from operations (which excludes interest and taxes), plus depreciation and amortization, stock-based compensation, impairment of acquired intangibles and goodwill, loss on facility sublease, and (gain) loss on sale of fixed assets. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of Adjusted EBITDA to income (loss) from operations for the six months ended December 31, 2013 and 2012, and the year ended June 30, 2013 and 2012:

	Six Months Ended December 31,		Year Ended June 30,
	2013	2012	2013	2012
Income (loss) from operations	$(545,308)	$195,441	$363,685	$(6,652,693)
Add (deduct):
Depreciation and amortization	238,315	343,815	617,898	1,529,222
Stock-based compensation	184,067	110,406	386,563	203,540
Impairment of acquired intangibles and goodwill				2,514,161
Loss on facility sublease			233,015
(Gain) loss on sale of fixed assets		(6,879)	(476,904)	315
Adjusted EBITDA	$(122,926)	$642,783	$1,124,257	$(2,405,455)

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Adjusted EBITDA has limitations as an analytical tool which includes, among others, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

For information about recently issued accounting standards, refer to Note 2 to our condensed consolidated financial statements appearing elsewhere in this prospectus.

37

BUSINESS

Company Overview

Research Solutions, Inc. was incorporated in the State of Nevada on November 2, 2006. On March 4, 2013, we consummated a merger with DYSC Subsidiary Corporation, our wholly-owned subsidiary, pursuant to which we, in connection with such merger, amended our Articles of Incorporation to change our name to Research Solutions, Inc. (formerly Derycz Scientific, Inc.). Research Solutions, Inc. is a publicly traded holding company with three wholly owned subsidiaries: Reprints Desk, Inc., a Delaware corporation; Reprints Desk Latin America S. de R.L. de C.V, an entity organized under the laws of Mexico; and Techniques Appliquées aux Arts Graphiques, S.p.A., an entity organized under the laws of France.

We provide research solutions that facilitate the flow of information from the publishers of scientific, technical, and medical (“STM”) content to enterprise customers in life science and other research intensive organizations around the world. We provide customers with access to hundreds of thousands of newly published articles each year in addition to the tens of millions of existing articles that have been published in the past, helping them to identify the most useful and relevant content for their activities. In addition to serving end users of content, we also serve STM publishers by facilitating compliance with applicable copyright laws. We have developed proprietary software and Internet-based interfaces that allow customers to find, electronically receive and legally use the content that is critical to their research.

We have two reportable diverse geographical concentrations:  North American Operations, which consists of Reprints Desk and Reprints Desk Latin America, and France, which consists of TAAG.

We provide three types of services to our customers: Article Galaxy, Reprints and ePrints and Printing and Logistics.

Article Galaxy

Researchers and regulatory personnel in life science and other research intensive organizations generally require single copies of published STM journal articles for use in their research activities. They place orders with us for the articles they need and we source and electronically deliver the requested content to them generally in under an hour. This service is known in the industry as single article delivery or document delivery. We also obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. We have arrangements with numerous content publishers that allow us to distribute their content. The majority of these publishers provide us with electronic access to their content, which allows us to electronically deliver single articles to our customers often in a matter of minutes. Even though single article delivery services are charged on a transactional basis, customer order volume tends to be consistent from month to month in part due to consistent orders of larger customers that require the implementation of our services into their work flow, subject to fluctuations due to the addition or loss of customers.

We deliver the aforementioned services through Article Galaxy, which consists of proprietary software and Internet-based interfaces that allow customers to initiate orders, manage transactions, obtain reporting, automate authentication, improve seamless connectivity to corporate intranets, and enhance the information resources they already own, or have access to via subscriptions or internal libraries, as well as organize workgroups to collaborate around scientific information.

As a cloud-based software-as-a-service (SaaS) solution, Article Galaxy is deployed as a single system across our entire customer base. Customers access Article Galaxy securely through online web interfaces and via web service APIs, which enable customers to leverage Article Galaxy features and functionality from within proprietary and other 3rd party software systems. Article Galaxy can also be configured to satisfy a customer’s individual preferences in areas such as user experience, business processes, and spend management. As a SaaS solution, Article Galaxy benefits from efficiencies in scalability, stability and development costs, resulting in significant advantages versus multiple instance or installed desktop software alternatives. We leverage these technical efficiencies to fuel rapid innovation and competitive advantage.

Reprints and ePrints

Marketing departments in life science and other research intensive organizations generally require large quantities of printed copies of published STM journal articles called “Reprints.” They generally supply Reprints to doctors who may prescribe their products and at conferences. We obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. The majority of content publishers print their content in-house and prohibit others from printing their content, however, when not prohibited by the content publisher, we use a third party to print Reprint orders delivered to North American customers, and TAAG to print Reprint orders delivered to mostly European customers. Electronic copies, called “ePrints,” are also used for distribution through the Internet and other electronic mechanisms. We have developed proprietary ePrint software that increase the efficiency of our customers’ content purchases by transitioning from paper reprints to electronic ePrints, and by improving compliance with applicable copyright laws and promotional regulations within the life science industry. Reprints and ePrints are charged on a transactional basis and order volume typically fluctuates from month to month based on customer marketing budgets and the existence of STM journal articles that fit customer requirements.

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Printing and Logistics

Our printing and logistics services, performed by TAAG, include a variety of hard copy, professionally printed materials that are used for retail and marketing purposes, including Reprints, as well as regulatory sensitive marketing materials and clinical trial kits. The majority of TAAG’s customers are in France. Only a small percentage of the printing work performed by TAAG is for Reprint orders for our North American operations delivered to mostly European customers. TAAG possesses sufficient operational capacity to handle additional orders from customers.

Competitive Strengths

We believe that we possess the following competitive strengths:

Services and Technology

We have developed proprietary software and Internet-based interfaces that allow customers to initiate orders, manage transactions, obtain reporting, automate authentication, improve seamless connectivity to corporate intranets, and maximize the information resources they already own, or have access to via subscriptions or internal libraries, as well as organize workgroups to collaborate around scientific information. Our systems integrate into our customers’ corporate intranets and workflows through the Internet, web services and other integration mechanisms. Our services alleviate the need for our customers to develop internal systems or contact multiple content publishers in order to obtain the content that is critical to their research.

Our services are configured to our customers’ needs and provide a personalized yet turnkey solution that covers the full spectrum of customer requirements; from identifying and locating articles, to facilitating copyright compliance, maximization of information resources already owned, electronic storage and monitoring, tracking usage, and automating end-user authentication. We continue to seek ways to enhance the performance of our existing proprietary software and systems and to develop and implement new technologies that expand the available methods of seeking and obtaining content.

Experienced Management Team

Our management team has extensive experience in satisfying customers across the information services and STM publishing industries. Further, our CEO has been an innovator in the space for over 20 years.

Customer Loyalty

The majority of our revenue comes from repeat customers, indicative of our focus on customer satisfaction and quality. A recent study performed by Outsell, an industry research and advisory firm, ranked Reprints Desk first in customer satisfaction (depth and breadth of coverage, fair pricing, and ease of doing business) and loyalty (intention to renew or continue service, and willingness to recommend the service to others).

Industry Presence and Established Relationships

We have a well-established presence and a network of contacts with our customers, STM publishing partners, and others in the information services space. We have existing arrangements with numerous content publishers that allow us to distribute their content.

Promotion

We employ a segment-focus marketing approach to challenge existing competition. In pursuit of growth, we invest in vertical integration and channel relationships to increase the value we provide to customers, extend our promotional reach, and decrease customer acquisition costs. We anticipate growth coming from cross-selling into our existing customer base, penetrating new market verticals, and generating market demand and preference from both existing and new customers. While we place emphasis on the life science market, with a focus on pharmaceutical, biotechnology and medical device customers, we are also penetrating the following new markets: legal, academic, chemicals and food and agriculture.

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Growth Strategy

Organic Growth

We seek to grow our customer base through targeted selling and marketing campaigns consisting of sales calls on potential customers. This strategy is supported by innovative technological systems, aggressive pricing and high quality service. We also submit proposals to potential customers in response to requests for proposals, or RFPs. We have invested heavily in our operations to ensure that they are capable of supporting future growth.

Acquisitions and Combinations

From time to time, and as opportunities arise, we may explore strategic acquisitions and combinations, including the acquisition of customer lists, that bring revenue, profitability, growth potential and additional technology, products, services, operations and/or geographic capabilities to our company.

International Expansion

We have expanded internationally through increased sales to companies located abroad, particularly in Europe and Japan, and through the acquisition of TAAG. From time to time, and as opportunities arise, we may further expand internationally through partnerships or acquisitions.

Publisher Agreements

We have arrangements with numerous STM content publishers that allow us to distribute their content. In addition, we regularly contact publishers in an attempt to negotiate additional publisher agreements. A typical publisher agreement would allow us to distribute the publisher’s content according to a negotiated price list, thereby eliminating the need to contact the publisher and obtain the rights for each individual order. Many of these publishers provide us with electronic access to their content, which allows us to further expedite the delivery of single articles to our customers. In addition, we rely on a small number of content publishers for the majority of our content costs.

Company Services

We generate revenue by providing three types of services to our customers: Article Galaxy, Reprints and ePrints, and Printing and Logistics.

Article Galaxy

We charge a transactional service fee for the electronic delivery of single articles, and a corresponding copyright fee for the permitted use of the content. This service, known in the industry as single article delivery or document delivery, generates nearly all of the revenue attributable to the Article Galaxy journal article platform. We recognize revenue from single article delivery services upon delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Reprints and ePrints

We charge a transactional fee for each Reprint or ePrint order and are responsible for printing and delivery of Reprint orders, and the electronic delivery and, in some cases, the electronic delivery mechanism of ePrint orders. The majority of content publishers print their content in-house and prohibit others from printing their content, however, when not prohibited by the content publisher, we use a third party to print Reprint orders delivered to North American customers, and TAAG to print Reprint orders delivered to mostly European customers. We recognize revenue from reprints and ePrints services upon shipment or electronic delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Printing and Logistics

We charge a transactional fee for each order of hard copy printed material. We are responsible for printing and delivering the order. Printing and Logistics services are performed by TAAG. The majority of TAAG’s customers are in France. Only a small percentage of the printing work performed by TAAG is for Reprint orders for North American operations delivered to mostly European customers. We recognize revenue from printing services when the printed materials have been shipped to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

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Seasonality

Summer months tend to be lower for Article Galaxy revenue, and Spring and Fall months tend to be higher for Reprint and ePrint revenue, particularly in December.

Customers and Suppliers

Approximately 25% of our revenues for the year ended June 30, 2013 was derived from our two largest customers. Approximately 16% of our revenues for the six months ended December 31, 2013 was derived from our single largest customer. Loss of either or both of these customers would significantly reduce our revenues, which would have a material adverse effect on our results of operations. We can provide no assurance that these customers will continue to place orders in the future.

In addition, approximately 49% and 44% of our content costs for the year ended June 30, 2013, and the six months ended December 31, 2013, respectively, were derived from our three largest suppliers of content. Loss of any or all of these suppliers of content would significantly reduce our revenues, which would have a material adverse effect on our results of operations. We can provide no assurance that these suppliers of content will continue to supply us with content in the future.

Sales and Marketing

To acquire customers we rely on sales promotion to sell to large enterprise accounts, and marketing communications to more efficiently recruit small-to-medium and geographically-dispersed enterprises. The promotional mix of tactics we utilize includes: advertising, events, direct response and integrated marketing campaigns, public relations and content publicity, search engine optimization and marketing, thought leadership programs, channel alliances training, and analyst relations. In addition, a portion of our marketing budget is dedicated to research and customer retention, which, we believe, increases total lifetime value per account and generates significant amounts of referrals for new business.

Competition

The markets in which we compete are highly competitive. The primary methods of competition in our industry are price, service, technology and niche focus. Competition based on price is often successful in the short-term, but can limit the ability of a supplier to provide adequate service levels. Competition based on service and/or technology requires significant investment in systems and that investment requires time to payback. Niche operators focus on narrow activities, but cannot aggregate sufficient content, technology and services to satisfy broad customer needs. We feel that many customers and potential customers are less price sensitive if the service levels are high and the technology creates efficiency and/or management information that has not been available previously.

Our competition includes:

•	Piracy - Perhaps, our most serious competitor. Many entities use content for commercial purposes without complying with applicable copyright laws, and paying the required copyright to the content publisher. As information becomes more readily available, the opportunity for piracy increases, as do publishers’ ability to identify unauthorized use.

•	STM Single Article Delivery Vendors and Content Aggregators - Our primary completion for global, full service Single Article Delivery services are Infotrieve, British Library, Linda Hall Library, and others.

•	Publisher Service Companies - Primarily printing shops that offer to manage a publisher’s reprints business in addition to providing their main subscription printing needs (e.g., Copyright Clearance Center, Sheridan Reprints, Reprint Services, Cadmus).

•	Media Buyers - These companies aggregate advertising “buy” and obtain a publisher discount, sometimes including Reprints as part of their “buy” (e.g., Compas).

•	Customer In-House Services - While Single Article Delivery services are more challenging than Reprint services for our customers to provide in house, many existing and potential customers manage these services internally. If the internal service provider lacks skill, experience, or adequate systems, it can lead to an inferior service that does not meet customer requirements and can also waste valuable time.

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•	Publisher In-House Capabilities - Some large publishers have developed in-house capabilities to service the content re-use market, however, many of them neglect other content repurposing opportunities and may not be able to aggregate content from other publishers.

•	Commercial Printing Companies – The commercial printing industry is increasingly commoditized and larger printing companies are able to offer prices lower than that of smaller companies.

Corporate History and Structure

Research Solutions, Inc. was incorporated in the State of Nevada on November 2, 2006, and in November 2006 entered into a Share Exchange Agreement with Reprints Desk, Inc., a Delaware corporation (“Reprints Desk”). At the closing of the transaction contemplated by the Share Exchange Agreement, Research Solutions, Inc. acquired all of the outstanding shares of Reprints Desk from its stockholders and issued 8,000,003 shares of common stock to the former stockholders of Reprints Desk. Following completion of the exchange transaction, Reprints Desk became a wholly-owned subsidiary of Research Solutions, Inc. Reprints Desk provides Article Galaxy and Reprint and ePrint services.

On February 28, 2007, we entered into an agreement with Pools Press, Inc., an Illinois corporation (“Pools”), pursuant to which we acquired 75% of the issued and outstanding common stock of Pools for consideration of $616,080. We purchased the remaining interest in Pools that we did not already own on August 31, 2010.  The results of Pools’ operations have been included in our consolidated financial statements since March 1, 2007. On January 1, 2012, Pools merged with and into Reprints Desk. Pools provided printing services, specializing in reprints, until operations were discontinued in June 2013.

On March 31, 2011, we entered into an agreement with Fimmotaag, S.p.A. (“Fimmotaag”), a privately held company domiciled in France, pursuant to which we acquired 100% of the issued and outstanding common stock of TAAG in exchange for 336,921 shares of our common stock in addition to future payments payable at the option of Fimmotaag in cash or our common stock under the terms of the purchase agreement. On March 28, 2013, we entered into a Settlement Agreement with Fimmotaag and its two principal owners (the “Settlement Agreement”), pursuant to which Fimmotaag agreed to return 336,921 shares of our common stock to us and to forego future payments payable to Fimmotaag by us pursuant to the terms of the agreement under which we acquired TAAG from Fimmotaag. TAAG provides printing and logistics services and is located outside of Paris, France.

On July 24, 2012, we formed Reprints Desk Latin America to provide operational and administrative support services to Reprints Desk.

On March 4, 2013, we consummated a merger with DYSC Subsidiary Corporation, our wholly-owned subsidiary, pursuant to which we, in connection with such merger, amended our Articles of Incorporation to change our name to Research Solutions, Inc. (formerly Derycz Scientific, Inc.).

Employees

As of March 31, 2014, we had 140 employees, all of which were full-time employees.

Properties

Our executive offices are located at 5435 Balboa Blvd., Suite 202, Encino, California. We lease approximately 3,200 square feet of office space for $4,965 per month from an unrelated third party. The lease expires on May 31, 2015. The rent increases to $5,115 per month on May 1, 2014.

Pools’ printing facility was located at 3455-3501 Commercial Avenue, Northbrook, Illinois until operations were discontinued in June 2013. We continue to lease approximately 13,000 square feet of space for $8,250 per month from an unrelated third party. The lease expires on May 31, 2016. The rent increases to $8,500 per month on June 1, 2014. On March 24, 2013, we entered into an agreement to sublease the facility to a third party effective April 1, 2013. The sublease calls for monthly rental proceeds of $4,265 from June 2013 to August 2013, and $6,300 from September 2013 to May 2016. The amount of the expected rental proceeds from the sublease will be less than the amount we are contractually obligated to pay under the lease agreement.

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The printing facility and offices of TAAG are located at 3 rue Olympe de Gouges - ZAC des Radars 91350 Grigny, France. TAAG leases approximately 1,775 square meters of printing facility and 425 square meters of office space for approximately $20,000 (€15,417) per month from an unrelated third party. The lease expires on December 31, 2019. We have guaranteed approximately $50,000 (€40,000) in favor of the landlord in connection with the lease.

On August 1, 2013 Reprints Desk Latin America S. de R.L. de C.V, entered into a lease agreement for approximately 280 square meters of office space in Monterrey, Mexico. The lease requires monthly payments of approximately $1,400 (18,733 Mexican pesos) through July 2014.

We believe that our existing facilities are sufficient to meet our present and anticipated needs for the foreseeable future.

Legal Proceedings

We are involved in legal proceedings in the ordinary course of our business. Although our management cannot predict the ultimate outcome of these legal proceedings with certainty, it believes that the ultimate resolution of our legal proceedings, including any amounts we may be required to pay, will not have a material effect on our consolidated financial statements.

On March 28, 2013, we entered into a Settlement Agreement with Fimmotaag and its 2 principal owners (the “Settlement Agreement”), pursuant to which Fimmotaag agreed to return 336,921 shares of our common stock to us and to forego future payments payable to Fimmotaag by us pursuant to the terms of the agreement under which we acquired TAAG from Fimmotaag. The 2 principal owners of Fimmotaag also agreed to pay 285,000 Euros that they personally guaranteed to TAAG’s landlord, of which TAAG will reimburse them 100,000 Euros. The Settlement Agreement resolves the suit filed within the Commercial Court of Evry, France, by us in February 2013 against Fimmotaag and its 2 principal owners.  We retired the returned shares in April 2013.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, position and date of appointment of each of our directors and executive officers as of March 31, 2014. Each director serves until our next annual meeting or until his or her successor is duly elected and qualified. Each executive officer serves until the earlier of his or her death or resignation, or his or her successor is duly elected and qualified.

Name	Age	Position	Date of Appointment
Peter Victor Derycz	51	Chief Executive Officer, President and Chairman of the Board	January 6, 2006
Alan Louis Urban	45	Chief Financial Officer and Secretary	November 3, 2011
Scott Ahlberg	50	Chief Operating Officer of Reprints Desk	July 1, 2007
Janice Peterson	66	Chief Publisher Relations officer of Reprints Desk Director	July 1, 2006
Gen. Merrill McPeak (1) (2)	78	Director	November 5, 2010
Scott Ogilvie (1) (3)	59	Director	November 5, 2010
Gregory Suess (1) (4)	41	Director	November 5, 2010

(1)	Member of Audit Committee, Compensation Committee and Nominating and Governance Committee.

(2)	Chairman of the Compensation Committee.

(3)	Chairman of the Audit Committee.

(4)	Chairman of the Nominating and Governance Committee.

Peter Victor Derycz – Chief Executive Officer, President and Chairman of the Board

Mr. Derycz founded Reprints Desk and has served as its Chief Executive Officer, President and Chairman of the Board since January 6, 2006. Mr. Derycz was a founder of Infotrieve, Inc. in 1989 and served as its President from February 2003 until September 2003. He served as the Chief Executive Officer of Puerto Luperon, Ltd. (Bahamas), a real estate development company, from January 2004 until December 2005. In January 2006, he was appointed to, and currently serves as a member of, the board of directors of Insignia Systems, Inc. (NASDAQ:ISIG), a consumer products advertising company. Mr. Derycz received a B.A. in Psychology from the University of California at Los Angeles. Our board of directors believes that Mr. Derycz’ familiarity with the Company’s day-to-day operations, his strategic vision for the Company’s business and his past leadership and management experience make him uniquely qualified to serve as a director.

Alan Louis Urban – Chief Financial Officer and Secretary

Mr. Urban has served as our Chief Financial Officer and Secretary since November 3, 2011 and as a project-based finance and accounting consultant in 2010 and 2011. He has previously served in numerous senior management positions for emerging companies, including: Vice President of Finance and Treasurer for Infotrieve from 2000 to 2004; Chief Financial Officer of a leading online poker company from 2005 to 2006, where he led the global reorganization of the company; and Chief Financial Officer of ReachLocal, Inc. (NASDAQ:RLOC) from 2007 to 2009, an internet marketing company that ranked #1 on Deloitte’s Tech Fast 500 list. Mr. Urban has also held positions as an audit and tax manager in public accounting, and as an internal auditor.  He holds a BS in Business, with a concentration in Accounting Theory and Practice, from California State University, Northridge and has been a Certified Public Accountant (currently inactive) since 1998.

Scott Ahlberg – Chief Operating Officer of Reprints Desk

Mr. Ahlberg has effectively served as the Chief Operating Officer of Reprints Desk since July 1, 2007, and has many years of experience in content and startup businesses. Mr. Ahlberg started with Dynamic Information (EbscoDoc) in the 1980s, then went on to lead Sales and Marketing at Infotrieve, Inc. After leaving Infotrieve in 2005 Mr. Ahlberg provided consulting services to ventures in professional networking and medical podcasting. He joined Reprints Desk in 2006. His areas of expertise include strategic planning, operational innovation, copyright and content licensing, and quality management. Scott has degrees from Stanford University (BA, 1984) and the University of London (MA, 1990).

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Janice Peterson –Chief Publisher Relations Officer of Reprints Desk, Director

Ms. Peterson has served as the Chief Publisher Relations Officer of Reprints Desk and as a Director since July 1, 2006. She was Vice President for Content Development at Infotrieve, Inc. from 2000 to 2006 and Vice President for Publisher Relations and Content Development at RoweCom, formerly Faxon/Dawson, from 1997 to 2000. Ms. Peterson was at Academic Press (now Elsevier) for 14 years, where her last position was Fulfillment Director. Ms. Peterson is Past Chair of the Board of Directors for the National Information Standards Organization (NISO), and she is the past chair of the International Committee for EDI in Serials (ICEDIS). She has a degree in History from Whittier College and an M.A. in Asian Studies from California State College, San Diego. She joined Reprints Desk in 2006. Our board of directors believes that Ms. Peterson should serve as a director due to her extensive industry-specific knowledge and business experience, including a familiarity with the Company’s day-to-day operations.

General Merrill McPeak – Director

Gen. McPeak was appointed to our board of directors on November 5, 2010. He is President of McPeak and Associates, a company he founded in 1995. From 1990 until his retirement from active military service in late-1994, he was chief of staff of the U.S. Air Force. During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad. As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense and the President. Gen. McPeak has served on the board of directors of several publicly traded companies, including long service with Trans World Airlines, Inc. and with the test and measurement company, Tektronix, Inc. He was for many years Chairman of the Board of ECC International Corp., until that company was acquired by Cubic Corporation. Currently, Gen. McPeak is a director of Del Global Holdings (OTC: DGTC.OB), Gencorp. (NYSE: GY), Lion Biotechnologies (f/k/a Genesis Biopharma) (OTCBB:LBIO) and Miller Energy Resources, (NASDAQ: MILL). He is also a director of Valence Surface Technologies, a California-based, privately held provider of metal processing and finishing services and a director of privately held NAVEX Global. In addition, Gen. McPeak served as a director of Sensis Corp. and Mosquito Consolidated Gold during the past five years. Our board of directors concluded that Gen. McPeak should serve as a director in light of his demonstrated leadership abilities and years of experience serving on the boards of directors of numerous publicly traded corporations.

Scott Ogilvie – Director

Mr. Ogilvie was appointed to our board of directors on November 5, 2010Mr. He is currently the President of AFIN International, Inc., a private equity/business advisory firm, which he founded in 2006.  Additionally, Mr. Ogilvie is Managing Director of Wirthlin Worldwide International, Wirthlin Worldwide Investors, LLC and Wirthlin, a Dentons Innovation Group Partnership, LLC, private equity strategic advisory firms.  From 2006 to December 31, 2009, he was CEO of Gulf Enterprises International, Ltd, a strategic advisory company that brought strategic partners, expertise and investment capital to the Middle East and North Africa.  Mr. Ogilvie previously served as Chief Operating Officer of CIC Group, Inc., an investment manager, a position he held from 2001 to 2007. He began his career as a corporate and securities lawyer with Hill, Farrer & Burrill, and has extensive public and private corporate management and board experience in finance, real estate, and technology companies.  Mr. Ogilvie currently serves on the board of directors of Neuralstem, Inc. (NYSE AMEX:CUR) and Genspera, Inc. (OTCBB:GNSZ), and also served on the board of directors of Innovative Card Technologies, Inc. (OTCBB:INVC) and Aly Energy Services, Inc. (f/k/a Preferred Voice, Inc.) (OTCBB:ALYE) during the past five years.  Mr. Ogilvie received a BSBA-Finance degree from the University of Denver (1976), and a Juris Doctor degree from the University of California, Hastings College of Law (1979).  In light of Mr. Ogilvie’s financial and executive experience, including his experience having served as a director and audit committee member of several public companies, our board of directors believes it to be in the Company’s best interests that Mr. Ogilvie serve as a director.

Gregory Suess – Director

Mr. Suess was appointed to our board of directors on November 5, 2010. He is a founding partner of ROAR, an entertainment and media focused management and consulting company formed in 2000.  Since 1997, Mr. Suess has practiced with the law firm of Glaser, Weil, Fink, Jacobs, Howard, Avchen & Shapiro, LLP, where he is currently a Partner and focuses on general corporate law, media and entertainment.  Mr. Suess holds a Bachelor of Science from the University of Southern California (Lloyd Greif Center for Entrepreneurial Studies), and holds a JD/MBA from Pepperdine University. Mr. Suess serves on the Boards of Directors of Wizard World, Inc. (OTCBB:WIZD) and Camp Southern Ground, Inc. Our board of directors believes that Mr. Suess is a valuable addition to our board of directors due to his business and educational background in management and finance, including his experience as a director of other companies and as an owner and officer of multiple businesses.

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Director Independence

Our board of directors currently consists of five members: Messrs. Derycz (Chairman), McPeak, Ogilvie and Suess and Ms. Peterson. Each director serves until our next annual meeting or until his or her successor is duly elected and qualified. Our board of directors has determined that Gen. McPeak, Mr. Ogilvie and Mr. Suess are independent directors as that term is defined in the applicable rules for companies traded on the NASDAQ Capital Market. Gen. McPeak, Mr. Ogilvie and Mr. Suess are each members of the Audit Committee, Compensation Committee and Nominating and Governance Committee of our board of directors.

Code of Ethics

Our board of directors has adopted a Code of Ethical Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The code is available in the Corporate Governance – Code of Ethical Conduct section of our website, www.researchsolutions.com.

Further Information Concerning our Board of Directors

Our board of directors currently has the following standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee

Our Audit Committee currently consists of Messrs. Ogilvie (Chairman), McPeak and Suess. Our board of directors has determined that Mr. Ogilvie is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and that each member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication. Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee. The primary purposes of our Audit Committee are to assist our board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our company and audits of our financial statements, including (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The role and responsibilities of our Audit Committee are more fully set forth in a revised written Charter adopted by our board of directors on October 15, 2012, which is available on our website located at www.researchsolutions.com.

Compensation Committee

Our Compensation Committee currently consists of Messrs. McPeak (Chairman), Ogilvie and Suess. The primary purposes of our Compensation Committee are to assist our board of directors in fulfilling its responsibility to determine the compensation of our executive officers and to approve and evaluate the compensation policies and programs of our company, including (i) reviewing the compensation packages of executive officers and making recommendations to our board of directors for said compensation packages, (ii) reviewing and approving proposed stock incentive grants and (iii) providing our board of directors with recommendations regarding bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a revised written Charter adopted by our board of directors on October 15, 2012, which is available on our website located at www.researchsolutions.com.

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The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options and other incentive awards to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our Compensation Committee evaluates compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee further attempts to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) are reviewed separately, compensation decisions are made based on a review of total compensation.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of Messrs. Suess (Chairman), McPeak and Ogilvie. The primary purposes of our Nominating and Governance Committee are to (i) identify individuals qualified to become members of our board of directors and recommend to our board of directors the nominees for the next annual meeting of our stockholders and candidates to fill vacancies on our board of directors, (ii) recommend to our board of directors the directors to be appointed to committees of our board of directors and (iii) oversee the effectiveness of our corporate governance in accordance with regulatory guidelines and any other guidelines we establish, including evaluations of members of executive management, our board of directors and its committees. The role and responsibilities of our Nominating and Governance Committee are more fully set forth in a revised written Charter adopted by our board of directors on October 15, 2012, which is available on our website located at www.researchsolutions.com.

Our Nominating and Governance Committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors; our executives; individuals personally known to the members of our board of directors; and other research. Our Nominating and Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

A stockholder of our company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of our company beneficially owned, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nominations are to be made and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act. The recommendation should be addressed to our Secretary.

Among other matters, our Nominating and Governance Committee:

•	Reviews the desired experience, mix of skills and other qualities to assure appropriate board of directors composition, taking into account the current members of our board of directors and the specific needs of our company and our board of directors;

•	Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

•	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our board of directors; and

•	Conducts appropriate inquiries into the background and qualifications of potential nominees.

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Board Leadership Structure and Role in Risk Oversight

Mr. Derycz serves as both our Chief Executive Officer and Chairman, and we do not have a lead independent director. Our board of directors determined that in light of Mr. Derycz’s familiarity with our company’s day-to-day operations, his strategic vision for our company’s business and his past leadership and management experience, Mr. Derycz’s service as both our Chief Executive Officer and Chairman is appropriate to provide the authority necessary for Mr. Derycz to effectively lead our company through its current phase of growth. Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Nominating and Governance Committee also manages risks associated with the independence of members of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to our Chief Executive Officer and as to each of our other two most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to us in all capacities for our last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Peter Victor Derycz	2013	240,000	108,000	—		50,560	(1)(2)	6,947	405,507
Chief Executive Officer, President and Chairman of the Board	2012	240,000	—	—				5,296	245,296

Alan Louis Urban	2013	175,000	82,500	13,455	(3)	17,280	(4)	3,821	292,056
Chief Financial Officer and Secretary	2012	104,906	—			125,000	(5)	3,786	233,692

Scott Ahlberg	2013	165,000	86,400	14,352	(6)	18,432	(7)	4,132	288,316
Chief Operating Officer of Reprints Desk	2012	60,000	281,000	—		—		6,983	347,983

(1)	Represents the grant date fair value of options granted on February 13, 2013 to purchase 32,000 shares of common stock at an exercise price of $1.25. The grant date fair value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.08%; volatility of 132%; expected term of 6 years; and no dividend yield. The stock options vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and expire on February 13, 2023.
(2)	Represents the grant date fair value of options granted on May 20, 2013 to purchase 16,000 shares of common stock at an exercise price of $1.85. The grant date fair value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.08%; volatility of 130%; expected term of 6 years; and no dividend yield. The stock options vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and expire on May 20, 2023.
(3)	Represents the grant date fair value of 7,273 shares of restricted stock granted on May 20, 2013. The grant date fair value was estimated using the market price of the Company’s common stock at the date of grant. The restricted stock vests 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if vesting conditions are not met.
(4)	Represents the grant date fair value of options granted on February 6, 2013 to purchase 24,000 shares of common stock at an exercise price of $1.15. The grant date fair value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.08%; volatility of 132%; expected term of 6 years; and no dividend yield. The stock options vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and expire on February 6, 2023.
(5)	Represents the grant date fair value of options granted on March 5, 2012 to purchase 125,000 shares of common stock at an exercise price of $1.30. The grant date fair value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 0.8%; volatility of 144%; expected term of 6 years; and no dividend yield. The stock options vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and expire on March 5, 2022.
(6)	Represents the grant date fair value of 7,758 shares of restricted stock granted on May 20, 2013. The grant date fair value was estimated using the market price of the Company’s common stock at the date of grant. The restricted stock vests 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if vesting conditions are not met.
(7)	Represents the grant date fair value of options granted on February 6, 2013 to purchase 25,600 shares of common stock at an exercise price of $1.15. The grant date fair value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.08%; volatility of 132%; expected term of 6 years; and no dividend yield. The stock options vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and expire on February 6, 2023.

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Employment Agreements

Peter Victor Derycz

On July 1, 2010, we entered into an executive employment agreement with Mr. Derycz which was subsequently amended on July 26, 2013. Under the terms of the executive employment agreement, Mr. Derycz has agreed to serve as our Chief Executive Officer and President on an at-will basis. The term of the agreement ends on June 30, 2015. The agreement provides for a base salary of $276,000 per year. No portion of Mr. Derycz’s salary is allocated to his duties as a director of our company.

The agreement contains provisions that prohibit Mr. Derycz from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Derycz of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Derycz will be eligible to receive an amount equal to three months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Derycz may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Alan Louis Urban

On November 3, 2011, we entered into an executive employment agreement with Mr. Urban which was subsequently amended on July 26, 2013. Under the terms of the executive employment agreement, Mr. Urban has agreed to serve as our Chief Financial Officer on an at-will basis. The term of the agreement ends on June 30, 2015. The agreement provides for a base salary of $201,250 per year.

The agreement contains provisions that prohibit Mr. Urban from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Urban of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Urban will be eligible to receive an amount equal to three months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Urban may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Scott Ahlberg

On July 1, 2010, we entered into an executive employment agreement with Mr. Ahlberg which was subsequently amended on July 26, 2013. Under the terms of the executive employment agreement, Mr. Ahlberg has agreed to serve as Chief Operating Officer of Reprints Desk on an at-will basis. The term of the agreement ends on June 30, 2015. The agreement provides for a base salary of $178,200 per year.

The agreement contains provisions that prohibit Mr. Ahlberg from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Ahlberg of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Ahlberg will be eligible to receive an amount equal to three months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Ahlberg may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Janice Peterson

On July 1, 2010, we entered into an executive employment agreement with Ms. Peterson which was subsequently amended on July 26, 2013. Under the terms of the executive employment agreement, Ms. Peterson has agreed to serve as Chief Publisher Relations Officer of Reprints Desk on an at-will basis. The term of the agreement ends on June 30, 2015. The agreement provides for a base salary of $145,800 per year. No part of Ms. Peterson’s salary is allocated to her duties as a director of our company.

The agreement contains provisions that prohibit Ms. Peterson from soliciting our customers or employees during her employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Ms. Peterson of our confidential information and assign ownership to us of inventions related to our business that are created by her during her employment. We may terminate the agreement at any time, with or without cause. Ms. Peterson will be eligible to receive an amount equal to three months of her then-current base salary payable in the form of salary continuation if she is terminated without cause. Ms. Peterson may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

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Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding options held by our named executive officers as of the end of our fiscal year ended June 30, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date (5)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (6)
Peter Victor Derycz	—	32,000	(1)	1.25	2/13/2023	—		—
	—	16,000	(2)	1.85	5/20/2023	—		—

Alan Louis Urban	100,000	—		1.02	7/27/2020	—		—
	62,500	62,500	(3)	1.30	3/5/2022	—		—
	—	24,000	(4)	1.15	2/6/2023	—		—
	—	—		—	—	7,273	(2)	13,455

Scott Ahlberg	75,000	—		1.50	12/21/2017	—		—
	75,000	—		1.00	5/28/2019	—		—
	20,000	—		1.02	7/27/2020	—		—
	—	26,400	(4)	1.15	2/6/2023	—		—
	—	—		—	—	7,758	(2)	14,352

(1)	The stock options were granted on February 13, 2013 and vest as follows: 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested.
(2)	The stock options and restricted stock were granted on May 20, 2013 and vest as follows: 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested.
(3)	The stock options were granted on March 5, 2012 and vest as follows: 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested.
(4)	The stock options were granted on February 6, 2013 and vest as follows: 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested.
(5)	Stock options expire ten years from the grant date.
(6)	Based on a market closing price per share of common stock of $1.85 on May 20, 2013.

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Director Compensation

The following table presents information regarding compensation paid to our non-employee directors for our fiscal year ended June 30, 2013.

Name	Fees Earned or Paid in Cash ($)	Warrant and Option Awards ($)		All Other Compensation ($)		Total ($)
General Merrill McPeak	12,000	34,500	(1)	—		46,500
Scott Ogilvie	12,000	34,500	(1)	—		46,500
Janice Peterson	—	—		221,428	(2)	221,428
Gregory Suess	12,000	34,500	(1)	—		46,500

(1)	Represents the grant date fair value of stock options granted on February 6, 2013 to purchase 50,000 shares of common stock at an exercise price of $1.15. The grant date fair value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.08%; volatility of 132%; expected term of 5 years; and no dividend yield. The stock options vested immediately and expire on February 6, 2023.

(2)	Ms. Peterson received no compensation for her services as a director of the Company. Other compensation represents the following amounts paid to Ms. Peterson for her services as an employee of the Company: salary in the amount of $135,000, bonus in the amount of $59,400, grant date fair value of stock options of $12,672 (represents the grant date fair value of options granted on February 6, 2013 to purchase 17,600 shares of common stock at an exercise price of $1.15, estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.08%; volatility of 132%; expected term of 6 years; and no dividend yield; vesting 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and expiring on February 6, 2023), grant date fair value of restricted stock of $9,866 (represents the grant date fair value of 5,333 shares of restricted stock granted on May 20, 2013, estimated using the market price of our common stock at the date of grant, vesting 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and subject to forfeiture if vesting conditions are not met), and other compensation in the amount of $4,490.

In fiscal 2013, non-employee directors of our company received $12,000 and options to purchase 50,000 shares of our common stock for attending meetings and serving on our board of directors. In fiscal 2012, non-employee directors of our company received $12,000 and warrants to purchase 50,000 shares of our common stock. We expect to compensate our non-employee directors with a combination of cash and options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our board of directors.

Equity Compensation Plan and Employee Benefits

Summary of the 2007 Equity Compensation Plan

The following summary briefly describes the principal features of the 2007 Plan, and is qualified in its entirety by reference to the full text of the 2007 Plan.

Administration. The 2007 Plan is administered by our Compensation Committee, or if no such committee is formed, our board of directors. Our Compensation Committee has the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. Our Compensation Committee is authorized to interpret the 2007 Plan, to establish, amend, and rescind any rules and regulations relating to the 2007 Plan, to determine the terms of agreements entered into with recipients under the 2007 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2007 Plan.

Eligibility. All employees, directors and individuals providing services to our company or its subsidiaries are eligible to participate in the 2007 Plan.

Shares Subject to Plan. Subject to adjustment as described herein, the number of shares of common stock that would be available for grant of awards under the 2007 Plan is 3,000,000, less 2,176,661 shares of common stock that already have been issued or that are underlying outstanding awards. There are no additional shares of common stock that have been reserved for issuance pursuant to outstanding awards under the 2007 Plan. As of March 31, 2014, stock option awards with 1,885,437 underlying shares of common stock were outstanding under the 2007 Plan.

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Stock Option and SAR Grants. The exercise price per share of common stock purchasable under any stock option or stock appreciation right (SAR) will be determined by our Compensation Committee, but cannot in any event be less than 100% of the fair market value of our common stock on the date the option is granted. Our Compensation Committee will determine the term of each stock option or SAR (subject to a maximum of 10 years) and each stock option or SAR will be exercisable pursuant to a vesting schedule determined by our Compensation Committee. The grants and the terms of, incentive stock options, or ISOs, shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code, or the Code. Subject to approval of our Compensation Committee, stock options or SARs may be exercised by payment of the exercise price in cash, shares of our common stock, which have been held for at least six months, or pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by us. We may require the grantee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, our Compensation Committee may permit the grantee to satisfy such obligations by the withholding or delivery of shares of our common stock. We may withhold from any shares of our common stock issuable pursuant to a stock option or SAR or from any cash amounts otherwise due from us to the recipient of the award an amount equal to such taxes.

Stock Grants. Shares may be sold or awarded for consideration and with our without restriction as determined by the Compensation Committee, including cash, full-recourse promissory notes, as well as past and future services. Any award of shares will be subject to the vesting schedule, if any, determined by the Compensation Committee. In general, holders of shares sold or awarded under the 2007 Plan will have the same voting, dividend and other rights as our other stockholders. As a condition to the purchase of shares under the 2007 Plan, the purchaser will make such arrangements as our Compensation Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

Adjustments. In the event of any change affecting the shares of our common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than cash dividends, our board of directors will make such substitution or adjustment in the aggregate number of shares that may be distributed under the 2007 Plan and in the number and option price (or exercise or purchase price, if applicable) as it deems to be appropriate in order to maintain the purpose of the original grant.

Termination of Service. If a participant’s service to our company terminates on account of death or disability, then the participant’s unexercised options, if exercisable immediately before the participant’s death, disability or retirement, may be exercised in whole or in part, on the earlier of the date on which such stock option would otherwise expire and one year after the event. If a participant’s service to us terminates for any other reason, then the participant’s unexercised options, to the extent exercisable immediately before such termination, will remain exercisable, and may be exercised in whole or in part, for a period ending on the earlier of the date on which such stock option would otherwise expire and three months after such termination of service.

Amendment and Termination. Our board of directors may, at any time, alter, amend, suspend, discontinue, or terminate the 2007 Plan; provided that such action shall not adversely affect the right of grantees to stock awards or stock options previously granted and no amendment, without the approval of our stockholders, shall increase the maximum number of shares which may be awarded under the 2007 plan in the aggregate, materially increase the benefits accruing to grantees under the 2007 Plan, change the class of employees eligible to receive options under the 2007 Plan, or materially modify the eligibility requirements for participation in the 2007 Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Officers and Directors

Other than the employment agreements described above in “Executive Compensation,” since July 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•	in which any director, executive officer, stockholder who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2014, as adjusted to reflect the sale of common stock in this offering, for:

•	each of our directors;

•	each of our executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after March 31, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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The information presented in this table is based on 17,564,164 shares of our common stock outstanding on March 31, 2014. Unless otherwise indicated, the address of each of the executive officers, directors and more than 5% stockholders named below is c/o Research Solutions, Inc., 5435 Balboa Boulevard, Suite 202, Encino, California 91316.

	Number of Shares	Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Beneficially Owned	Before the Offering	After the Offering
Executive Officers and Directors:
Peter Victor Derycz(1)	4,056,590	23.1%
Alan Louis Urban(2)	288,471	1.6%
Scott Ahlberg(3)	230,345	1.3%
Janice Peterson(4)	233,868	1.3%
General Merrill McPeak(5)	150,000	*
Scott Ogilvie(5)	150,000	*
Gregory Suess(5)	150,000	*
Executive officers and directors as a group (7 persons)(6)	5,259,274	28.2%
Other 5% Stockholders:
Bristol Investment Fund, Ltd(7)	4,783,910	27.2%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Includes 400,000 shares owned by the wife of Mr. Derycz, 4,905 shares owned by each of the four children of Mr. Derycz, options to purchase 5,333 shares of common stock at an exercise price of $1.85 per share, options to purchase 13,333 shares of common stock at an exercise price of $1.25 per share, 33,333 shares of restricted stock granted on September 6, 2013, 2,540 shares of restricted stock granted on November 22, 2013 and 2,051 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not.

(2)	Includes options to purchase 100,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 93,750 shares of common stock at an exercise price of $1.30 per share, options to purchase 10,000 shares of common stock at an exercise price of $1.15 per share, 7,273 shares of restricted stock granted on May 20, 2013, 25,833 shares of restricted stock granted on September 6, 2013, 1,905 shares of restricted stock granted on November 22, 2013 and 1,538 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not met.

(3)	Includes options to purchase 75,000 shares of common stock at an exercise price of $1.50 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share, options to purchase 20,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 10,667 shares of common stock at an exercise price of $1.15 per share, 7,758 shares of restricted stock granted on May 20, 2013, 26,667 shares of restricted stock granted on September 6, 2013, 1,905 shares of restricted stock granted on November 22, 2013 and 1,538 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not met.

(4)	Includes options to purchase 85,000 shares of common stock at an exercise price of $1.50 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share, options to purchase 40,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 7,333 shares of common stock at an exercise price of $1.15 per share, 5,333 shares of restricted stock granted on May 20, 2013, 18,333 shares of restricted stock granted on September 6, 2013, 1,587 shares of restricted stock granted on November 22, 2013 and 1,282 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not met.

(5)	Consists of warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share, warrants to purchase 50,000 shares of common stock at an exercise price of $1.19 per share, and options to purchase 50,000 shares of common stock at an exercise price of $1.15 per share.

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(6)	Includes warrants to purchase 150,000 shares of common stock at an exercise price of $1.25 per share, warrants to purchase 150,000 shares of common stock at an exercise price of $1.19 per share, options to purchase 150,000 shares of common stock at $1.00 per share, options to purchase 160,000 shares of common stock at $1.02 per share, options to purchase 178,000 shares of common stock at $1.15 per share, options to purchase 13,333 shares of common stock at an exercise price of $1.25 per share, options to purchase 93,750 shares of common stock at $1.30 per share, options to purchase 160,000 shares of common stock at $1.50 per share, and options to purchase 5,333 shares of common stock at an exercise price of $1.85 per share,.

(7)	Bristol Investment Fund, Ltd.’s address is 69 Dr. Roy’s Drive, George Town, Grand Cayman, Cayman Islands, KY1-1102. Paul Kessler exercises investment and voting control over the shares held by Bristol Investment Fund, Ltd. and Bristol Capital, LLC. Mr. Kessler is the brother-in-law of Peter Victor Derycz.

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DESCRIPTION OF SECURITIES

General

The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws as they will be in effect upon the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

General

As of March 31, 2014, our authorized capital stock consisted of:

•	100,000,000 shares of common stock, par value $0.001 per share; and

•	20,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of March 31, 2014, there were 17,564,164 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of our currently issued and outstanding shares of capital stock were validly issued, fully paid and non-assessable under the Nevada Revised Statute (“Nevada Law”).

Set forth below is a summary description of all of the material terms of our capital stock and convertible securities. This description is qualified in its entirety by reference to our articles of incorporation, bylaws and form of convertible securities, each of which is filed as an exhibit to the registration statement, of which this prospectus forms a part.

Common Stock

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our articles of incorporation. Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of our common stock now outstanding are fully paid and non-assessable. Our bylaws authorize the board of directors to declare dividends on our outstanding shares.

Preferred Stock

Our board of directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and to fix the number of shares and the designation of any series of preferred shares. Our board of directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of those shares.  The rights of the holders of common stock will be subject to and may be affected adversely by the rights of the holders of any preferred stock that may be issued in the future.  Issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock and make removal of our board of directors more difficult.  No rights, preferences or privileges have yet been determined and no shares of preferred stock have been issued.

Outstanding Warrants

As of March 31, 2014, we had an aggregate of 904,998 common stock purchase warrants issued and outstanding with a weighted average exercise price of $1.73 per share.

Options

As of March 31, 2014, we had an aggregate of 1,885,437 common stock purchase options issued and outstanding with a weighted average exercise price of $1.30 per share. The options were issued pursuant to our 2007 Equity Compensation Plan, as amended.

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Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes and our bylaws could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of Nevada Law and our bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Nevada Anti-takeover Statutes

We may become subject to Nevada’s control share acquisition laws (Nevada Revised Statutes 78.378 -78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. We may become subject to Nevada’s Control Share Acquisition Act if the company has 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation. Currently, we do not conduct business in the State of Nevada directly or through an affiliated corporation.

We are also subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock, or otherwise has the ability to influence or control such corporation’s management or policies.

Bylaws

In addition, various provisions of our bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our Directors. Any bylaw provision adopted by the board of directors may be amended or repealed by the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors. Our bylaws also contain limitation as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles of incorporation 20,000,000 shares of preferred stock, none of which are currently designated or outstanding. However, the Board acting alone and without approval of our stockholders can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

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Supermajority Voting Provisions

Nevada Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless a corporation’s articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles of incorporation and bylaws do not currently provide for such a supermajority vote on any matters, our board of directors can amend our bylaws and we can, with the approval of our stockholders, amend our articles of incorporation to provide for such a super-majority voting provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8360.

Exchange Listing

We have applied to list our common stock on the NASDAQ Capital Market under the symbol “RSSS”.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of shares of common stock, including shares issued upon the exercise of outstanding warrants, in the public market after this offering, or the possibility of these sales occurring, could adversely affect the prevailing market price for our common stock or impair our ability to raise equity capital.

Upon the completion of this offering, a total of [●] shares of common stock will be outstanding. All [●] shares of common stock sold in this offering by us, plus any shares sold upon exercise of the underwriters’ over-allotment option, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining [●] shares of common stock will be “restricted securities,” as that term is defined in Rule  144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which is summarized below.

Subject to the lock-up agreements described below and the provisions of Rule 144 under the Securities Act, these restricted securities will be available for sale in the public market beginning more than 90 days after the date of this prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described below, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately [●] shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated [●], 2014 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp.
Total

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option. We have granted the representative of the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of [●] additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the representative exercises all or part of this option, they will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $[●] and the total net proceeds, before expenses, to us will be $[●].

Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Non-accountable expense allowance (1%)(1)	$	$	$
Proceeds, before expense, to us	$	$	$

(1)	Non-accountable expense allowance shall not be payable with respect to any shares sold pursuant to the representative’s exercise of the over-allotment option.

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $[●] per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

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We have paid an aggregate expense deposit of $25,000 to the representative for out-of-pocket-accountable expenses, which will be applied against accountable expenses that will be paid by us to the underwriters in connection with this offering in accordance with FINRA Rule 5110(f)(2)(C). The underwriting agreement, however, provides that in the event the offering is terminated, the $25,000 expense deposit paid to the representative will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and Directors in an amount not to exceed $4,000 per individual, but no more than $[●] in the aggregate; (b) all fees associated with the review of the offering by FINRA; (c) all fees, expenses and disbursements relating to the registration and qualification of the shares under the “blue Sky” laws, including fees and expenses of underwriters’ counsel of up to $20,000; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (e) the costs associated with post-closing advertising (e) the costs of commemorative mementos and Lucite tombstones up to $5,000; (f) upon successfully completing this offering, $21,775 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (g) upon successfully completing this offering, up to $20,000 of the representative’s actual accountable road show expenses for the offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $[●].

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. We, our Directors and executive officers and our other holders of 5% or more of our outstanding common stock expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 90 days from the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or acquired on or prior to the closing date of this offering (including any shares of common stock acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, except for certain exceptions and limitations.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

Representative’s Warrants. We have agreed to issue to the representative warrants to purchase up to a total of [●] shares of common stock (5% of the shares of common stock sold in this offering, excluding the over-allotment). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(i). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal. Subject to certain limited exceptions, until twelve months from the consummation of the offering, the Representative has a right of first refusal to act as, in our discretion, lead underwriter or minimally as a co-manager with at least 50% of the economics, or, in the case of a three-underwriter or placement agent transaction, 33% of the economics, for each and every future public equity or debt offerings during such twelve (12) month period, of the company, or any subsidiary of the company.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive market making.   In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market or on the OTC QB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);

•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock has not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common stock been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

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•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The common stock has not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta púbica de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock has not been, and will not be, submitted to the Portuguese Securities.

Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Blank Rome LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Research Solutions, Inc. as of June 30, 2013 and 2012 appearing in this prospectus and registration statement have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the public reference room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1(800) SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.researchsolutions.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RESEARCH SOLUTIONS, INC.

F-1

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2013	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,074,600	$1,699,969
Accounts receivable:
Trade receivables, net of allowance of $224,091 and $211,743, respectively	5,609,223	4,966,717
Due from factor	12,434	165,971
Inventory	158,780	171,682
Prepaid expenses and other current assets	335,049	327,532
Prepaid royalties	900,260	351,852
Total current assets	9,090,346	7,683,723

Other assets:
Property and equipment, net of accumulated depreciation of $1,327,708 and $1,094,953, respectively	699,686	831,231
Intangible assets, net of accumulated amortization of $357,955 and $308,245, respectively	89,410	123,482
Deposits and other assets	480,067	286,073
Total assets	$10,359,509	$8,924,509

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,423,076	$7,530,034
Capital lease obligations, current	319,075	221,461
Notes payable, current	46,808	55,293
Due to factor	171,415	246,221
Deferred revenue	429,339	53,216
Total current liabilities	9,389,713	8,106,225

Long term liabilities:
Notes payable, long term	-	11,059
Capital lease obligations, long term	280,574	493,045
Total liabilities	9,670,287	8,610,329

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 17,554,729 and 16,970,465 shares issued and outstanding, respectively	17,555	16,970
Additional paid-in capital	15,234,926	14,213,443
Accumulated deficit	(14,581,741)	(13,992,238)
Accumulated other comprehensive income	18,482	76,005
Total stockholders’ equity	689,222	314,180
Total liabilities and stockholders’ equity	$10,359,509	$8,924,509

See notes to condensed consolidated financial statements

F-2

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue	$9,622,379	$13,982,098	$18,200,100	$23,524,097
Cost of revenue	7,402,073	11,223,397	13,974,818	18,608,552
Gross profit	2,220,306	2,758,701	4,225,282	4,915,545

Operating expenses:
Selling, general and administrative	2,521,246	2,414,701	4,532,275	4,405,411
Depreciation and amortization	120,964	134,914	238,315	321,572
Gain on sale of fixed assets	-	-	-	(6,879)
Total operating expenses	2,642,210	2,549,615	4,770,590	4,720,104
Income (loss) from operations	(421,904)	209,086	(545,308)	195,441

Other income (expenses)
Interest expense	(15,278)	(22,723)	(27,925)	(59,560)
Other income (expense)	(7,175)	(6,956)	(6,389)	(9,914)
Total other expense	(22,453)	(29,679)	(34,314)	(69,474)
Income (loss) before provision for income taxes	(444,357)	179,407	(579,622)	125,967
Provision for income taxes	(2,199)	(1,088)	(9,881)	(1,681)

Net income (loss)	(446,556)	178,319	(589,503)	124,286
Other comprehensive income (loss):
Foreign currency translation	(20,549)	(37,603)	(57,523)	(65,250)
Comprehensive income (loss)	$(467,105)	$140,716	$(647,026)	$59,036

Net income (loss) per share:
Basic	$(0.03)	$0.01	$(0.03)	$0.01
Diluted	$(0.03)	$0.01	$(0.03)	$0.01

Weighted average shares outstanding:
Basic	17,171,633	17,208,117	17,071,049	17,145,856
Diluted	17,171,633	17,208,117	17,071,049	17,175,663

See notes to condensed consolidated financial statements

F-3

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statement of Stockholders' Equity

For the Six Months Ended December 31, 2013

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Other Comprehensive	Total Stockholders'
	Shares	Amount	Capital	Deficit	Income	Equity

Balance, July 1, 2013	16,970,465	$16,970	$14,213,443	$(13,992,238)	$76,005	$314,180

Fair value of vested stock options	-	-	131,678	-	-	131,678

Fair value of common stock issued for services	165,264	166	52,224	-	-	52,390

Common shares issued upon exercise of warrants	419,000	419	837,581	-	-	838,000

Net loss for the period	-	-	-	(589,503)	-	(589,503)

Foreign currency translation	-	-	-	-	(57,523)	(57,523)

Balance, December 31, 2013	17,554,729	$17,555	$15,234,926	$(14,581,741)	$18,482	$689,222

See notes to condensed consolidated financial statements

F-4

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months ended
	December 31,
	2013	2012

Cash flow from operating activities:
Net income (loss)	$(589,503)	$124,286
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	238,315	343,815
Fair value of vested stock options	131,678	110,406
Fair value of common stock issued for services	52,390	-
Gain on sale of fixed assets	-	(6,879)

Changes in assets and liabilities:
Accounts receivable	(642,506)	(2,773,262)
Inventory	12,902	11,718
Due from factor	153,537	(63,604)
Prepaid expenses and other current assets	(7,517)	(590,644)
Prepaid royalties	(548,408)	13,779
Deposits and other assets	(193,994)	(2,913)
Accounts payable and accrued expenses	893,042	3,677,225
Deferred revenue	376,123	257,474
Net cash provided by (used in) operating activities	(123,941)	1,101,401

Cash flow from investing activities:
Purchase of property and equipment	(20,359)	(61,810)
Purchase of intangible assets	(15,638)	-
Proceeds from sale of fixed assets	-	16,357
Net cash used in investing activities	(35,997)	(45,453)

Cash flow from financing activities:
Payments to factor	(74,806)	(8,860)
Payment of notes payable	(19,544)	(28,263)
Payment of capital lease obligations	(114,857)	(262,845)
Payments under line of credit	-	(900,000)
Issuance of shares upon exercise of warrants for cash	838,000	-
Net cash provided by (used in) financing activities	628,793	(1,199,968)

Effect of exchange rate changes	(94,224)	(108,673)
Net increase (decrease) in cash and cash equivalents	374,631	(252,693)
Cash and cash equivalents, beginning of period	1,699,969	3,150,978
Cash and cash equivalents, end of period	$2,074,600	$2,898,285

(continued)

F-5

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (continued)

(Unaudited)

	Six Months ended
	December 31,
	2013	2012

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$9,881	$1,681
Cash paid for interest	$27,925	$59,560

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of customer list through issuance of common shares	$-	$154,908

See notes to condensed consolidated financial statements

F-6

RESEARCH SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three and Six Months Ended December 31, 2013 and 2012 (Unaudited)

Note 1. Organization, Nature of Business and Basis of Presentation

Organization

Research Solutions, Inc. (the “Company,” “we,” “us” or “our”) was incorporated in the State of Nevada on November 2, 2006.  On March 4, 2013, the Company consummated a merger with DYSC Subsidiary Corporation, the Company’s wholly-owned subsidiary, pursuant to which the Company, in connection with such merger, amended its Articles of Incorporation to change its name to Research Solutions, Inc. (formerly Derycz Scientific, Inc.). Research Solutions, Inc. is a publicly traded holding company with three wholly owned subsidiaries: Reprints Desk, Inc., a Delaware corporation (“Reprints Desk”); Reprints Desk Latin America S. de R.L. de C.V, an entity organized under the laws of Mexico (“Reprints Desk Latin America”); and Techniques Appliquées aux Arts Graphiques, S.p.A. (“TAAG”), an entity organized under the laws of France.

Nature of Business

We provide research solutions that facilitate the flow of information from the publishers of scientific, technical, and medical (“STM”) content to enterprise customers in life science and other research intensive organizations around the world. We provide customers with access to hundreds of thousands of newly published articles each year in addition to the tens of millions of existing articles that have been published in the past, helping them to identify the most useful and relevant content for their activities. In addition to serving end users of content, we also serve STM publishers by facilitating compliance with applicable copyright laws. We have developed proprietary software and Internet-based interfaces that allow customers to find, electronically receive and legally use the content that is critical to their research.

We have two reportable diverse geographical concentrations:  North American Operations, which consists of Reprints Desk and Reprints Desk Latin America, and TAAG, which operates in France.

We provide three types of solutions to our customers: research solutions, marketing solutions, and printing solutions.

Research Solutions

Researchers and regulatory personnel in life science and other research intensive organizations generally require single copies of published STM journal articles for use in their research activities. They place orders with us for the articles they need and we source and electronically deliver the requested content to them generally in under an hour. This service is known in the industry as single article delivery or document delivery. We also obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. We have non-exclusive arrangements with numerous content publishers that allow us to distribute their content. The majority of these publishers provide us with electronic access to their content, which allows us to electronically deliver single articles to our customers often in a matter of minutes. Even though single article delivery services are charged on a transactional basis, customer order volume tends to be consistent from month to month in part due to consistent orders of larger customers that require the implementation of our services into their work flow.

We have developed proprietary software and Internet-based interfaces that allow customers to initiate orders, manage transactions, obtain reporting, automate authentication, improve seamless connectivity to corporate intranets, and enhance the information resources they already own, or have access to via subscriptions or internal libraries, as well as organize workgroups to collaborate around scientific information. In some cases, our proprietary software allows us to fully automate the order fulfillment process. Our services alleviate the need for our customers to develop internal systems or contact multiple content publishers in order to obtain the content that is critical to their research. We also help customers connect to free content on the Internet when available and compliant with applicable copyright laws.

F-7

All of the aforementioned services and proprietary software comprise the Article Galaxy journal article platform (“Article Galaxy”).

Marketing Solutions

Marketing departments in life science and other research intensive organizations generally require large quantities of printed copies of published STM journal articles called “Reprints.” They generally supply Reprints to doctors who may prescribe their products and at conferences. We obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. The majority of content publishers print their content in-house and prohibit others from printing their content, however, when not prohibited by the content publisher, we use a third party to print Reprint orders delivered to North American customers, and TAAG to print Reprint orders delivered to mostly European customers. Electronic copies, called “ePrints,” are also used for distribution through the Internet and other electronic mechanisms. We have developed proprietary ePrint software that increase the efficiency of our customers’ content purchases by transitioning from paper reprints to electronic ePrints, and by improving compliance with applicable copyright laws and promotional regulations within the life sciences industry. Reprints and ePrints are charged on a transactional basis and order volume typically fluctuates from month to month based on customer marketing budgets and the existence of STM journal articles that fit customer requirements.

Printing Solutions

Our printing solutions, exclusively performed by TAAG, our French operating subsidiary, include a variety of hard copy, professionally printed materials that are used for retail and marketing purposes, including Reprints, as well as regulatory sensitive marketing materials and clinical trial kits. The majority of TAAG’s customers are in France. Only a small percentage of the printing work performed by TAAG is for Reprint orders for North American operations delivered to mostly European customers.

Liquidity

Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of December 31, 2013, we had an accumulated deficit of $14,581,741 and stockholders’ equity of $689,222. For the six months ended December 31, 2013, the Company recorded a net loss of $589,503 and cash used in operating activities was $123,941. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may never sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to achieve and maintain profitability on a quarterly or annual basis.

North American Operations (Reprints Desk and Reprints Desk Latin America)

The Company believes that its current cash resources and expected cash flow from our North American operations will be sufficient to sustain current North American operations for the next twelve months. The Company expects that cash flow from our North American operating activities will continue to be positive; however, there are no assurances that such results will be achieved.

F-8

TAAG (France)

The Company believes that its current cash resources and expected cash flow from TAAG may not be sufficient to sustain TAAG operations for the next twelve months. During the six months ended December 31, 2013, TAAG incurred a net loss from operations of $2,268, and at December 31, 2013, had a working capital deficiency of approximately $1,630,000. In addition, significant net losses in prior years have been incurred and approximately $325,000 of payroll and VAT taxes were delinquent at December 31, 2013. Effective June 30, 2013, the Company forgave a loan receivable from TAAG totaling $1,009,115 to improve TAAG’s liquidity. The Company’s line of credit with Silicon Valley Bank limits the amount of funding of TAAG to a maximum of $279,333. The funding period for TAAG under the line of credit expires on March 31, 2014, and no additional financing for TAAG is in place. In the event that TAAG liquidates our exposure to creditors in France is limited to the assets of TAAG, with the exception of a $50,000 guarantee by the Company in favor of the landlord on the facility lease. In the event that TAAG liquidates we would lose a significant percentage of revenue, or all revenue, from TAAG.

Principles of Consolidation

The accompanying financial statements are consolidated and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC. The condensed consolidated balance sheet as of June 30, 2013 included herein was derived from the audited consolidated financial statements as of that date, but does not include all disclosures, including notes, required by GAAP.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company's financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

These estimates and assumptions include estimates for reserves of uncollectible accounts, inventory obsolescence, analysis of impairments of recorded goodwill and intangibles, accruals for potential liabilities and assumptions made in valuing equity instruments issued for services or acquisitions.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivable. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company does not anticipate incurring any losses related to these credit risks. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and intends to maintain allowances for anticipated losses, as required.

F-9

Cash denominated in Euros with a US Dollar equivalent of $559,239 and $393,093 at December 31, 2013 and June 30, 2013, respectively, was held in accounts at financial institutions located in Europe.

The following table summarizes accounts receivable concentrations:

	As of December 31, 2013	As of June 30, 2013
Customer A	23%	11%

The following table summarizes revenue concentrations:

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Customer A	21%	23%	16%	16%

The following table summarizes vendor concentrations:

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Vendor A	28%	26%	21%	22%
Vendor B	*	30%	*	22%
Vendor C	*	*	12%	*
Vendor D	*	*	11%	*

* Less than 10%

Revenue Recognition

The Company’s policy is to recognize revenue when services have been performed, risk of loss and title to the product transfers to the customer, the selling price is fixed or determinable, and collectability is reasonably assured. We generate revenue by providing three types of services to our customers: Article Galaxy, Reprints and ePrints, and Printing and Logistics services.

Article Galaxy

We charge a transactional service fee for the electronic delivery of single articles, and a corresponding copyright fee for the permitted use of the content. This service, known as single article delivery or document delivery, generates nearly all of the revenue attributable to the Article Galaxy journal article platform. The Company recognizes revenue from single article delivery services upon delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Reprints and ePrints

We charge a transactional fee for each Reprint or ePrint order and are responsible for printing and delivery of Reprint orders, and the electronic delivery and, in some cases, the electronic delivery mechanism of ePrint orders. The majority of content publishers print their content in-house and prohibit others from printing their content, however, when not prohibited by the content publisher, we use a third party to print Reprint orders delivered to North American customers, and TAAG to print Reprint orders delivered to mostly European customers. The Company recognizes revenue from reprints and ePrints services upon shipment or electronic delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

F-10

Printing and Logistics Services

We charge a transactional fee for each order of hard copy printed material. We are responsible for printing and delivering the order. Printing and Logistics services are exclusively performed by TAAG, our French operating subsidiary. The majority of TAAG’s customers are in France. Only a small percentage of the printing work performed by TAAG is for Reprint orders for North American operations delivered to mostly European customers. The Company recognizes revenue from printing services when the printed materials have been shipped to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in capital raising transactions, for services and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the Company's Statements of Operations.  The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with Topic 505 of the FASB Accounting Standards Codification, whereby the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete.  Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

Foreign Currency Translation

The accompanying condensed consolidated financial statements are presented in United States dollars, the functional currency of the Company. Capital accounts of foreign subsidiaries are translated into US Dollars from foreign currency at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rate as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. Although the majority of our revenue and costs are in US dollars, the revenues and costs of TAAG are in Euros, and the costs of Reprints Desk Latin America are in Mexican pesos. As a result, currency exchange fluctuations may impact our revenue and the costs of our operations. We currently do not engage in any currency hedging activities.

Net Income (Loss) Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding for the period, excluding unvested restricted common stock. Diluted net income per share is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include stock options and warrants. The dilutive effect of potentially dilutive securities is reflected in diluted net income per share if the exercise prices were lower than the average fair market value of common shares during the reporting period.

F-11

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, excluding unvested restricted common stock. Basic and diluted net loss per common share is the same for all periods presented with a net loss because all warrants and stock options outstanding are anti-dilutive.

The calculation of basic and diluted net income (loss) per share is presented below:

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Numerator:
Net income (loss)	$(446,556)	$178,319	$(589,503)	$124,286

Denominator:
Weighted average shares outstanding (basic)	17,171,633	17,208,117	17,071,049	17,145,856
Effect of diluted securities	-	-	-	29,807
Weighted average shares outstanding (diluted)	17,171,633	17,208,117	17,071,049	17,175,663

Net income (loss) per share:
Basic	$(0.03)	$0.01	$(0.03)	$0.01
Diluted	$(0.03)	$0.01	$(0.03)	$0.01

Recently Issued Accounting Pronouncements

In March 2013, the FASB issued ASU 2013-05 Topic 830, “Foreign Currency Matters” (“ASU 2013-05”). ASU 2013-05 resolves the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, ASU 2013-05 applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. In addition, the amendments in this update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. ASU 2013-02 became effective for the company prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material effect on the Company’s unaudited condensed consolidated financial statements.

The FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405), “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company’s unaudited condensed consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus of the FASB Emerging Issues Task Force). ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. The Company does not expect the adoption of this standard to have a material impact on the Company’s unaudited condensed consolidated financial position and results of operations.

F-12

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

Note 3. Line of Credit

The Company entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) on July 23, 2010, which, as amended, provides for a revolving line of credit for the lesser of $4,000,000, or 80% of eligible accounts receivable.  The line of credit matures on October 31, 2015, and is subject to certain financial and performance covenants with which we were in compliance as of December 31, 2013. Financial covenants are measured on North American operations only and include maintaining a ratio of quick assets to current liabilities of at least 0.8 to 1.0, and maintaining tangible net worth of $500,000, plus 50% of net income for the fiscal quarter ended from and after December 31, 2013, plus 50% of the dollar value of equity issuances after October 1, 2013 (reduced to 40% of the dollar value of equity issuances in connection with the exercise of warrants in November 2013) and the principal amount of subordinated debt. The Company failed to comply with the tangible net worth covenant in December 2011 and July 2013. On both occasions the parties agreed to amend and reset the minimum tangible net worth required under the covenant. The line of credit bears interest at the prime rate plus 2.5% for periods in which the Company maintains an account balance with SVB (less all indebtedness owed to SVB) of at least $800,000 at all times during the prior calendar month (the “Streamline Period”), and at the prime rate plus 5.25% when a Streamline Period is not in effect. The interest rate on the line of credit was 6.5% as of December 31, 2013. The line of credit is secured by all of the Company’s and its subsidiaries’ assets, excluding TAAG’s assets.

There were no outstanding borrowings under the line as of December 31, 2013 and June 30, 2013, respectively.  As of December 31, 2013 and June 30, 2013, approximately $2,300,000 and $2,000,000, respectively, of available credit was unused under the line of credit.

Note 4. Factor Agreements

The Company, through TAAG, has factoring agreements with Credit Cooperatif and Natixis for working capital and credit administration purposes.  Under the agreements, the factors purchase trade accounts receivable assigned to them by the Company.  The accounts are sold (with recourse) at the invoice amount subject to a factor commission and other miscellaneous fees.  Trade accounts receivable not sold remain in the Company's custody and control and the Company maintains all credit risk on those accounts.

On September 10, 2013, the Company terminated its factoring agreement with ABN Amro.  As of December 31, 2013 and June 30, 2013, $0 and $165,971 was due from ABN Amro, respectively.

Under the factoring agreement with Credit Cooperatif, the Company can borrow up to approximately $325,000 (Euro 250,000).  The factor fee is determined on a case by case basis and is not specified in the agreement.  The fee charged for the obligations outstanding as of December 31, 2013 was approximately 5%.  As of December 31, 2013 and June 30, 2013, $171,415 and $246,221 was due to Credit Cooperatif, respectively, that relate to funds paid to the Company not yet returned to the factor.

On May 3, 2013, the Company entered into a factoring agreement with Natixis. The maximum amount the Company can borrow is not specified in the agreement.  The factor fee is determined based on the Company's revenue and the average amount of customer invoices.  The fee charged for the obligations outstanding as of December 31, 2013 was approximately 0.45%.  In addition, interest is charged on the amount financed at the three month Euribor interest rate plus 1.6%. The interest rate under the agreement was approximately 1.8% per annum at December 31, 2013.  As of December 31, 2013 and June 30, 2013, $12,434 and $0 was due from Natixis, respectively.

F-13

Note 5. Stockholders’ Equity

Stock Options

In December 2007, we established the 2007 Equity Compensation Plan (the “Plan”). The Plan was approved by our board of directors and stockholders. The purpose of the Plan is to grant stock and options to purchase our common stock to our employees, directors and key consultants. On November 15, 2012, the maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan increased from 1,500,000 to 3,000,000, as approved by our board of directors and stockholders. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. There were 833,841 shares available for grant under the Plan as of December 31, 2013. All current stock option grants are made under the 2007 Equity Compensation Plan.

The majority of awards issued under the Plan vest immediately or over three years, with a one year cliff vesting period, and have a term of ten years. Stock-based compensation cost is measured at the grant date, based on the fair value of the awards that are ultimately expected to vest, and recognized on a straight-line basis over the requisite service period, which is generally the vesting period.

The following table summarizes vested and unvested stock option activity:

	All Options		Vested Options		Unvested Options
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at June 30, 2013	1,692,898	1.24	1,352,730	1.23	340,168	1.29
Granted	191,472	1.80	7,400	1.80	184,072	1.80
Options vesting	-	-	56,834	1.41	(56,834)	1.41
Exercised	-	-	-	-	-	-
Forfeited/Cancelled	-	-	-	-	-	-
Outstanding at December 31, 2013	1,884,370	$1.30	1,416,964	$1.24	467,406	$1.48

The weighted average remaining contractual life of all options outstanding as of December 31, 2013 was 6.92 years. The weighted average remaining contractual life for options vested and exercisable at December 31, 2013 was 6.17 years. Furthermore, the aggregate intrinsic value of all options outstanding as of December 31, 2013 was $1,354,438, and the aggregate intrinsic value of options vested and exercisable at December 31, 2013 was $1,109,248, in each case based on the fair value of the Company’s common stock on December 31, 2013. The total fair value of options vested during the six months ended December 31, 2013 was $131,678 and is included in selling, general and administrative expenses in the accompanying statement of operations.  As of December 31, 2013, the amount of unvested compensation related to these options was $407,706 which will be recorded as an expense in future periods as the options vest.

F-14

Additional information regarding stock options outstanding and exercisable as of December 31, 2013 is as follows:

Option Exercise Price	Options Outstanding	Remaining Contractual Life (in years)	Options Exercisable
$1.00	347,000	5.41	347,000
1.02	287,000	6.58	287,000
1.07	53,898	8.79	42,231
1.15	278,000	9.11	150,000
1.25	32,000	9.13	-
1.30	263,000	8.18	175,333
1.50	380,000	4.06	380,000
1.80	190,050	9.73	7,400
1.85	24,000	9.39	-
1.97	1,422	9.90	-
3.00	15,000	7.04	15,000
3.05	10,000	7.12	10,000
3.65	3,000	7.22	3,000
Total	1,884,370		1,416,964

Warrants

The following table summarizes warrant activity:

	Number of Warrants	Weighted Average Exercise Price
Outstanding, June 30, 2013	2,376,173	2.06
Granted	-	-
Exercised	(419,000)	2.00
Expired	(662,175)	2.00
Outstanding, December 31, 2013	1,294,998	$2.11
Exercisable, June 30, 2013	2,376,173	$2.06
Exercisable, December 31, 2013	1,294,998	$2.11

The intrinsic value for all warrants outstanding as of December 31, 2013 was $317,333, based on the fair value of the Company’s common stock on December 31, 2013.

In November 2013, warrant holders exercised warrants to purchase 419,000 shares of the Company’s common stock for $838,000.

F-15

Additional information regarding warrants outstanding and exercisable as of December 31, 2013 is as follows:

Warrant Exercise Price	Warrants Outstanding	Remaining Contractual Life (in years)	Warrants Exercisable
$1.19	150,000	7.98	150,000
1.25	150,000	1.85	150,000
1.75	333,331	0.89	333,331
2.25	266,667	0.97	266,667
3.00	390,000	0.12	390,000
3.50	2,500	2.50	2,500
4.00	2,500	2.50	2,500
Total	1,294,998		1,294,998

Restricted Common Stock

On September 6, 2013, the Company issued 150,833 shares of restricted common stock to employees. These shares vest over a three year period, with a one year cliff vesting period, and remain subject to forfeiture if vesting conditions are not met. The aggregate value of the stock award was $271,499 based on the market price of our common stock of $1.80 per share on the date of grant, which will be amortized over the three year vesting period.

On November 22, 2013, the Company issued 11,683 shares of restricted common stock to employees. These shares vest over a three year period, with a one year cliff vesting period, and remain subject to forfeiture if vesting conditions are not met. The aggregate value of the stock award was $23,016 based on the market price of our common stock of $1.97 per share on the date of grant, which will be amortized over the three year vesting period.

The total fair value of restricted common stock vested during the six months ended December 31, 2013 was $47,168 and is included in selling, general and administrative expenses in the accompanying statement of operations. As of December 31, 2013, the amount of unvested compensation related to this issuance of restricted common stock was $247,347 which will be recorded as an expense in future periods as the stock vests. When calculating net income (loss) per share, these shares are included in weighted average common shares outstanding from the time they vest.

The following table summarizes restricted common stock activity:

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested, June 30, 2013	33,939	1.85
Granted	162,516	1.81
Vested	-	-
Forfeited	-	-
Non-vested, December 31, 2013	196,455	$1.82

F-16

Issuance of Common Stock

On December 6, 2013, the Company issued 2,748 shares of common stock valued at $5,222 to a consultant for services rendered.

Note 6. Geographical Information

As of December 31, 2013, the Company had two reportable diverse geographical concentrations:  North American Operations, which consists of Reprints Desk and Reprints Desk Latin America, and TAAG, which operates in France.  Information related to these operating segments, net of eliminations, consists of the following for the periods below:

	Three Months Ended December 31, 2013			Six Months Ended December 31, 2013
	North American Operations	TAAG (France)	Total	North American Operations	TAAG (France)	Total

Revenue	$7,383,148	$2,239,231	$9,622,379	$14,000,578	$4,199,522	$18,200,100
Cost of revenue	6,067,698	1,334,375	7,402,073	11,487,425	2,487,393	13,974,818
Selling, general and administrative expenses	1,718,559	802,687	2,521,246	2,957,872	1,574,403	4,532,275
Depreciation and amortization	50,770	70,194	120,964	98,321	139,994	238,315
Income (loss) from operations	$(453,879)	$31,975	$(421,904)	$(543,040)	$(2,268)	$(545,308)

	Three Months Ended December 31, 2012			Six Months Ended December 31, 2012
	North American Operations	TAAG (France)	Total	North American Operations	TAAG (France)	Total

Revenue	$11,544,064	$2,438,034	$13,982,098	$18,647,223	$4,876,874	$23,524,097
Cost of revenue	9,848,155	1,375,242	11,223,397	15,685,344	2,923,208	18,608,552
Selling, general and administrative expenses	1,242,750	1,171,951	2,414,701	2,365,597	2,039,814	4,405,411
Depreciation and amortization	43,191	91,723	134,914	137,467	184,105	321,572
Gain on sale of fixed assets	-	-	-	(8,500)	1,621	(6,879)
Income (loss) from operations	$409,968	$(200,882)	$209,086	$467,315	$(271,874)	$195,441

F-17

	As of December 31, 2013			As of June 30, 2013
	North American Operations	TAAG (France)	Total	North American Operations	TAAG (France)	Total

Current assets	$6,835,895	$2,254,451	$9,090,346	$5,536,474	$2,147,249	$7,683,723
Property and equipment, net	145,057	554,629	699,686	189,596	641,635	831,231
Intangible assets, net	89,410	-	89,410	123,482	-	123,482
Other non-current assets	9,698	470,369	480,067	9,712	276,361	286,073
Total assets	$7,080,060	$3,279,449	$10,359,509	$5,859,264	$3,065,245	8,924,509

Current liabilities	$5,504,817	$3,884,896	$9,389,713	$4,732,746	$3,373,479	8,106,225
Long term liabilities	-	280,574	280,574	-	504,104	504,104
Equity	1,575,243	(886,021)	689,222	1,126,518	(812,338)	314,180
Total liabilities and equity	$7,080,060	$3,279,449	$10,359,509	$5,859,264	$3,065,245	$8,924,509

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Research Solutions, Inc. and Subsidiaries

Encino, California

We have audited the accompanying consolidated balance sheets of Research Solutions, Inc., formerly Derycz Scientific, Inc., (the “Company”) and Subsidiaries as of June 30, 2013 and 2012, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity (deficiency) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Research Solutions, Inc. and Subsidiaries as of June 30, 2013 and 2012 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weinberg and Company, P.A

September 30, 2013

Los Angeles, California

F-19

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	June 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$1,699,969	$3,150,978
Accounts receivable:
Trade receivables, net of allowance of $211,743 and $163,455, respectively	4,966,717	6,099,471
Due from factor	165,971	197,039
Inventory	171,682	363,641
Prepaid expenses and other current assets	327,532	175,223
Prepaid royalties	351,852	415,339
Total current assets	7,683,723	10,401,691

Other assets:
Property and equipment, net of accumulated depreciation of $1,094,953 and $1,369,782, respectively	831,231	1,294,517
Intangible assets, net of accumulated amortization of $308,245 and $189,783, respectively	123,482	65,510
Deposits and other assets	286,073	244,202
Total assets	$8,924,509	$12,005,920

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable and accrued expenses	$7,530,034	$9,554,754
Capital lease obligations, current	221,461	640,116
Notes payable, current	55,293	53,452
Due to factor	246,221	256,636
Line of credit	-	1,000,000
Deferred revenue	53,216	68,901
Total current liabilities	8,106,225	11,573,859

Long term liabilities:
Notes payable, long term	11,059	53,452
Capital lease obligations, long term	493,045	813,173
Total liabilities	8,610,329	12,440,484

Commitments and contingencies

Stockholders’ equity (deficiency):
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 16,970,465 and 17,069,437 shares issued and outstanding, respectively	16,970	17,069
Additional paid-in capital	14,213,443	13,671,873
Accumulated deficit	(13,992,238)	(14,184,160)
Accumulated other comprehensive income	76,005	60,654
Total stockholders’ equity (deficiency)	314,180	(434,564)
Total liabilities and stockholders’ equity (deficiency)	$8,924,509	$12,005,920

See notes to consolidated financial statements

F-20

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

	Years ended
	June 30,
	2013	2012

Revenue	$45,498,526	$42,818,541
Cost of revenue	35,948,380	34,778,307
Gross profit	9,550,146	8,040,234

Operating expenses:
Selling, general and administrative	8,839,428	10,722,321
Depreciation and amortization	590,922	1,456,130
Impairment loss related to the acquisition of TAAG	-	1,602,638
Impairment loss on intangible assets related to intellectual property licenses	-	688,138
Impairment loss related to the acquisition of Pools Press	-	223,385
Loss on facility sublease	233,015	-
(Gain) loss on sale of fixed assets	(476,904)	315
Total operating expenses	9,186,461	14,692,927
Income (loss) from operations	363,685	(6,652,693)

Other income (expenses):
Interest expense	(89,411)	(220,665)
Other income (expense)	(84,023)	18,963
Total other expense	(173,434)	(201,702)
Income (loss) before income tax benefit	190,251	(6,854,395)
Income tax benefit	1,671	322,106

Net income (loss)	191,922	(6,532,289)
Other comprehensive income:
Foreign currency translation	15,351	72,244
Comprehensive income (loss)	$207,273	$(6,460,045)

Net income (loss) per common share:
Basic	$0.01	$(0.38)
Diluted	$0.01	$(0.38)

Weighted average shares outstanding:
Basic	17,123,460	17,045,824
Diluted	17,262,652	17,045,824

See notes to consolidated financial statements

F-21

Research Solutions, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Equity (Deficiency)

For the Years Ended June 30, 2013 and 2012

						Total
			Additional		Other	Stockholders'
	Common Stock		Paid-in	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income	(Deficiency)

Balance, July 1, 2011	16,822,509	$16,823	$13,468,580	$(7,651,871)	$(11,590)	$5,821,942

Fair value of vested stock options	-	-	175,951	-	-	175,951

Common shares issued upon exercise of warrants	246,928	246	(246)	-	-	-

Fair value of warrants issued for services	-	-	210,712	-	-	210,712

Adjustment to fair value of warrants granted to consultants	-	-	(447,838)	-	-	(447,838)

Fair value of warrant extensions	-	-	264,714	-	-	264,714

Net loss for the period	-	-	-	(6,532,289)	-	(6,532,289)

Foreign currency translation	-	-	-	-	72,244	72,244

Balance, June 30, 2012	17,069,437	17,069	13,671,873	(14,184,160)	60,654	(434,564)

Fair value of vested stock options	-	-	323,776	-	-	323,776

Common shares issued upon exercise of stock options	21,766	22	(22)	-	-	-

Fair value of common shares issued for customer list	182,244	182	154,726	-	-	154,908

Common shares retired	(336,921)	(337)	337	-	-	-

Fair value of common stock issued for services	33,939	34	62,753	-	-	62,787

Net income for the period	-	-	-	191,922	-	191,922

Foreign currency translation	-	-	-	-	15,351	15,351

Balance, June 30, 2013	16,970,465	$16,970	$14,213,443	$(13,992,238)	$76,005	$314,180

See notes to consolidated financial statements

F-22

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended
	June 30,
	2013	2012

Cash flow from operating activities:
Net income (loss)	$191,922	$(6,532,289)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	617,898	1,529,222
Fair value of vested stock options	323,776	175,951
Fair value of warrants issued for services, net of adjustment	-	(237,126)
Fair value of warrant extensions	-	264,714
Fair value of common stock issued for services	62,787	-
(Gain) loss on sale of fixed assets	(476,904)	315
Impairment loss related to the acquisition of TAAG	-	1,602,638
Impairment loss on intangible assets related to intellectual property licenses	-	688,138
Impairment loss related to the acquisition of Pools Press	-	223,385
Deferred income tax liability	-	(350,000)
Loss on facility sublease	233,015	-

Changes in assets and liabilities:
Accounts receivable	1,132,754	591,191
Inventory	191,959	395,866
Due from factor	31,068	159,501
Prepaid expenses and other current assets	(152,309)	141,788
Prepaid royalties	63,487	830,533
Deposits and other assets	(41,871)	64,755
Accounts payable and accrued expenses	(2,257,735)	2,509,219
Deferred revenue	(15,685)	(89,339)
Net cash provided by (used in) operating activities	(95,838)	1,968,462

Cash flow from investing activities:
Purchase of property and equipment	(101,028)	(183,108)
Purchase of intangible assets	(21,526)	(227,599)
Proceeds from sale of fixed assets	573,574	750
Net cash provided by (used in) investing activities	451,020	(409,957)

Cash flow from financing activities:
Advances (payments) to factor	(10,415)	256,636
Payment of notes payable	(40,552)	(56,428)
Payment of capital lease obligations	(738,783)	(868,006)
Payment of related parties	-	(71,902)
Advances (payments) under line of credit	(1,000,000)	(748,673)
Net cash used in financing activities	(1,789,750)	(1,488,373)

Effect of exchange rate changes	(16,441)	212,586
Net increase (decrease) in cash and cash equivalents	(1,451,009)	282,718
Cash and cash equivalents, beginning of period	3,150,978	2,868,260
Cash and cash equivalents, end of period	$1,699,969	$3,150,978

(continued)

F-23

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

	Years Ended
	June 30,
	2013	2012

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$(1,671)	$27,894
Cash paid for interest	$89,411	$220,665

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of customer list through the issuance of common shares	$154,908	$-
Capital lease obligation incurred for purchase of equipment	$-	$375,722

See notes to consolidated financial statements

F-24

RESEARCH SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended June 30, 2013 and 2012

Note 1. Organization, Nature of Business and Basis of Presentation

Organization

Research Solutions, Inc. (the “Company”) was incorporated in the State of Nevada on November 2, 2006.  On March 4, 2013, the Company consummated a merger with DYSC Subsidiary Corporation, the Company’s wholly-owned subsidiary, pursuant to which the Company, in connection with such merger, amended its Articles of Incorporation to change its name to Research Solutions, Inc. (formerly Derycz Scientific, Inc.). Research Solutions, Inc. is a publicly traded holding company with three wholly owned subsidiaries: Reprints Desk, Inc., a Delaware corporation (“Reprints Desk”); Reprints Desk Latin America S. de R.L. de C.V, an entity organized under the laws of Mexico; and Techniques Appliquées aux Arts Graphiques, S.p.A. (“TAAG”), an entity organized under the laws of France.

Nature of Business

Our mission is to provide research solutions that facilitate the flow of information from the publishers of scientific, technical, and medical (“STM”) content to enterprise customers in life science and other research intensive organizations around the world. We provide customers with access to hundreds of thousands of newly published articles each year in addition to the tens of millions of existing articles that have been published in the past, helping them to identify the most useful and relevant content for their activities. In addition to serving end users of content, we also serve STM publishers by insuring compliance with applicable copyright laws. We have developed proprietary software and Internet-based interfaces that allow customers to find, electronically receive and legally use the content that is critical to their research.

We provide three types of solutions to our customers: research solutions, marketing solutions, and printing solutions.

Research Solutions

Researchers and regulatory personnel in life science and other research intensive organizations generally require single copies of published STM journal articles for use in their research activities. They place orders with us for the articles they need and we source and electronically deliver the requested content to them generally in under an hour. This service is known in the industry as “Single Article Delivery” or “Document Delivery.” We also obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. We have developed proprietary software and Internet-based interfaces that allow customers to initiate orders, manage transactions, obtain reporting, automate authentication, improve seamless connectivity to corporate intranets, and maximize the information resources they already own, or have access to via subscriptions or internal libraries, as well as organize workgroups to collaborate around scientific information. In some cases, our proprietary software allows us to fully automate the order fulfillment process. Our services alleviate the need for our customers to develop internal systems or contact multiple content publishers in order to obtain the content that is critical to their research.

Marketing Solutions

Marketing departments in life science and other research intensive organizations generally require large quantities of printed copies of published STM journal articles called “Reprints.” They generally supply Reprints to doctors who may prescribe their products and at conferences. We are responsible for the printing and delivery of Reprint orders, and we also obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. Whenever possible, we utilize TAAG for printing and logistics. Electronic copies, called “ePrints,” are also used for distribution through the Internet and other electronic mechanisms. We have developed proprietary ePrint software that increase the efficiency of our customers’ content purchases by transitioning from paper reprints to electronic ePrints, and by improving compliance with applicable copyright laws and promotional regulations within the life sciences industry.

F-25

Printing Solutions

Our printing solutions, exclusively performed by TAAG, our French operating subsidiary, include a variety of hard copy, professionally printed materials that are used for retail and marketing purposes, including Reprints, as well as regulatory sensitive marketing materials and clinical trial kits.

Liquidity

Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of June 30, 2013, we had an accumulated deficit of $13,992,238 and stockholders’ equity of $314,180. For our fiscal years ended June 30, 2013 and 2012, we earned net income of $191,922, and incurred net loss of $6,532,289, respectively. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may never sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to sustain or increase our profitability on a quarterly or annual basis.

North American Operations (Reprints Desk)

The Company believes that its current cash resources and cash flow from our North American operations will be sufficient to sustain current North American operations for the next twelve months. The Company expects to continue to produce cash from North American operating activities; however, there are no assurances that such results will be achieved. The Company is currently negotiating to renew the line of credit with SVB, however, if the line of credit is not renewed management believes it will not have a material effect on North American operations or liquidity.

TAAG (France)

The Company believes that its current cash resources and cash flow from TAAG may not be sufficient to sustain TAAG operations for the next twelve months. During the year ended June 30, 2013, TAAG earned net income from operations of $335,272, and at June 30, 2013, had a working capital deficiency of approximately $1,200,000. In addition, approximately $420,000 of payroll and VAT taxes were delinquent at June 30, 2013. Effective June 30, 2013, the Company contributed a loan receivable from TAAG totaling $1,009,115 to TAAG’s capital to improve TAAG’s liquidity. The Company’s line of credit with Silicon Valley Bank limits the amount of funding of TAAG to $50,000 and no additional financing for TAAG is in place. Revenue from TAAG has stabilized, however, significant net losses in prior years have been incurred.  Our overall strategy is to improve TAAG’s revenue, operations, and profitability.  As a result, we have, and continue to, perform financial and operational analysis on TAAG. We have replaced all executive and accounting management at TAAG and hired a new executive manager and engaged a professional accounting services firm to ensure these improvements, however, there is no assurance that such results will be achieved.  In the event that TAAG liquidates our exposure to creditors in France is limited to the assets of TAAG, with the exception of a $50,000 guarantee by the Company in favor of the landlord on the facility lease. In the event that TAAG liquidates we could lose a significant percentage of revenue, or all revenue, from TAAG.  As a result, during the year ended June 30, 2012, the Company determined that the recorded values of goodwill of $1,344,219 and intangible assets with a remaining net book value of $617,757 that arose upon the acquisition of TAAG were impaired.  Accordingly, during the year ended June 30, 2012, the Company recorded an impairment loss of $1,602,638 that represents the impairment of the goodwill and the unamortized value of intangible assets, offset by the elimination of the earnout liability of $359,338 which we estimate will no longer be payable.  In addition, the Company also recorded an income tax benefit of $350,000 to reduce the deferred tax liability recorded upon the acquisition of TAAG that was related to the intangible assets of TAAG written off in 2012.

F-26

Principles of Consolidation

The accompanying financial statements are consolidated and include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

These estimates and assumptions include estimates for reserves of uncollectible accounts, inventory obsolescence, analysis of impairments of recorded goodwill and intangibles, accruals for potential liabilities and assumptions made in valuing equity instruments issued for services or acquisitions.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less.

Fair value of financial instruments

Effective January 1, 2008, fair value measurements are determined by the Company's adoption of authoritative guidance issued by the Financial Accounting Standards Board (the “FASB”), with the exception of the application of the statement to non-recurring, non-financial assets and liabilities as permitted. Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3 – Unobservable inputs based on the Company's assumptions.

The Company is required to use observable market data if such data is available without undue cost and effort. The Company has no fair value items required to be disclosed as of June 30, 2013 or 2012.

Allowance for doubtful accounts

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.  The Company established an allowance for doubtful accounts of $211,743 and $163,455 as of June 30, 2013 and 2012, respectively.

F-27

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivable. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company does not anticipate incurring any losses related to these credit risks. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and intends to maintain allowances for anticipated losses, as required.

Cash denominated in Euros with a US Dollar equivalent of $393,093 and $763,462 at June 30, 2013 and 2012, respectively, was held in accounts at financial institutions located in Europe.

The following table summarizes accounts receivable concentrations:

	As of June 30,
	2013	2012
Customer A	11%	18%

The following table summarizes revenue concentrations:

	Twelve Months Ended June 30,
	2013	2012
Customer A	11%	11%
Customer B	14%	*

The following table summarizes vendor concentrations:

	Twelve Months Ended June 30,
	2013	2012
Vendor A	22%	*
Vendor B	16%	18%
Vendor C	11%	12%
Vendor D	*	13%

* Less than 10%

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 3 to 7 years. Leasehold improvements are amortized over the shorter of the useful lives of the related assets, or the lease term.  Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the consolidated statements of operations.

Goodwill and Intangible Assets

Management performs impairment tests of goodwill and indefinite-lived intangible assets at least annually, or whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred.

F-28

The Company accounts for acquisition of a business in accordance with guidance issued by the Financial Accounting Standards Board (the "FASB"), which may result in the recognition of goodwill. Goodwill is not amortized, rather, goodwill is assessed for impairment at least annually.  Management tests goodwill for impairment at the reporting unit level.  The Company has two reportable diverse geographical concentrations. The Company tests goodwill by using a two-step process. In the first step, the fair value of the reporting unit is compared with the carrying amount of the reporting unit, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss, if any.

The Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life.  If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified.  If the carrying value of assets is determined not to be recoverable, the Company records an impairment loss equal to the excess of the carrying value over the fair value of the assets.  The Company’s estimate of fair value is based on the best information available, in the absence of quoted market prices.  The Company generally calculates fair value as the present value of estimated future cash flows that the Company expects to generate from the asset using a discounted cash flow income approach as described above.  If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

As of June 30, 2013, the Company determined that there were no indicators of impairment of its recorded intangible assets.

During the year ended June 30, 2012, the Company determined that the recorded values of goodwill of $1,344,219 and intangible assets with a remaining net book value of $617,757 that arose upon the acquisition of TAAG were impaired.  Accordingly, during the year ended June 30, 2012, the Company recorded an impairment loss of $1,602,638 that represents the impairment of the goodwill and the unamortized value of intangible assets as of March 31, 2012, offset by the elimination of the earnout liability of $359,338 which the Company estimates will no longer be payable.  In addition, the Company also recorded an income tax benefit of $350,000 to reduce the deferred tax liability created upon the acquisition of TAAG that management determined was no longer necessary (See Note 3).

During the year ended June 30, 2012, the Company determined that the recorded value of goodwill of $233,385 that arose upon the acquisition of Pools Press was impaired.  Accordingly, during the year ended June 30, 2012, the Company recorded an impairment loss of $233,385 that represents the impairment of the goodwill (See Note 4).

In addition, during the year ended June 30, 2012, the Company determined that the recorded value of intangible assets related to intellectual property licenses were impaired. Accordingly, during the year ended June 30, 2012, the Company recorded an impairment loss of $688,138 that represents the unamortized value of intangible assets related to intellectual property licenses as of March 31, 2012 (See Note 6).

Revenue Recognition

The Company’s policy is to recognize revenue when services have been performed, risk of loss and title to the product transfers to the customer, the selling price is fixed or determinable, and collectability is reasonably assured. We generate revenue by providing three types of services to our customers: Single Article Delivery, Reprints and ePrints, and Printing and Logistics services.

F-29

Single Article Delivery

We charge a transactional service fee for the electronic delivery of single articles, and a corresponding copyright fee for the permitted use of the content. We obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. We have non-exclusive arrangements with numerous content publishers that allow us to distribute their content. Many of these publishers provide us with electronic access to their content, which allows us to electronically deliver single articles to our customers often in a matter of minutes. Even though Single Article Delivery services are charged on a transactional basis, customer order volume tends to be consistent from month to month in part due to consistent orders of larger customers that require the implementation of our services into their work flow. We also help customers connect to free content on the Internet when available. The Company recognizes revenue from Single Article Delivery services upon delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Reprints and ePrints

We charge a transactional fee for each Reprint or ePrint order and are responsible for printing and delivery of Reprint orders, and the electronic delivery and, in some cases, the electronic delivery mechanism of ePrint orders. We obtain the necessary permissions from the content publisher so that our customer’s use complies with applicable copyright laws. When possible, we obtain the right to print the order from the content publisher, and utilize TAAG for printing and logistics. Reprints and ePrints are charged on a transactional basis and order volume typically fluctuates from month to month based on customer marketing budgets and the existence of STM journal articles that fit customer requirements. The Company recognizes revenue from reprints and ePrints services upon shipment or electronic delivery to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Printing and Logistics Services

We charge a transactional fee for each order of hard copy printed material. We are responsible for printing and delivering the order. Printing and Logistics services are exclusively performed by TAAG. The Company recognizes revenue from printing services when the printed materials have been shipped to the customer only when the selling price is fixed or determinable, and collectability is reasonably assured.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in capital raising transactions, for services and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic 718 of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the Company's Statements of Operations.  The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with Topic 505 of the FASB Accounting Standards Codification, whereby the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete.  Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars, the functional currency of the Company. Capital accounts of foreign subsidiaries are translated into US Dollars from foreign currency at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rate as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. Although the majority of our revenue and costs are in US dollars, the revenues and costs of TAAG are in Euros. As a result, currency exchange fluctuations may impact our revenue and the costs of our operations. We currently do not engage in any currency hedging activities.

F-30

Net Income (Loss) Per Share

Basic net income per share is computed by dividing the net income by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include stock options and warrants. The dilutive effect of potentially dilutive securities is reflected in diluted net income per share if the exercise prices were lower than the average fair market value of common shares during the reporting period.

Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted net loss per common share is the same for all periods presented with a net loss because all warrants and stock options outstanding are anti-dilutive.

The calculation of basic and diluted net income (loss) per share is presented below:

	As of June 30,
	2013	2012
Numerator:
Net income (loss)	$191,922	$(6,532,289)

Denominator:
Weighted average shares outstanding (basic)	17,123,460	17,045,824
Effect of diluted securities	139,192	-
Weighted average shares outstanding (diluted)	17,262,652	17,045,824

Earnings loss per share:
Basic	$0.01	$(0.38)
Diluted	$0.01	$(0.38)

Income taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In March 2013, the FASB issued ASU 2013-05 Topic 830, “Foreign Currency Matters” (“ASU 2013-05”). ASU 2013-05 resolves the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, ASU 2013-05 applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. ASU 2013-02 became effective for the company prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material effect on the Company’s unaudited condensed consolidated financial statements.

F-31

The FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405), “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company’s unaudited condensed consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus the FASB Emerging Issues Task Force). ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carrforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current U.S. GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. The company does not expect the adoption of this standard to have a material impact on the Company’s unaudited condensed consolidated financial position and results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

Note 3. Impairment Loss Related to the Acquisition of TAAG

On March 31, 2011, the Company entered into an agreement with Fimmotaag, S.p.A. (“Fimmotaag”), a privately held company domiciled in France, pursuant to which the Company acquired 100% of the issued and outstanding common stock of TAAG in exchange for 336,921 shares of the Company’s common stock in addition to future payments payable at the option of Fimmotaag in cash or the Company’s common stock under the terms of the purchase agreement.

 During the year ended June 30, 2012, the Company determined that the recorded values of goodwill of $1,344,219 and intangible assets with a remaining net book value of $617,757 that arose upon the acquisition of TAAG were impaired due to continued net losses, and cash resources and cash flow that may not be sufficient to sustain operations.  Accordingly, during the year ended June 30, 2012, the Company recorded an impairment loss of $1,602,638 that represents the impairment of the goodwill and the unamortized value of intangible assets, offset by the elimination of the earnout liability of $359,338 which the Company estimates will no longer be payable.  In addition, during the year ended June 30, 2012, the Company also recorded an income tax benefit of $350,000 to reduce the deferred tax liability created upon the acquisition of TAAG that management determined was no longer necessary.

On March 28, 2013, the Company entered into a Settlement Agreement with Fimmotaag and its 2 principal owners (the “Settlement Agreement”), pursuant to which Fimmotaag agreed to return 336,921 shares of the Company’s common stock to the Company and to forego future payments payable to Fimmotaag by the Company pursuant to the terms of the agreement under which the Company acquired TAAG from Fimmotaag.

Note 4. Impairment Loss Related to the Acquisition of Pools Press

During the year ended June 30, 2012, the Pools Press subsidiary continued to have losses, and the Company merged the operations of Pools Press into Reprints Desk. At that time, the Company determined that it would no longer be practical to measure the operations of Pools Press. Accordingly, the Company determined that the recorded value of goodwill of $233,385 that arose upon the acquisition of Pools Press should be impaired based upon its prior losses.  Accordingly, during the year ended June 30, 2012, the Company recorded an impairment loss of $233,385 that represents the impairment of the goodwill.  Pools provided printing services, specializing in reprints, until operations were discontinued in June 2013.

F-32

Note 5. Property and Equipment

Property and equipment consists of the following as of June 30, 2013 and 2012:

	June 30, 2013	June 30, 2012
Computer equipment	$320,328	$296,492
Software	236,920	236,099
Printing equipment	1,206,908	1,953,791
Furniture and fixtures	162,028	169,696
Autos and vans	-	8,221
Total	1,926,184	2,664,299
Less accumulated depreciation	(1,094,953)	(1,369,782)
Net, Property and equipment	$831,231	$1,294,517

Printing equipment includes $1,104,271 and $1,637,743 of equipment under capital leases as of June 30, 2013 and 2012, respectively, and related accumulated depreciation of $541,087 and $768,625 in the same respective periods.

Depreciation expense for the years ended June 30, 2013 and 2012 was $499,440 and $784,933, respectively, with $26,976 and $68,658 recorded under cost of revenue in the same respective periods.

During the year ended June 30, 2013, the gain on sale of fixed assets consisted primarily of TAAG’s sale of printing equipment with a net book value of $37,322 for a gain of $457,544.

Note 6. Intangible Assets

Intangible assets consist of customer lists which are amortized over an estimated useful life of 2 years, and intellectual property licenses, which are amortized over an estimated useful life of 7 years.

As of June 30, 2013, the Company determined that there were no indicators of impairment of its recorded intangible assets.

During the year ended June 30, 2012, the Company determined that the value of intangible assets related to intellectual property licenses and intangible assets related to the acquisition of TAAG were impaired. Accordingly, the Company recorded an impairment loss of $688,138 that represents the unamortized value of intangible assets related to intellectual property licenses as of March 31, 2012. In addition, the Company recorded an impairment loss of $1,602,638 that represents goodwill and the unamortized value of intangible assets related to the acquisition of TAAG (Note 3).

On November 1, 2012, the Company purchased a customer list for 182,244 shares of common stock valued at approximately $200,000, and an earnout of up to 6.5% of revenue derived from the customer list over a two year period. The customer list is being amortized using an accelerated method that management presently estimates matches the utilization of the list over an estimated useful life of 2 years.

F-33

Intangible assets consist of the following as of June 30, 2013 and 2012:

	June 30, 2013	June 30, 2012
Customer lists	$415,302	$238,868
Intellectual property licenses	16,425	16,425
Total	431,727	255,293
Less accumulated amortization	(308,245)	(189,783)
Net, Intangible assets	$123,482	$65,510

Note 7. Line of Credit

The Company entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) on July 23, 2010, which as amended, provides for a $4,000,000 revolving line of credit that matures on October 31, 2013.  On February 8, 2012, the Company entered into an Amendment to the Loan and Security Agreement pursuant to which SVB waived our failure to comply with the minimum tangible net worth financial covenant set forth in the Loan Agreement for the compliance period ending December 31, 2011, the parties agreed to amend the minimum tangible net worth required for various periods in calendar year 2012, and the parties agreed that the principal amount outstanding under the revolving line shall accrue interest at the prime rate plus 2.5% for periods in which the Company maintains an account balance with SVB (less all indebtedness owed to SVB) of at least $800,000 at all times during the prior calendar month (the “Streamline Period”), and at the prime rate plus 4.5% when a Streamline Period is not in effect. The interest rate on the line of credit was 6.5% as of June 30, 2013.  The line of credit is secured by all of the Company’s and its subsidiaries’ assets, excluding TAAG’s assets.

The line of credit is subject to certain financial and performance covenants with which the Company was in compliance as of June 30, 2013.  The balance outstanding as of June 30, 2013 and 2012 was $0 and $1,000,000, respectively.  As of June 30, 2013 and 2012, approximately $2,000,000 and $1,875,000, respectively, of available credit was unused under the line of credit.

Note 8. Factor Agreements

The Company, through TAAG, has factoring agreements with ABN Amro (“ABN”) and Credit Cooperatif for working capital and credit administration purposes.  Under the agreements, the factors purchase trade accounts receivable assigned to them by the Company.  The accounts are sold (with recourse) at the invoice amount subject to a factor commission and other miscellaneous fees.  Trade accounts receivable not sold remain in the Company's custody and control and the Company maintains all credit risk on those accounts.

Under the agreement with ABN, the Company can borrow up to approximately $1,300,000 (Euro 1,000,000), limited to 40% of its trade accounts.  The factor fee is 0.26% of the customer invoice including VAT and interest is charged on the amount financed at the one month Euribor interest rate plus 1.2%. The interest rate under the agreement was 1.74% per annum at June 30, 2013. As of June 30, 2013 and 2012, $165,971 and $197,039 was due from ABN, respectively.

Under the agreement with Credit Cooperatif, the Company can borrow up to approximately $325,000 (Euro 250,000).  The factor fee is determined on a case by case basis and is not specified in the agreement. The fee charged for the obligations outstanding as of June 30, 2013 was approximately 5%. As of June 30, 2013 and 2012, $246,221 and $256,636 was due to Credit Cooperatif, respectively, that relate to funds paid to the Company not yet returned to the factor.

F-34

Note 9. Notes payable

In 2008, TAAG entered into a loan agreement to which outstanding borrowings amounted to $66,352 and $106,904, at June 30, 2013 and 2012, respectively.  The note requires quarterly principal and interest payments, bears interest at 6.11% percent per annum, is secured by all the assets of TAAG, and matures in September 2014.

Future principal payments under the note at June 30, 2013 are as follows:

Fiscal Year Ending June 30,	Amount
2014	$55,293
2015	11,059
Total future minimum principal payments	66,352
Less current portion	(55,293)
Long-term portion	$11,059

Note 10. Stockholders’ Equity

Stock Options

In December 2007, we established the 2007 Equity Compensation Plan (the “Plan”). The Plan was approved by our board of directors and stockholders. The purpose of the Plan is to grant stock and options to purchase our common stock to our employees, directors and key consultants. On November 15, 2012, the maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan increased from 1,500,000 to 3,000,000, as approved by our board of directors and stockholders. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. There were 1,187,829 shares available for grant under the Plan as of June 30, 2013. All current stock option grants are made under the 2007 Equity Compensation Plan.

The majority of awards issued under the Plan vest immediately or over three years, with a one year cliff vesting period, and have a term of ten years. Stock-based compensation cost is measured at the grant date, based on the fair value of the awards that are ultimately expected to vest, and recognized on a straight-line basis over the requisite service period, which is generally the vesting period.

The following table summarizes vested and unvested stock option activity:

	All Options		Vested Options		Unvested Options
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at June 30, 2011	1,439,000	$1.23	1,153,000	$1.24	286,000	$1.21
Granted	288,000	1.42	68,833	1.79	219,167	1.30
Options vesting	-	-	134,833	1.20	(134,833)	1.20
Exercised	-	-	-	-	-	-
Forfeited/Cancelled	(255,833)	1.21	(215,000)	1.25	(40,833)	1.02
Outstanding at June 30, 2012	1,471,167	1.27	1,141,666	1.27	329,501	1.29
Granted	387,898	1.19	183,898	1.14	204,000	1.24
Options vesting	-	-	193,333	1.25	(193,333)	1.25
Exercised	(85,333)	1.04	(85,333)	1.04	-	-
Forfeited/Cancelled	(80,834)	1.82	(80,834)	1.82	-	-
Outstanding at June 30, 2013	1,692,898	$1.24	1,352,730	$1.23	340,168	$1.29

F-35

The following table presents the assumptions used to estimate the fair values based upon a Black-Scholes option pricing model of the stock options granted during the years ended June 30, 2013 and 2012.

	Years Ended June 30,
	2013	2012
Expected dividend yield	0%	0%
Risk-free interest rate	0.67% - 1.08%	0.87% - 1.95%
Expected life (in years)	5 - 6	5 - 6
Expected volatility	130% - 133%	144% - 148%

The weighted average remaining contractual life of all options outstanding as of June 30, 2013 was 7.11 years. The remaining contractual life for options vested and exercisable at June 30, 2013 was 6.57 years. Furthermore, the aggregate intrinsic value of all options outstanding as of June 30, 2013 was $984,606, and the aggregate intrinsic value of options vested and exercisable at June 30, 2013 was $803,456, in each case based on the fair value of the Company’s common stock on June 30, 2013. The total fair value of options vested during the year ended June 30, 2013 was $323,776 and is included in selling, general and administrative expenses in the accompanying statement of operations.  As of June 30, 2013, the amount of unvested compensation related to these options was $283,099 which will be recorded as an expense in future periods as the options vest.

On July 20, 2012, a former employee exercised options to purchase 73,333 shares of the Company’s common stock on a cashless basis.  The Company issued 17,844 shares of common stock as a result of the exercise. In addition, on June 25, 2013, a former employee exercised options to purchase 12,000 shares of the Company’s common stock on a cashless basis.  The Company issued 3,922 shares of common stock as a result of the exercise.

Additional information regarding stock options outstanding and exercisable as of June 30, 2013 is as follows:

Option Exercise Price	Options Outstanding	Remaining Contractual Life (in years)	Options Exercisable
$1.00	347,000	5.91	347,000
1.02	287,000	7.08	287,000
1.07	53,898	9.30	33,898
1.15	278,000	9.61	150,000
1.25	32,000	9.63	-
1.30	263,000	8.68	131,500
1.50	380,000	4.56	380,000
1.85	24,000	9.89	-
3.00	15,000	7.54	12,500
3.05	10,000	7.62	8,332
3.65	3,000	7.73	2,500
Total	1,692,898		1,352,730

F-36

Warrants

The following table summarizes warrant activity:

	Number of Warrants	Weighted Average Exercise Price
Outstanding, June 30, 2011	2,894,684	$1.98
Granted	155,000	1.27
Exercised	(462,502)	1.35
Expired	(11,000)	1.50
Outstanding, June 30, 2012	2,576,182	2.06
Granted	-	-
Exercised	-	-
Expired	(200,009)	2.00
Outstanding, June 30, 2013	2,376,173	$2.06
Exercisable, June 30, 2012	2,576,182	$2.06
Exercisable, June 30, 2013	2,376,173	$2.06

The intrinsic value for all warrants outstanding as of June 30, 2013 was $190,667, based on the fair value of the Company’s common stock on June 30, 2013.

On July 1, 2011, the Company issued warrants to purchase an aggregate of 5,000 shares of the Company’s common stock to two consultants in exchange for services.  All of these warrants vested immediately and expire on July 1, 2016. 2,500 of the warrants have an exercise price of $3.50 per share, and 2,500 of the warrants have an exercise price of $4.00 per share. The fair value of the warrants, as calculated pursuant to the Black-Scholes option pricing model, was determined to be $8,614, and was charged to operations during the year ended June 30, 2012. The fair value of the warrants was calculated using the following assumptions: term of 5 years; expected volatility of 73%; no dividend yield, and risk-free interest rate of 0.92%.

On July 17, 2011, the Company agreed to extend to July 17, 2012 the expiration date of then outstanding warrants to purchase 200,009 shares of the Company’s common stock at an exercise price of $2.00 per share. The warrant holders agreed to relinquish the cashless exercise feature of the warrants in exchange for the extension of the expiration date. On July 17, 2011, the fair value of the warrant extension, as calculated pursuant to the Black-Scholes option pricing model, was determined to be $264,714, and was charged to operations during the year ended June 30, 2012. The fair value of the warrant extension was calculated using the following assumptions: term of 1 year; expected volatility of 73%; no dividend yield, and risk-free interest rate of 0.92%.

In October and December 2010, the Company issued warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock to two consultants for services to be rendered under consulting agreements with the Company. All of the consultant warrants have a four-year exercise term. Warrants to purchase 400,000 common shares, exercisable at $1.25 per share, vested immediately. Of the aggregate issuance, warrants to purchase 333,333 shares are exercisable at $1.75 per share and warrants to purchase 266,667 shares are exercisable at $2.25 per share, all of which vest over a one-year period. In the periods prior to July 1, 2011, the Company recorded $1,175,748 of compensation cost relating to the vesting of these warrants based on their fair value at the reporting date.  At September 30, 2011, the warrants fully vested and the Company determined that the fair value of the unvested warrants upon vesting was $727,910 as calculated using the Black Scholes option pricing model with the following assumptions; no dividend yield, risk free interest rate of 4.5%, expected volatility of 73%, and an expected term of the warrants of 4 years.  The fair value of $727,910 reflected a decrease of $447,838 from the fair value of $1,175,748 at June 30, 2011. As such the Company recognized a gain of $447,838 during the year ended June 30, 2012.

F-37

In November 2010, the Company issued to three members of the board of directors warrants to purchase an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $1.25 per share. Each of the warrants is subject to the following vesting schedule: 12,500 shares vested and became exercisable under the warrant on each of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011. Each warrant expires on November 5, 2015. The fair market value of the warrants upon issuance was $161,304 calculated using a Black-Scholes option pricing model with the following assumptions; no dividend yield, risk free interest rate of 4.5%, expected volatility of 73%, and an expected term of the warrants of 4 years.  Stock based compensation cost of $40,326 was recorded during the year ended June 30, 2012 for warrants vesting during the period.

On August 4, 2011, warrant holders exercised warrants to purchase 462,502 shares of the Company’s common stock on a cashless basis. The Company issued 246,928 shares of common stock as a result of those exercises.

On December 19, 2011, the Company issued to three members of the board of directors warrants to purchase an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $1.19 per share. All of the warrants vested immediately and expire on December 19, 2021. The fair market value of the warrants upon issuance was $161,773 calculated using a Black-Scholes option pricing model with the following assumptions; no dividend yield, risk free interest rate of 1.95%, expected volatility of 148%, and an expected term of the warrants of 5 years.  Stock based compensation cost of $161,773 was recorded during the year ended June 30, 2012 for the issuance of these warrants.

Additional information regarding warrants outstanding and exercisable as of June 30, 2013 is as follows:

Warrant Exercise Price	Warrants Outstanding	Remaining Contractual Life (in years)	Warrants Exercisable
$1.19	150,000	8.48	150,000
1.25	150,000	2.35	150,000
1.75	333,331	1.39	333,331
2.00	1,081,175	0.33	1,081,175
2.25	266,667	1.48	266,667
3.00	390,000	0.63	390,000
3.50	2,500	3.01	2,500
4.00	2,500	3.01	2,500
Total	2,376,173		2,376,173

Issuance of Common Stock

On May 20, 2013, the Company issued 33,913 shares of common stock to employees. The grant date fair value of these shares was $1.85 per share. The fair value of restricted stock awards is estimated by market price of our common stock on the date of grant. Stock based compensation expense for these awards was determined based on the grant date fair value applied to the total number of shares awarded. Stock based compensation expense of $62,787 was recorded during the year ended June 30, 2013 for these restricted stock awards, and, as of June 30, 2013, there was no associated unrecognized compensation expense.

F-38

Note 11. Contingencies and Commitments

  Operating Leases for Facilities

The Company leases executive offices in Encino, California in accordance with the terms of a non-cancelable operating lease agreement. The lease requires monthly payments between $4,820 and $5,115 through May 2015, and is being accounted for by the Company on a straight-line basis over the term of the lease.

The Company leases a printing facility, of which operations were discontinued in June 2013, in Northbrook, Illinois in accordance with the terms of a non-cancelable operating lease agreement. The lease requires monthly payments between $8,250 and $8,500 through May 2016, and is being accounted for by the Company on a straight-line basis over the term of the lease. In addition to monthly rentals, the lease requires the payment of real estate taxes and maintenance. On March 24, 2013, we entered into an agreement to sublease the facility to a third party effective April 1, 2013. The sublease calls for monthly rental proceeds of $4,265 from June 2013 to August 2013, and $6,300 from September 2013 to May 2016. The amount of the expected rental proceeds from the sublease will be $233,015 less than the amount the Company is contractually obligated to pay under the lease agreement. The deficiency of the expected sublease income over the remaining contractual rent liability was recorded as loss on facility sublease during the year ended June 30, 2013.

TAAG leases a printing facility and offices in France, in accordance with the terms of a non-cancelable operating lease agreement. The lease, as amended, requires monthly payments of approximately $20,000 (€15,417) through December 2019. The Company has guaranteed approximately $50,000 (€40,000) in favor of the landlord in connection with the lease.

The Company leases offices in Monterrey, Mexico in accordance with the terms of a non-cancelable operating lease agreement. The lease requires monthly payments of approximately $1,300 (18,000 Mexican pesos) through July 2013, and is being accounted for by the Company on a straight-line basis over the term of the lease.

Rent, including real estate taxes, for the years ended June 30, 2013 and 2012 was $559,659 and $468,642, respectively.

F-39

Capital Leases for Equipment

As of June 30, 2013, the Company also has four non-cancelable leases for printing machinery and equipment that are accounted for as capital leases, with aggregate monthly capital lease payments of approximately $27,500, including interest at rates between 4.75% and 5.9% per annum, through September 2016.

Annual future minimum lease payments under operating leases for facilities, net of sublease income, and capital leases for equipment as of June 30, 2013 are as follows:

Fiscal Year Ending June 30,	Operating Leases for Facilities, Net of Sublease Income	Capital Leases for Equipment
2014	$398,351	$328,116
2015	392,827	325,306
2016	331,177	89,925
2017	271,700	22,481
2018	271,700	-
Thereafter	407,550	-
Total minimum lease payments	$2,073,305	$765,828
Amounts representing interest		(51,322)
Total principal payments		714,506
Less: current portion		(221,461)
Long term portion		$493,045

Legal Proceedings

The Company is involved in legal proceedings in the ordinary course of its business. Although management of the Company cannot predict the ultimate outcome of these legal proceedings with certainty, it believes that the ultimate resolution of the Company’s legal proceedings, including any amounts it may be required to pay, will not have a material effect on the Company’s consolidated financial statements.

On March 28, 2013, the Company entered into a Settlement Agreement with Fimmotaag and its 2 principal owners (the “Settlement Agreement”), pursuant to which Fimmotaag agreed to return 336,921 shares of the Company’s common stock to the Company and to forego future payments payable to Fimmotaag by the Company pursuant to the terms of the agreement under which the Company acquired TAAG from Fimmotaag. The 2 principal owners of Fimmotaag also agreed to pay 285,000 Euros that they personally guaranteed to TAAG’s landlord, of which TAAG will reimburse them 100,000 Euros. As a condition of the settlement, the Company placed 100,000 Euros in escrow, which will be applied to their share of the settlement, and has been recorded as a prepaid asset at June 30, 2013. The Settlement Agreement resolves the suit filed within the Commercial Court of Evry, France, by the Company in February 2013 against Fimmotaag and its 2 principal owners.  The Company retired the returned shares in April 2013.

F-40

Note 12. Income Taxes

The provision for income taxes consists of the following for the years ended June 30, 2013 and 2012:

	June 30, 2013	June 30, 2012
Current
Federal	$-	$-
State	(1,671)	27,894
Deferred
Federal	-	-
Foreign	-	(350,000)
State	-	-
Provision for income tax expense (benefit)	$(1,671)	$(322,106)

During the year ended June 30, 2013, the Company recorded an income tax benefit of $1,671 as a result of refunds of prior years’ state income tax payments. During the year ended June 30, 2012, the Company recorded an income tax benefit of $350,000 to reduce the deferred tax liability recorded upon the acquisition of TAAG that was related to the intangible assets of TAAG written off in 2012.

  The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

	Years Ended June 30,
	2013	2012
Federal income tax rate	34.0%	(34.0)%
State tax, net of federal benefit	(5.0)%	(5.0)%
Permanent differences	625.0%	64.0%
Effect of reversal of deferred tax liability	-%	(4.7)%
Change in valuation allowance	(655.0)%	(25.0)%
Other	-%	-%
Effective income tax rate	(1.0)%	(4.7)%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at June 30, 2013 and 2012 are as follows:

	June 30, 2013	June 30, 2012
Deferred tax assets:
Federal net operating loss carryforward	$2,440,048	$2,369,983
State net operating loss carryforward	526,613	509,556
Intangibles amortization	235,956	212,680
Stock based compensation	731,316	599,884
Other	98,602	64,602
Total deferred tax assets	4,032,535	3,756,705
Deferred tax liability
Intangible Assets	-	-
Fixed asset depreciation	22,022	(1,566)
Net deferred tax assets	4,054,557	3,755,139
Less valuation allowance	(4,054,557)	(3,755,139)
	$-	$-

F-41

The Company has provided a valuation allowance on the deferred tax assets at June 30, 2013 and 2012 to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.  The net change in the valuation allowance for the year ended June 30, 2013 was an increase of $299,418.

At June 30, 2013 and 2012, the Company had federal net operating loss (“NOL”) carryforwards of approximately $7,200,000 and $7,000,000, respectively, and state NOL carryforwards of approximately $5,700,000 and $5,500,000, respectively. Federal NOLs could, if unused, expire in 2030. State NOLs, if unused, could expire in 2020.

Effective January 1, 2007, the Company adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of June 30, 2013 and 2012, the Company did not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2008.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of June 30, 2013 and 2012, the Company has no accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2008 through 2013 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Note 13. Geographical Information

As of June 30, 2013, the Company had two reportable diverse geographical concentrations:  North American Operations and TAAG, which operates in France.  Information related to these operating segments, net of eliminations, consists of the following for the periods below:

	Year Ended June 30, 2013		Year Ended June 30, 2012
	North American Operations	TAAG (France)	North American Operations	TAAG (France)

Revenue	$35,197,927	$10,300,599	$31,073,984	$11,744,557
Cost of revenue	29,808,254	6,140,126	27,677,462	7,100,845
Selling, general and administrative expenses	4,913,365	3,926,063	5,722,829	4,999,492
Depreciation and amortization	235,860	355,062	364,547	1,091,583
Impairment loss related to the acquisition of TAAG	-	-	-	1,602,638
Impairment loss on intangible assets related to intellectual property licenses	-	-	688,138	-
Impairment loss related to the acquisition of Pools Press	-	-	223,385	-
Loss on facility sublease	233,015	-	-	-
(Gain) loss on sale of fixed assets	(20,980)	(455,924)	315	-
Income (loss) from operations	$28,413	$335,272	$(3,602,692)	$(3,050,001)

F-42

	As of June 30, 2013		As of June 30, 2012
	North American Operations	TAAG (France)	North American Operations	TAAG (France)

Current assets	$5,536,474	$2,147,249	$7,765,813	$2,635,878
Property and equipment, net	189,596	641,635	300,831	993,686
Intangible assets, net	123,482	-	65,510	-
Other non-current assets	9,712	276,361	27,155	217,047
Total assets	$5,859,264	$3,065,245	$8,159,309	$3,846,611

Current liabilities	$4,732,746	$3,373,479	$7,468,482	$4,105,377
Long term liabilities	-	504,104	-	866,625
Equity	1,126,518	(812,338)	690,827	(1,125,391)
Total liabilities and equity	$5,859,264	$3,065,245	$8,159,309	$3,846,611

Note 14. Subsequent Events

On September 6, 2013, the Company issued 150,833 shares of restricted stock to employees. These shares vest over a three year period, with a one year cliff vesting period, and remain subject to forfeiture if vesting conditions are not met. The aggregate value of the stock award was $271,499 based on the market price of our common stock of $1.80 per share on the date of grant, which will be amortized over the three years vesting period.

On September 6, 2013, the Company granted an employee options to purchase 30,000 shares of the Company’s common stock at an exercise price of $1.80 per share.  These shares vest over a three year period, with a one year cliff vesting period. The options expire on September 6, 2023. The aggregate fair value of the options was approximately $40,000 which will be amortized over the three years vesting period.

On September 23, 2013, the Company granted employees options to purchase 160,050 shares of the Company’s common stock at an exercise price of $1.80 per share.  These shares vest over a three year period, with a one year cliff vesting period. The options expire on September 23, 2023. The aggregate fair value of the options was approximately $213,500 which will be amortized over the three years vesting period.

The Company failed to comply with the July 2013 minimum tangible net worth financial covenant set forth in the Loan and Security Agreement, as amended, with SVB. On September 18, 2013, SVB agreed to waive and reset the tangible net worth financial covenant from July 2013 through maturity on the line of credit.

In September 2013, TAAG terminated its factoring agreement with ABN and entered into a new factoring agreement with Natixis. The terms of the new agreement are substantially the same to that of the old agreement.

F-43

[●] Shares

Common Stock

PROSPECTUS

Aegis Capital Corp

Through and including [●], 2014 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$	*
FINRA filing fee		*
NASDAQ Capital Market listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Blue sky fees and expenses (including legal fees)		*
Transfer agent and registrar fees		*
Printing and engraving		*
Miscellaneous		*
Total	$	*

*	To be filed by amendment.

ITEM 14. Indemnification of Directors and Officers

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Amended and Restated Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Amended and Restated Bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have not entered into separate indemnification agreements with our directors and executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

ITEM 15. Recent Sales of Unregistered Securities

Stock Option, Warrants and Common Stock Issuances as Consideration for Services

On July 1, 2011, we issued warrants to purchase 5,000 shares of common stock as consideration for services. Of the warrants issued, 2,500 of the warrants have an exercise price of $3.50 and 2,500 have an exercise price of $4.00.

On December 19, 2011, we issued to three members of the board of directors, as compensation for their service on the board, warrants to purchase an aggregate of 150,000 (50,000 each) shares common stock at an exercise price of $1.19 per share. All of the warrants vested immediately and expire on December 19, 2021.

Financing, Exchanges and Modifications

During November and December 2010, we issued an aggregate of 993,675 common stock purchase warrants as an inducement for the cash exercise of our December 2006 warrants. The inducement warrants have an exercise price of $2.00 and expire on November 17, 2013.

On February 14, 2011, we sold 1,200,000 units at $2.50 per unit to accredited and/or institutional investors. The units consist of one share of common stock and a one-quarter common stock purchase warrant with an exercise price of $3.00 per share. Additionally, we issued the placement agent 90,000 common stock purchase warrants with the same terms as the investor warrants.

On July 17, 2011, we agreed to extend to July 17, 2012 the expiration date of outstanding warrants to acquire 200,009 shares of common stock at an exercise price of $2.00 per share. The warrant holders agreed to relinquish the cashless exercise feature of the warrants in exchange for the extension of the expiration date.

On December 6, 2013, we issued 2,748 shares of common stock valued at $5,222 to a consultant for services rendered.

Asset Purchases and Acquisitions

On March 31, 2011, we issued 336,921 shares of common stock in connection with the acquisition of TAAG.

The registrant believes the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act as transactions not involving a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had adequate access, through their relationships with the registrant, to information about the registrant. The sales of these securities were made without any general solicitation or advertising.

ITEM 16.                Exhibits and Financial Statement Schedules

(a)           Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b)           Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

II-2

ITEM 17.                Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on April 4, 2014.

RESEARCH SOLUTIONS, INC.

By:	/s/ Peter Victor Derycz
Peter Victor Derycz
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Victor Derycz and Alan Louis Urban, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Victor Derycz	Chief Executive Officer (Principal	April 4, 2014
Peter Victor Derycz	Executive Officer) and Chairman of the Board of Directors

/s/ Alan Louis Urban	Chief Financial Officer (Principal	April 4, 2014
Alan Louis Urban	Financial and Accounting Officer) and Secretary

/s/ Janice Peterson	Director	April 4, 2014
Janice Peterson

/s/ Merrill McPeak	Director	April 4, 2014
Merrill McPeak

	Director	April 4, 2014
Scott Ogilvie

/s/ Gregory Seuss	Director	April 4, 2014
Gregory Seuss

II-4

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
2.1	Share Exchange Agreement between Research Solutions, Inc. and Reprints Desk Inc. dated November 13, 2006.(1)
2.2	English translation of Purchase Agreement executed by Research Solutions, Inc.(2)
2.3	English translation of Amendment to Purchase Agreement executed by Research Solutions, Inc.(2)
3.1.1	Articles of Incorporation.(1)
3.1.2	Articles of Merger Effective March 4, 2013.(14)
3.2	Amended and Restated Bylaws.(15)
4.1	Form of Warrant.(1)
4.2	Form of Common Stock Purchase Warrant dated October 29, 2010 (exercise price of $1.25).(3)
4.3	Form of Common Stock Purchase Warrant dated October 29, 2010 (exercise price of $1.75).(3)
4.4	Form of Common Stock Purchase Warrant dated November 5, 2010.(4)++
4.5	Form of Common Stock Purchase Warrant dated November 17, 2010.(5)
4.6	Form of Common Stock Purchase Warrant dated December 21, 2010 (exercise price of $1.75).(6)
4.7	Form of Common Stock Purchase Warrant dated December 21, 2010 (exercise price of $2.25).(6)
4.8	Form of Common Stock Purchase Warrant dated February 15, 2011.(7)
4.9	Form of Representative’s Warrant.*
5.1	Opinion of Stubbs Alderton & Markiles, LLP.*
10.1	Employment Agreement dated July 1, 2010, between Research Solutions, Inc., Reprints Desk, Inc. and Peter Victor Derycz.(8)++
10.2	Employment Agreement dated July 1, 2010, between Research Solutions, Inc., Reprints Desk, Inc. and Janice Peterson.(9)++
10.3	Employment Agreement dated July 1, 2010, between Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg.(10)++
10.4	Employment Agreement dated November 3, 2011, between Research Solutions, Inc., Reprints Desk, Inc. and Alan Louis Urban.(11)++
10.5	Office Lease dated March 16, 2012, between Research Solutions, Inc. and 5435 Balboa, LLC.(12)
10.6	Facility Lease dated April 25, 2011, between Pools Press, Inc. and 3455-85 Commercial, LLC.(18)
10.7	Facility Lease dated December 30, 2008, between Techniques Appliquées aux Arts Graphiques, S.p.A. and Burobuotic.(18)
10.8	Amendment to Employment Agreement dated July 1, 2012, between Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg.(18)++
10.9	Settlement Agreement dated March 28, 2013, among Research Solutions, Inc., Techniques Appliquées aux Arts Graphiques, S.p.A., Fimmotaag, S.p.A., Patrice Chambin, and Mario Vendemiati.(16)
10.10	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Peter Victor Derycz.(19)++
10.11	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Janice Peterson.(19)++
10.12	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg.(19)++
10.13	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Alan Louis Urban.(19)++
10.14	Loan and Security Agreement dated July 23, 2010, between Silicon Valley Bank, Research Solutions, Inc., Reprints Desk, Inc. and Pools Press, Inc.(20)
10.15	Amendment to Loan and Security Agreement dated October 31, 2011, between Silicon Valley Bank, Research Solutions, Inc., Reprints Desk, Inc. and Pools Press, Inc.(21)
10.16	Amendment to Loan and Security Agreement dated February 8, 2012, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.(22)
10.17	Amendment to Loan and Security Agreement dated September 18, 2013, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.

EX-1

10.18	Amendment to Loan and Security Agreement dated October 31, 2013, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.(23)
10.19	Amendment to Loan and Security Agreement dated March 29, 2014, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.
10.20	Factoring Contract No. 66890 dated May 3, 2013, between Natixis Factor, SA and Techniques Appliquees aux Arts Graphiques, S.p.A.
10.21	Master Assignment Agreement for Professional Debts dated August 20, 2009, between Credit Cooperatif and Techniques Appliquees aux Arts Graphiques, S.p.A.
21.1	List of Subsidiaries.(19)
23.1	Consent of Independent Registered Pubic Accounting Firm.
23.2	Consent of Stubbs Alderton & Markiles, LLP. (see Exhibit 5.1 above)
99.1	2007 Equity Compensation Plan.(13)++
99.2	Amendment No. 1 to 2007 Equity Compensation Plan.(17)++

*	To be filed by amendment.
++	Indicates management contract or compensatory plan.
(1)	Incorporated by reference to the filing of such exhibit with the registrant’s Registration Statement on Form SB-2 filed on December 28, 2007.
(2)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on April 4, 2011.
(3)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on November 12, 2010.
(4)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on November 12, 2010.
(5)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on November 19, 2010.
(6)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K/A filed on January 10, 2011.
(7)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on February 16, 2011.
(8)	Incorporated by reference to Exhibit 10.3 to the registrant’s Annual Report on Form 10-K filed on September 28, 2010.
(9)	Incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K filed on September 28, 2010.
(10)	Incorporated by reference to Exhibit 10.5 to the registrant’s Annual Report on Form 10-K filed on September 28, 2010.
(11)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 9, 2011.
(12)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 6, 2012.
(13)	Incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form SB-2 filed on December 28, 2007.
(14)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 6, 2013.
(15)	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on October 17, 2012.
(16)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on May 15, 2013.
(17)	Incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement filed on October 29, 2102.
(18)	Incorporated by reference to the filing of such exhibit with the registrant’s Annual Report on Form 10-K filed on September 28, 2012.
(19)	Incorporated by reference to the filing of such exhibit with the registrant’s Annual Report on Form 10-K filed on September 30, 2013.
(20)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 28, 2010.
(21)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on November 14, 2011.
(22)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on February 14, 2012.
(23)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 7, 2013.

Ex-2